As filed with the Securities and Exchange Commission on December 3, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERPACE BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	22-2919486
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

Morris Corporate Center 1, Building C

300 Interpace Parkway

Parsippany, New Jersey 07054

(855) 776-6419

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas W. Burnell

President, Chief Executive Officer and Director

Morris Corporate Center 1, Building C

300 Interpace Parkway

Parsippany, New Jersey 07054

(855) 776-6419
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Merrill M. Kraines, Esq.

Troutman Pepper Hamilton Sanders LLP

875 Third Avenue

New York, NY 10022

Tel: (212) 808-2711

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Nontransferable Subscription Rights to purchase Common Stock (1)	N/A	(2)	N/A	(2)
Common stock, par value $0.001 per share, issuable upon exercise of Subscription Rights (1)	$30,000,000	(3)	$2,781.00	(4)
TOTAL	$30,000,000		$2,781.00

(1)	This Registration Statement relates to: (a) non-transferable Subscription Rights to purchase Common Stock of the Registrant, which Subscription Rights are to be issued to holders of the Registrant’s Common Stock on a pro rata basis without consideration; and (b) the shares of the Registrant’s Common Stock issuable upon the exercise of such non-transferable Subscription Rights pursuant to the Rights Offering.

(2)	The Subscription Rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the Subscription Rights being offered hereby since the Subscription Rights are being registered in the same Registration Statement as the Common Stock underlying the Subscription Rights.

(3)	Represents the estimated gross proceeds from the assumed exercise of all Subscription Rights.

(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission of which this prospectus forms a part is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 3, 2021

PRELIMINARY PROSPECTUS

Up to [●] Shares of Common Stock

Issuable Upon the Exercise of Rights to Subscribe for such Shares at $[●] per Share

Interpace Biosciences, Inc. (the “Company”, “we”, “us” or “our”) is distributing to holders of our common stock, par value $0.01 per share, at no charge on a pro rata basis, non-transferable Subscription Rights (“Subscription Rights”) to purchase shares of our common stock. We refer to the offering that is the subject of this prospectus as the “Rights Offering.” In the Rights Offering, you will receive one Subscription Right for each share of common stock owned at 5:00 p.m., New York City Time, on [●], 2021, the record date of the Rights Offering (the “Record Date”). The holders of our Series B convertible preferred stock, par value $0.01 per share (“Series B Preferred Stock”), have waived their right to receive Subscription Rights.

For each Subscription Right held, you will be entitled to purchase one share of common stock (“Basic Subscription Right”) at a subscription price per share of $[●] (the “Subscription Price”). If the Rights Offering is not fully subscribed and you fully exercise your Subscription Rights, you will be entitled to exercise an over-subscription privilege to purchase additional shares of common stock that are not subscribed for by other Subscription Rights holders under the Rights Offering, such privilege being referred to as the “Over-Subscription Privilege.” Both the Basic Subscription Right and the Over-Subscription Privilege are collectively referred to as the “Subscription Rights.” The Subscription Rights will be a new issue of non-transferable securities with no prior trading market. We do not intend to list the Subscription Rights for trading on any securities exchange or recognized trading system.

The maximum aggregate number of shares of common stock listed on this cover page and elsewhere in this prospectus are based on [●] shares of common stock outstanding as of the Record Date.

The Subscription Rights will expire if they are not exercised before 5:00 p.m., New York City Time, on [●], unless the Rights Offering is extended or earlier terminated by us in our sole discretion (as it may be so extended, or earlier terminated, the “Expiration Date”); provided, however, that we may not extend the Expiration Date by more than 30 calendar days past the original Expiration Date. If you exercise your Subscription Rights, you may revoke such exercise before the Expiration Date by following the instructions herein. If the Expiration Date is extended, you may revoke your exercise of Subscription Rights at any time before 5:00 p.m., New York City Time, on the final Expiration Date as so extended. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable thereafter without interest or deduction.

We intend to enter into a standby purchase agreement (the “Standby Purchase Agreement”) with Peter H. Kamin and certain of his affiliates (“together, the “Investors”), including 3K Limited Partnership (the “Standby Purchaser”), pursuant to which, and subject to the terms and conditions thereof, the Investors will agree to subscribe for their pro-rata share of the Rights Offering. We also expect the Standby Purchaser to agree to purchase, in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), all shares of common stock that are not subscribed for at the expiration of the Rights Offering to the extent that other holders elect not to exercise all of their respective Subscription Rights (the “Standby Purchase Commitment”) at a price per share equal to the Subscription Price less $0.15. The Investors as a group beneficially owned approximately 18.7% of our common stock as of the Record Date. Upon the closing of the Rights Offering, the Company expects to pay the Standby Purchaser $750,000 for its guarantee of the Rights Offering. In light of the Standby Purchase Commitment, we anticipate that we will receive aggregate gross proceeds of at least $[●] million if the Rights Offering is completed, whether or not any of the holders, other than the Investors, exercise their Subscription Rights. Pursuant to the Standby Purchase Agreement, we also expect to grant the Standby Purchaser the right to designate a candidate for our board of directors and will cause our board of directors to appoint such candidate, effective as of the closing of the Rights Offering, and to nominate and recommend such candidate for each subsequent election; provided that the Standby Purchaser (together with its affiliates), at the time of such appointment or nomination, then holds shares of our common stock representing at least five percent (5.0%) of our fully-diluted shares of common stock (assuming the conversion of all outstanding convertible securities).

American Stock Transfer & Trust Company, LLC, our transfer agent, will serve as the subscription agent (the “Subscription Agent”) for the Rights Offering, and Broadridge Corporate Issuer Solutions, Inc. will serve as the information agent (the “Information Agent”) for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and hold shares through a broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “Description of the Rights Offering.”

Our common stock is currently quoted on the OTCQX market of the OTC Markets Group, Inc. (“OTC”) under the symbol “IDXG.” On December 2, 2021, the last reported sale price of our common stock was $7.26 per share. There is no established public trading market for the Subscription Rights, and we do not intend to list or quote the Subscription Rights on any securities exchange or recognized trading system. You are urged to obtain a current price quote for our common stock before exercising your Subscription Rights.

The exercise of your Subscription Rights and investment in our securities involves a high degree of risk. You should carefully read the Risk Factors beginning on page 17, as well as the risk factors in any document we incorporate by reference into this prospectus before you make a decision as to the exercise of your Subscription Rights.

	Per Share		Total
Subscription Price	$	[●]	$	[●]	(1)

(1) Before deducting estimated expenses of approximately $[●].

Our board of directors is not making any recommendation regarding whether you should exercise your Subscription Rights.

This is not an underwritten offering. The Subscription Rights are being offered directly by us without the services of an underwriter or selling agent.

Upon completion of the Rights Offering, stockholders who do not fully exercise their Subscription Rights will own a smaller proportional interest in the Company than if they had timely and fully exercised their Subscription Rights.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We will not be required to issue to you shares of our common stock pursuant to the exercise of Subscription Rights in the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the Rights Offering expires, you have not obtained such clearance or approval.

We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. We are not soliciting, selling or accepting any offers to participate in our Rights Offering in any jurisdictions where such actions are prohibited. No offers to purchase any shares of our common stock are made to Subscription Rights holders who are residents of such jurisdictions, and we will not sell or accept offers for the purchase of our common stock from such Subscription Rights holders. The distribution of the Subscription Rights and the offer and sale of the shares of common stock issuable upon exercise of the Subscription Rights is not registered or otherwise qualified in California. Accordingly, the Rights Offering is not available to residents of California.

We intend to issue the shares of common stock to each subscriber by book-entry credit as soon as practicable after completion of the Rights Offering; however, there may be a delay between the Expiration Date and the date and time that the shares are issued and delivered to you or your nominee, as applicable.

The date of this prospectus is                                             , 2021.

You should rely only on the information contained in this prospectus or in any prospectus supplement or free-writing prospectus or any amendment hereto or thereto. We have not authorized anyone to provide you with additional or different information from that contained in this prospectus or in any prospectus supplement or free-writing prospectus or any amendment hereto or thereto. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any exercise of the Subscription Rights. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read carefully the entirety of this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision.

As permitted under the rules of the U.S. Securities and Exchange Commission, or the “SEC,” this prospectus incorporates important business information about Interpace Biosciences, Inc. that is contained in documents that we file with the SEC, but that is not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as from other sources. See the sections in this prospectus under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase our securities, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The distribution of this prospectus and the Rights Offering and the sale of our securities in certain jurisdictions may be restricted by law. This prospectus does not constitute an offer of, or a solicitation of an offer to buy, any of our securities in any jurisdiction in which such offer or solicitation is not permitted. No action is being taken in any jurisdiction outside the United States to permit an offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to those jurisdictions.

References in this prospectus to “Interpace,” the “Company,” “we,” “us,” “our,” or “its,” unless the context otherwise requires, refer to Interpace Biosciences, Inc., a Delaware corporation, together with its consolidated subsidiaries, and references in this prospectus to the “Board of Directors” or “Board,” unless the context otherwise requires, refer to the Board of Directors of Interpace Biosciences, Inc.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements,” as such term is used within the meaning of the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not based on historical fact and involve assessments of certain risks, developments, and uncertainties in our business looking to the future. Such forward-looking statements can be identified by the use of terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “intend,” “continue,” or “believe,” or the negatives or other variations of these terms or comparable terminology. Forward-looking statements may include projections, forecasts, or estimates of future performance and developments. Forward-looking statements contained in this prospectus are based upon assumptions and assessments that we believe to be reasonable as of the date of this prospectus. Whether those assumptions and assessments will be realized will be determined by future factors, developments, and events, which are difficult to predict and may be beyond our control. Actual results, factors, developments, and events may differ materially from those we assumed and assessed. Risks, uncertainties, contingencies, and developments, including those identified in the “Risk Factors” section of this prospectus and in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, could cause our future operating results to differ materially from those set forth in any forward-looking statement. We cannot assure you that any such forward-looking statement, projection, forecast or estimate contained can be realized or that actual returns, results, or business prospects will not differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

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QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about the Rights Offering. The answers are based on selected information from this prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This prospectus contains more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, our common stock and our business.

Why are we conducting the Rights Offering?

The purpose of the Rights Offering is to increase our liquidity position and to provide funds for our anticipated growth. The proceeds of the Rights Offering will be used for general corporate and working capital purposes. See “Use of Proceeds.”

What is the Rights Offering?

We are distributing, at no charge and on a pro rata basis, to all holders of our common stock as of the Record Date, non-transferable Subscription Rights to purchase shares of common stock. For each Subscription Right held, you will receive one Basic Subscription Right to purchase one share of common stock at the Subscription Price of $[●] per share and an Over-Subscription Privilege to subscribe for additional shares at the Subscription Price. In the Rights Offering, you will receive one Basic Subscription Right for each share of common stock owned at 5:00 p.m., New York City Time, on the Record Date.

The common stock to be issued in the Rights Offering, like our existing shares of common stock, will be quoted on the OTCQX market of the OTC under the symbol “IDXG” and will not be listed for trading on a national securities exchange. The Subscription Rights to be issued in the Rights Offering will not be listed for trading or quoted on any securities exchange or recognized trading system.

The maximum aggregate number of shares of common stock listed on the cover page and elsewhere in this prospectus are based on [●] shares of common stock outstanding as of the Record Date.

The Subscription Rights will expire if they are not exercised before 5:00 p.m., New York City Time, on the Expiration Date unless the Rights Offering is extended or earlier terminated by us in our sole discretion; provided, however, that we may not extend the Expiration Date by more than 30 calendar days past the original Expiration Date. We will not be required to issue additional shares of common stock to you if the Subscription Agent receives your Subscription Rights certificate or your subscription payment after that time.

What is the Basic Subscription Right?

Each Subscription Right gives the holder the opportunity to purchase one share of our common stock at the Subscription Price of $[●] per share. Each holder as of 5:00 p.m., New York City time, on the Record Date, will be granted one (1) Subscription Right for each one (1) share of our common stock owned at that time. Each Subscription Right carries with it a Basic Subscription Right and an Over-Subscription Privilege, as described below.

Is there an Over-Subscription Privilege?

Yes. If, and only if, you fully exercise your Basic Subscription Rights, you will also be able to exercise an Over-Subscription Privilege, which will allow you to purchase additional shares of common stock that remain unsubscribed at the expiration of the Rights Offering, subject to the availability and pro rata allocation of shares among stockholders exercising this Over-Subscription Privilege. You must state your intention to exercise your Over-Subscription Privilege at the same time that you exercise your Basic Subscription Rights. The shares sold through the Over-Subscription Privilege will be sold at the same Subscription Price applicable to the Basic Subscription Rights. See the section in this prospectus under the caption “Description of the Rights Offering—Pro Rata Allocation.”

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What if there is an insufficient number of shares to satisfy the Over-Subscription Privilege requests?

If there is an insufficient number of shares of our common stock available to fully satisfy all of the Over-Subscription Privilege requests, holders who exercise their Over-Subscription Privilege will receive the available shares pro rata based on the number of shares each holder has subscribed for under the Over-Subscription Privilege. Any excess subscription payments will be returned by mail, without interest or deduction, within ten (10) business days after the expiration of the Rights Offering.

How do I exercise my Subscription Rights?

If you are a record holder of our common stock and wish to participate in the Rights Offering, you must deliver to the Subscription Agent, prior to the Expiration Date, all of the following, which the Subscription Agent must receive (and funds must clear) before 5:00 p.m., New York City Time, on [●], which is [●] ([●]) calendar days after the date of this prospectus:

●	Your payment for exercise of the Subscription Rights. See the section in this prospectus under the caption “Description of the Rights Offering—Payment Method”; and
●	Your completed and fully executed Subscription Rights Certificate.

If you cannot deliver your Subscription Rights Certificate to the Subscription Agent before 5:00 p.m., New York City Time, on the Expiration Date, you may use the procedures for guaranteed delivery as described in “Description of the Rights Offering—Guaranteed Delivery Procedures.”

If you are a record holder of our common stock, the number of shares you may purchase pursuant to your Subscription Rights is indicated on the enclosed Subscription Rights Certificate. If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, bank or other nominee, you will not receive a Subscription Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for each share of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee. See “Description of the Rights Offering—Exercise of Subscription Rights.”

If you exercise your Subscription Rights, you may revoke such exercise before 5:00 p.m., New York City Time, on the Expiration Date by following the instructions herein. If the Expiration Date is extended, you may revoke your exercise of Subscription Rights at any time before 5:00 p.m., New York City Time, on the final Expiration Date as so extended. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable thereafter without interest or deduction.

Will the Subscription Rights be listed or quoted?

No. We do not intend to list or quote the Subscription Rights on any securities exchange or recognized trading system.

What effect will the Rights Offering have on our outstanding common stock?

Based on [●] shares of common stock outstanding as of the Record Date, assuming no other transactions involving our common stock prior to the expiration of the Rights Offering, we expect to have [●] shares of our common stock issued and outstanding following the completion of the Rights Offering (including the Standby Purchase Commitment, if necessary). The number of shares of common stock that we will issue in this Rights Offering assumes that all [●] shares offered for purchase are subscribed for in the Rights Offering, with any remainder being issued pursuant to the Standby Purchase Commitment.

How was the Subscription Price determined?

The Subscription Price of $[●] per share was determined by the Board of Directors based on many factors, including, among other things: (i) the price at which our stockholders might be willing to participate in the Rights Offering, (ii) the amount of proceeds desired to achieve our financing goals, (iii) potential market conditions, (iv) historical and current trading prices for our common stock, and (v) through negotiations with the Investors for their willingness to enter into the Standby Purchase Agreement at various price ranges.

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The Subscription Price was not determined on the basis of any investment bank or third-party valuation that was commissioned by us. The Subscription Price does not bear any particular relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other criteria for ascertaining value. You should not consider the Subscription Price as an indication of the value of our company or any inherent value of shares of our common stock. The Board of Directors reserves the right, exercisable in its sole discretion, to change the Subscription Price or determine to cancel or otherwise alter the terms of the Rights Offering. After the date of this prospectus, our common stock may trade at prices below the Subscription Price. You should obtain a current price quote for our common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future and the terms of this Rights Offering.

Am I required to exercise all of the Subscription Rights I receive in the Rights Offering?

No. You may exercise your Subscription Rights in part. For each Basic Subscription Right held, you will be entitled to purchase one share of common stock at the Subscription Price. You must, however, exercise your full Basic Subscription Rights to be entitled to exercise the Over-Subscription Privilege. If you do not exercise any Subscription Rights, the number of shares of our common stock you own will not change, and you will not receive any additional shares of common stock. However, if you choose not to exercise your Subscription Rights in full, and we successfully complete the Rights Offering, including the sale of any unsubscribed shares to the Standby Purchaser, your proportionate ownership interest in our company will decrease.

How soon must I act to exercise my Subscription Rights?

If you received a Subscription Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Subscription Rights Certificate and payment for the Subscription Rights you elect to exercise before the Rights Offering expires on [●], at 5:00 p.m., New York City Time. If you hold your shares of common stock in the name of a broker, dealer, bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

No. You may not sell, transfer or assign your Subscription Rights to anyone. The Subscription Rights will not be listed for trading on the OTCQB or on any stock exchange or market. The Subscription Rights Certificates may only be completed by the stockholder who receives them.

Are we requiring a minimum subscription to complete the Rights Offering?

No. There is no aggregate minimum we must receive to complete the Rights Offering. However, pursuant to the Standby Purchase Agreement, we expect the Investors to agree to exercise in full the Basic Subscription Rights issued to them. We also expect the Standby Purchaser to agree to purchase from us, upon expiration of the Rights Offering, all shares that remain unsubscribed for at the expiration of the Rights Offering at a price per share equal to the Subscription Price less $0.15.

Do any directors, officers, or principal stockholders have an interest in the Rights Offering?

All holders of our common stock as of the Record Date for the Rights Offering will receive, at no charge, the non-transferable Subscription Rights to purchase additional shares of common stock as described in this prospectus. To the extent that our directors and officers hold shares of our common stock as of the Record Date, they will receive the Subscription Rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering.

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Pursuant to the Standby Purchase Agreement, we expect the Investors to agree to exercise in full the Basic Subscription Rights issued to them. We also expect the Standby Purchaser to agree to purchase from us, upon expiration of the Rights Offering, all shares that remain unsubscribed for at the expiration of the Rights Offering at a price per share equal to the Subscription Price less $0.15. The Investors as a group are one of our largest stockholders and beneficially owned approximately 18.7% of our common stock as of the Record Date. Upon the closing of the Rights Offering, we expect to pay the Standby Purchaser $750,000 for its guarantee of the Rights Offering. We also intend to grant the Standby Purchaser the right to designate a candidate for our board of directors and cause our board of directors to appoint such candidate, effective as of the closing of the Rights Offering, and to nominate and recommend such candidate for each subsequent election; provided that the Standby Purchaser (together with its affiliates), at the time of such appointment or nomination, then holds shares of our common stock representing at least five percent (5.0%) of our fully-diluted shares of common stock (assuming the conversion of all outstanding convertible securities).

Other than as described, our officers, directors and principal stockholders have no interests in the Rights Offering different than our other stockholders, and we have not otherwise received any indication from any of our directors, officers or other stockholders as to whether they plan to subscribe for shares of common stock in the Rights Offering. The holders of shares of our Series B Preferred Stock, 1315 Capital II, L.P. (“1315 Capital”) and Ampersand Capital Partners (“Ampersand”), have waived their right to participate in the Rights Offering in their capacities as such.

Why is 3K Limited Partnership acting as Standby Purchaser for the Rights Offering?

Our objective is to raise $[●] million in gross proceeds from the Rights Offering. In the event that holders do not exercise all of the Subscription Rights, we would fall short of that objective. We therefore intend to enter into the Standby Purchase Agreement with the Investors to ensure we will receive $[●] million in gross proceeds from the Rights Offering. Upon the closing of the Rights Offering, we expect to pay the Standby Purchaser $750,000 for its guarantee of the Rights Offering. The Standby Purchaser will be obligated to purchase each share of common stock pursuant to the Standby Commitment at a price per share equal to the Subscription Price less $0.15.

At the closing of the Rights Offering, we also expect to grant the Standby Purchaser the right to designate a candidate for our board of directors and the Company has agreed to cause its board of directors to appoint such candidate to the board of directors, effective as of the closing of the Rights Offering, and to nominate and recommend such candidate for each subsequent election; provided that the Standby Purchaser (together with its affiliates), at the time of such appointment or nomination, then holds shares of our common stock representing at least five percent (5.0%) of our fully-diluted shares of common stock (assuming the conversion of all outstanding convertible securities).

How many shares will the Investors own after the Rights Offering?

The Investors as a group are one of our largest stockholders and beneficially owned approximately 18.7% of our common stock as of the Record Date.

We expect to issue approximately [●] shares of common stock in the Rights Offering, as a result of which we will have an aggregate of approximately [●] shares of common stock issued and outstanding following the Rights Offering. If each of our stockholders as of the Record Date purchases the full number of shares to which each such holder is entitled, the Investors as a group would continue to beneficially own approximately 18.7% of our combined issued and outstanding common stock assuming no other shares of common stock are issued. If none of our stockholders as of the Record Date purchases shares of common stock in the Rights Offering other than the Investors pursuant to their Basic Subscription Rights, then the Standby Purchaser will purchase, pursuant to the Standby Purchase Agreement, all of the remaining shares of common stock offered in the Rights Offering and the Investors as a group would own approximately [●]% of our issued and outstanding common stock assuming no other shares of common stock are issued.

In addition, at the closing of the Rights Offering, we expect to grant the Standby Purchaser the right to designate a candidate for our board of directors, cause our board of directors to appoint such candidate, effective as of the closing of the Rights Offering, and nominate and recommend such candidate for each subsequent election; provided that the Standby Purchaser (together with its affiliates), at the time of such appointment or nomination, then holds shares of our common stock representing at least five percent (5.0%) of our fully-diluted shares of common stock (assuming the conversion of all outstanding convertible securities).

In view of the Standby Purchaser’s expected right to designate a member of our board of directors and the large percentage of our common stock currently owned by the Investors, together with the shares of common stock acquired by them pursuant to the Rights Offering and the Standby Offering (if any), we expect that the Investors will continue to have the ability to exert significant influence over our management and policies.

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How does the Standby Purchase Commitment by the Standby Purchaser work?

Subject to certain conditions and pursuant to the Standby Purchase Agreement, we expect the Investors to agree to exercise in full the Basic Subscription Rights issued to them and, additionally, upon expiration of the Rights Offering, we expect the Standby Purchaser to agree to purchase from us, at a price per share equal to the Subscription Price less $0.15, that number of shares of common stock that remain unsubscribed for at the expiration of the Rights Offering. If all [●] shares available in this Rights Offering are sold pursuant to the exercise of Subscription Rights, there will be no unsubscribed shares, and no excess shares will be sold to the Standby Purchaser pursuant to the Standby Purchase Agreement. Please see “The Standby Purchase Agreement” for further information, including conditions to the obligation of the Investors to consummate the transactions contemplated by the Standby Purchase Agreement.

Are the Investors receiving any fees for the Standby Purchase Commitment?

Yes. Upon the closing of the Rights Offering, we expect to pay the Standby Purchaser $750,000 for its guarantee of the Rights Offering. In addition, the Standby Purchaser will be entitled to a discount of $0.15 per share from the Subscription Price for each share of common stock purchased pursuant to the Standby Purchase Commitment. In addition, we expect to reimburse the Standby Purchaser for its reasonable legal and out-of-pocket expenses, whether or not the Rights Offering is completed.

Has the Board of Directors made a recommendation to stockholders regarding the Rights Offering?

No. Neither our Board of Directors nor our management has made any recommendation regarding your exercise of the Subscription Rights. Subscription Rights holders who exercise Subscription Rights and receive additional shares of our common stock will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock will trade and, therefore, cannot assure you that the market price for our common stock before, during or after the Rights Offering will be above the Subscription Price, or that anyone purchasing additional shares of common stock at the Subscription Price will be able to sell the shares of common stock in the future at a price equal to or greater than the Subscription Price. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances. Before you exercise your Subscription Rights to purchase additional shares of common stock, you should be aware that there are risks associated with your investment, and you should carefully read and consider risks described in the section captioned “Risk Factors,” together with all of the other information included in this prospectus and the documents incorporated by reference herein.

How do I exercise my Subscription Rights?

If you are a stockholder of record (meaning you hold your shares of our common stock in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Subscription Rights Certificate, together with full payment of the Subscription Price for the shares of common stock subscribed for, to the Subscription Agent before 5:00 p.m., New York City Time, on the Expiration Date. If you are exercising your Subscription Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank, or other nominee and submit your subscription documents and full payment for the shares of common stock subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. You must pay for your Over-Subscription Privilege shares at the time you exercise your Basic Subscription Rights; provided, that, to the extent you are not allocated all requested shares pursuant to the Over-Subscription Privilege, any excess funds will be returned to you, without interest.

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What if my shares are held in “street name”?

If you hold your shares of our common stock in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank, or other nominee is the record holder of the shares you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in the Rights Offering and purchase shares of common stock, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank, or other nominee, to notify you of the Rights Offering.

What form of payment is required?

Payments must be made in full in U.S. currency by:

●	Personal check drawn on a U.S. bank payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent for Interpace Biosciences, Inc.”;
●	Certified check drawn on a U.S. bank payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent for Interpace Biosciences, Inc.”;
●	U.S. postal money order payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent for Interpace Biosciences, Inc.”; or
●	Wire transfer of immediately available funds to the account maintained by the Subscription Agent (see the Subscription Rights Certificate for the wire instructions).

Payment received after 5:00 p.m., New York City Time, on the Expiration Date will not be honored, and, in such event, the Subscription Agent will return your payment to you, without interest or deduction, as soon as practicable.

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by the Expiration Date. If you send a wire directly to the Subscription Agent’s account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such wire transfer. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

The method of payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

If you send a payment that is insufficient to purchase the number of shares of common stock you requested, or if the number of shares of common stock you requested is not properly specified, then the funds will be applied to the exercise of Subscription Rights only to the extent of the payment actually received by the Subscription Agent. If you deliver subscription payments in a manner different than that described in this prospectus, then we may not honor the exercise of your Subscription Rights. You must pay for your Over-Subscription Privilege shares at the time you exercise your Basic Subscription Rights; provided, that, to the extent you are not allocated all requested shares pursuant to the Over-Subscription Privilege, any excess funds will be returned to you, without interest.

You should read the instruction letter accompanying the Subscription Rights Certificate carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US.

When will I receive my new shares of common stock?

We intend to issue the shares of common stock in book-entry, or uncertificated, form to each subscriber as soon as practicable after completion of the Rights Offering; however, there may be a delay between the Expiration Date and the date and time that the shares are issued and delivered to you or your nominee, as applicable. We will issue the shares in book-entry, or uncertificated, form to each subscriber; we will not issue any stock certificates. If you are the holder of record of our common stock, you will receive a direct registration, or DRS, account statement from our transfer agent, American Stock Transfer & Trust Company, LLC, reflecting ownership of the shares of common stock that you have purchased in the Rights Offering. If you hold your shares of common stock in the name of a broker, dealer, bank, or other nominee who uses the services of the DTC, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. You may request a statement of ownership from the nominee following the completion of the Rights Offering.

After I send in my payment and the Subscription Rights Certificate is submitted (either by me or my nominee) to the Subscription Agent, may I cancel my exercise of Subscription Rights?

Yes. If you exercise your Subscription Rights, you may revoke such exercise before 5:00 p.m., New York City Time, on the Expiration Date by following the instructions herein. If the Expiration Date is extended, you may revoke your exercise of Subscription Rights at any time before 5:00 p.m., New York City Time, on the final Expiration Date as so extended. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable thereafter without interest or deduction. See the section in this prospectus under the caption “The Rights Offering—Revocation Rights.”

How much will we receive from the Rights Offering?

Assuming all of the [●] shares of common stock will be sold in the Rights Offering based on the combined exercise of the Basic Subscription Rights and Over-Subscription Privilege, we estimate that the net proceeds from the Rights Offering will be approximately $[●] million, based on a Subscription Price of $[●] per share and after deducting other expenses payable by us. Assuming only the Investors purchase their pro rata shares of common stock at a Subscription Price of $[●] per share (and no holders exercise their Over-Subscription Privilege in the Rights Offering) and assuming completion of the Standby Purchase Commitment for the remainder of the [●] shares at a price per share equal to the Subscription Price less $0.15, we estimate that the net proceeds from the Rights Offering and Standby Purchase Commitment will be approximately $[●] million after deducting other expenses payable by us.

We intend to use the net proceeds from the Rights Offering for working capital and general corporate purposes. We cannot specify with certainty the particular uses of the net proceeds stated above, and our allocation of the proceeds may change depending on the success of our planned initiatives. See “Use of Proceeds” in this prospectus.

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of additional shares of our common stock, and you should consider this investment as carefully as you would consider any other investment. The market price of our common stock may not exceed the Subscription Price, and the market price of our common stock may decline during or after the Rights Offering. You may not be able to sell shares of our common stock acquired in the Rights Offering at a price equal to or greater than the Subscription Price. Before you exercise your Subscription Rights to purchase additional shares of common stock, you should be aware that there are risks associated with your investment, and you should carefully read and consider risks described in the section captioned “Risk Factors,” together with all of the other information included in this prospectus and the documents incorporated by reference herein.

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Are there any conditions to the completion of the Rights Offering?

No. There are no conditions to the completion of the Rights Offering.

Can the Board of Directors terminate or extend the Rights Offering?

Yes. Our Board of Directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion; provided, however, that we may not extend the Expiration Date of the Rights Offering by more than 30 days past the original Expiration Date. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is extended by issuing a press release announcing the extension no later than 9:00 a.m., New York City Time, on the next business day after the most recently announced expiration date of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination within one business day of such termination.

If the Rights Offering is not completed or is terminated, will my Subscription Payment be refunded to me?

Yes. The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or terminated. To the extent you properly exercise your Subscription Rights for an amount of shares that exceeds the number of unsubscribed shares available to you, any excess Subscription Payments will be returned to you as soon as practicable after the expiration of the Rights Offering, without interest or penalty. If we do not complete the Rights Offering, all Subscription Payments received by the Subscription Agent will be returned as soon as practicable after the termination or expiration of the Rights Offering, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive any refund of your Subscription Payment because the Subscription Agent will return payments through the record holder of your shares.

How do I exercise my Subscription Rights if I live outside the United States or in California?

The Subscription Agent will hold Subscription Rights Certificates for stockholders having addresses outside the United States. To exercise Subscription Rights, non-U.S. stockholders must notify the Subscription Agent and timely follow other procedures described in the section entitled “The Rights Offering—Regulatory Limitations; No Offer Made to California Residents; No Unlawful Subscriptions.”

What fees or charges apply if I exercise my Subscription Rights?

We are not charging any fees or sales commission to issue Subscription Rights to you or to issue the shares of common stock to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, bank or other nominee, you are responsible for paying any fees your broker, dealer, bank or other nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?

Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, for U.S. federal income tax purposes, we believe and intend to take the position that you generally should not recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering. You should consult your tax advisor as to the tax consequences of the Rights Offering to you in light of your particular circumstances. For a detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

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To whom should I send my forms and payment?

If your shares of common stock are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and Subscription Payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your subscription documents, Subscription Rights Certificate, notice of guaranteed delivery (if applicable) and Subscription Payment to the Subscription Agent by hand delivery, first class mail or courier service to:

By Mail, Hand or Overnight Courier:
American Stock Transfer & Trust Company, LLC Attention: [●] 6201 15th Avenue, Brooklyn, NY, 11219 Phone: 718-921-8300 Email: admin3@astfinancial.com

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Subscription Rights Certificate, notice of guaranteed delivery (if applicable) and Subscription Payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the expiration of the Rights Offering at 5:00 p.m., New York City Time, on the Expiration Date.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent, Broadridge Corporate Issuer Solutions, Inc., at (855) 793-5068 (toll free) or by email at shareholder@broadridge.com.

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PROSPECTUS SUMMARY

The following summary provides an overview of us and this offering and may not contain all the information that is important to you. This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus and the documents we incorporate by reference. You should read this prospectus and any documents that we incorporate by reference carefully in their entirety before making a decision about whether to invest in our securities.

Interpace Biosciences, Inc.

Overview

We are an emerging leader in enabling precision medicine principally in oncology by offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications through our clinical and pharma services. Through our clinical services, we enable physicians to personalize the clinical management of each individual patient by providing genomic information to better diagnose, monitor and inform cancer treatment. Our clinical services provide clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Through our pharma services, we develop, commercialize and provide molecular- and biomarker-based tests and services and provide companies with customized solutions for patient stratification and treatment selection through an extensive suite of molecular and biomarker-based testing services, DNA and RNA extraction and customized assay development and trial design consultation. Our pharma services provide pharmacogenomics testing, genotyping, biorepository and other specialized services to the pharmaceutical and biotech industries and advance personalized medicine by partnering with pharmaceutical, academic and technology leaders to effectively integrate pharmacogenomics into drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, and improving patient care.

Customer Category	Types of Customers	Nature of Services
Clinical services	● Hospitals ● Physicians ● Cancer Centers ● Clinics	Clinical services provide information on diagnosis, prognosis and predicting treatment outcomes of cancers to guide patient management.
● Commercial laboratories
● Pathology groups

Pharma services	● Pharmaceutical companies ● Biotech companies ● Contract Research Organizations ● Academic Researchers ● Diagnostic companies	Pharma services provide expert-based collaborative solutions, customized assays and high quality services in support of their pharmaceutical and biotechnology clients’ therapeutic development programs. By deploying deep scientific and medical expertise, pharma services support all phases of drug development and accelerate their clients’ clinical programs.

Our Service Offerings

Our business is based on demand for molecular- and biomarker-based characterization of cancers from three main sectors: (1) physicians, hospitals and clinics, (2) biotechnology and pharmaceutical companies, and (3) the research community.

Clinicians and oncologists in cancer centers and hospitals seek molecular-based testing since these methods often produce higher value and more accurate cancer diagnostic information than traditional analytical methods. Our proprietary and unique disease-focused or esoteric tests aim to provide actionable information that can guide patient management decisions, potentially resulting in decreased costs.

We continue to pursue the strategy of trying to demonstrate increased value and efficacy with payers who wish to contain costs and academic collaborators seeking to develop new insights and cures.

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Our pharma services are sought by biotechnology and pharmaceutical companies engaged in designing and running clinical trials, from pre-clinical to post market surveillance, for their value and efficacy in oncology and immuno-oncology treatments and therapeutics.

We aim to provide physicians and patients with diagnostic options for detecting genomic and other molecular alterations that are associated with gastrointestinal, endocrine, and lung cancers. Our clinical services’ customers consist primarily of physicians, hospitals and clinics.

Clinical Services

Our clinical services business commercializes clinically useful molecular diagnostic tests and molecular pathology services. We commercialize genomic tests and related first line assays principally focused on early detection of patients at high risk of cancer using the latest technology to help personalize medicine and improve patient diagnosis and management. Our tests and services provide mutational analysis of genomic material contained in suspicious cysts, nodules and lesions with the goal of better informing treatment decisions in patients at risk of thyroid, pancreatic, and other cancers. The molecular diagnostic tests we offer enable healthcare providers to better assess cancer risk, helping to avoid unnecessary surgical treatment in patients at low risk, while also helping to identify high risk patients that would benefit from surgical intervention.

Our mission is to provide personalized medicine through genomics-based diagnostics and innovation to advance patient care based on rigorous science. Our laboratories are licensed pursuant to federal law under Clinical Laboratory Improvement Amendments of 1988 (“CLIA”) and are accredited by College of American Pathologists (“CAP”) and our products are approved by New York State. We are leveraging our licensed and accredited laboratories to refine and commercialize our assays and products. We aim to provide physicians and patients with diagnostic options for detecting genomic and other molecular alterations that are associated with gastrointestinal, endocrine, and other cancers. Our customers consist primarily of physicians, hospitals and clinics.

We currently have five commercialized molecular diagnostic tests in the marketplace: PancraGEN®, which is a pancreatic cyst and pancreaticobiliary solid lesion genomic test that helps physicians better assess risk of pancreaticobiliary cancers using our proprietary PathFinderTG® platform; PanDNA, a “molecular only” version of PancraGEN® that provides physicians a snapshot of a limited number of factors; ThyGeNEXT®, which is an expanded oncogenic mutation panel that helps identify malignant thyroid nodules; ThyraMIR®, which, in combination with ThyGeNEXT®, assesses thyroid nodules for risk of malignancy utilizing a proprietary microRNA gene expression assay; and RespriDx®, which is a genomic test that helps physicians differentiate metastatic or recurrent lung cancer from the presence of newly formed primary lung cancer and which also utilizes our PathFinderTG® platform.

Gastrointestinal Cancer Products

Our current gastrointestinal integrated pathology risk diagnostic assay, PancraGEN® is based on our PathFinderTG® platform. PathFinderTG® is designed to use advanced clinical algorithms to accurately stratify patients according to risk of pancreatic cancer by assessing panels of DNA abnormalities in patients who have pancreaticobiliary lesions (cysts or solid masses) with potential for cancer. PanDNA is a “molecular only” reporting option for physicians that perform their own integration of first line testing results. PathFinderTG® is supported by our state of the art CLIA certified, and CAP accredited laboratory in Pittsburgh, Pennsylvania. Our Pittsburgh laboratory is our largest clinical laboratory where we process the majority of our oncology related commercial tests; we also support our other gastrointestinal and endocrine commercial activities through this laboratory.

Early detection of pancreatic cancer is crucial. Based on the American Cancer Society Cancer 2021 Cancer Facts and Figures, pancreatic cancer is the fourth leading cause of cancer deaths in the U.S. with an average five year survival rate of 10%. PancraGEN® and PanDNA® are designed to determine risk of malignancy in pancreatic cysts and pancreaticobiliary solid lesions, which are more often than not benign lesions but have potential for developing into cancer. We believe that PancraGEN® is the leader in the market for integrated molecular diagnostic tests for determining risk of pancreaticobiliary malignancy. We currently estimate that the immediate addressable market for PancraGEN® is approximately 130,000 indeterminate pancreaticobiliary lesions annually or approximately $350 million annually based on the current size of the patient population and reimbursement rates. To date, PancraGEN® testing has been used in more than 50,000 clinical cases. The National Pancreatic Cyst Registry study published in Endoscopy in 2015 demonstrated that PancraGEN® more accurately determines the malignant potential of pancreatic cysts than international consensus 2012 imaging criteria, helping to ensure that surgery is reserved for the most appropriate patients. When molecular analysis is not performed, the vast majority of all pancreatic cyst surgeries are performed on cystic lesions that do not harbor malignancy.

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The American Gastroenterological Association 2015 Guidelines have cautioned that many pancreatic surgeries have been performed unnecessarily for lesions that will not progress to invasive adenocarcinoma. In addition, the 2016 guidelines published by the American Society of Gastroenterology Endoscopy (ASGE) in Gastrointestinal Endoscopy included a specific recommendation for use of molecular testing in specific circumstances where other types of testing and analysis have not provided sufficient data on which to determine the best course of action for patient treatment. Accordingly, we believe that PancraGEN® provides a highly reliable diagnostic and prognostic option that identifies cancer risk in circumstances where risk of cancer is otherwise uncertain.

Endocrine Cancer Products

We currently market and sell a dual platform endocrine cancer risk diagnostic assay. The incidence of thyroid nodules is on the rise. ThyGeNEXT® is a next generation DNA and RNA sequencing oncogene and mRNA fusion panel that is used to evaluate indeterminate thyroid biopsies. ThyGeNEXT® works synergistically with our second endocrine cancer diagnostic test ThyraMIR®, which is based on measuring the relative expression of ten distinct microRNAs. The combination of ThyGeNEXT® and ThyraMIR® is designed to provide a highly sensitive “rule-in” and “rule-out” test to accurately risk stratify indeterminate thyroid nodules.

We estimate the total market for our endocrine cancer assays is approximately $300 million annually based on the current size of the patient population, estimated numbers of indeterminate biopsies and reimbursement rates. ThyGeNEXT® is used by some customers as a base line oncogene panel assessment and greater than 85% of such users will reflex to ThyraMIR® for a more specific evaluation.

Endocrinologists and ear, nose and throat (“ENT”) specialists evaluate most thyroid nodules for possible cancer by collecting cells through Fine Needle Aspiration (“FNA”) that are then analyzed by cytopathologists to determine whether or not a thyroid nodule is cancerous. It is estimated that approximately 20% or well over 100,000 biopsies analyzed annually yield indeterminate results, meaning they cannot be diagnosed as definitely being malignant or benign by cytopathology alone. In the past, guidelines recommended that some patients with indeterminate cytopathology results undergo surgery to remove all or part of their thyroid to obtain an accurate diagnosis by looking directly at the thyroid tissue. According to a study published by Wang, et al. in 2011, in approximately 77% of these cases, the thyroid nodule proved to be benign. Current National Comprehensive Cancer Network (“NCCN”) and American Thyroid Association (“ATA”) guidelines support use of molecular analysis for nodules with indeterminate cytology results as this testing can prove beneficial to further characterize these lesions and support optimal patient management.

Lung Cancer Product—RespriDx® Test and Metastatic versus Primary Platform

RespriDx® compares the mutational fingerprint of two or more sites of cancer to determine whether the neoplastic deposits are representative of a recurrence (metastasis) of lung cancer or a new primary or independent tumor. The test, which currently provides only nominal revenues, defines the presence or absence of cancer in atypical cytology by comparing the mutational profile with that of known previous cancer. RespriDx® assists in determining the most appropriate course of treatment, whether chemotherapy, surgery, or other modalities.

Pharma Services

We provide data driven solutions for pharmaceutical and biotech companies engaged in clinical trials and focus on providing these clients with oncology specific and non-oncology genetic testing services for phase I-IV clinical trials along with critical support of ancillary services. These ancillary services include: biorepository, clinical trial logistics, clinical trial design, bioinformatics analysis, customized assay development. DNA and RNA extraction and purification, genotyping, gene expression, flow cytometry, cytogenetic and FISH and biomarker analyses. We also seek to apply our expertise in laboratory developed tests to assist in developing and commercializing drug-specific companion diagnostics. We have established business relationships with key instrument manufacturers to provide a multi-omic approach, and to drive acceptance among biopharmaceutical sponsors developing innovative immuno-oncology therapies.

We also utilize our pharma services laboratories to provide clinical trial services to the pharmaceutical and biotech industries to improve the efficiency and economic viability of clinical trials. Our clinical trials services leverage our knowledge of clinical oncology and molecular diagnostics and our laboratories’ fully integrated capabilities. We believe our pharma services operates one of only a few laboratories with the capability to combine somatic and germline mutational analyses in clinical trials.

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Our pharma services laboratory located in Raleigh, North Carolina. has current certificates under CLIA to perform high complexity testing and are accredited by CAP, one of seven CLIA-approved accreditation organizations.

Industry research has shown many promising drugs have produced disappointing results in clinical trials. For example, a 2016 article by the University of Michigan reported that only 1 in 50 cancer drug candidates make it to the clinical market. Given such a high failure rate of oncology drugs, combined with constrained budgets for biotech and pharmaceutical companies, there is a significant need for drug developers to utilize molecular diagnostics to decrease these failure rates. For specific molecular-targeted therapeutics, the identification of appropriate biomarkers indicative of disease type or prognosis may help to optimize clinical trial patient selection and increase trial success rates by helping clinicians identify patients that are most likely to benefit from a therapy based on their individual genomic profile.

From a laboratory infrastructure standpoint, we possess capabilities in histology, immunohistochemistry (“IHC”), flow cytometry, cytogenetics and fluorescent in-situ hybridization (“FISH”), as well as sophisticated molecular analysis techniques, including next generation sequencing. This allows for comprehensive esoteric testing within one lab enterprise, with our CLIA-certified, CAP-accredited laboratory serving as a central hub for specimen tracking. Using this approach, we are able to support demanding clinical trial protocols requiring multiple assays and techniques aimed at capturing data on multiple biomarkers. Our suite of available testing platforms allows for highly customized clinical trial design which is supported by our dedicated group of development scientists and technical personnel.

In February of 2020, ClinicalTrials.gov reported over 40,000 clinical trials that are either preparing or recruiting patients. Molecular- and biomarker-based testing services have been altering the clinical trials landscape by providing biotech and pharmaceutical companies with information about trial subjects’ genetic profiles that may be able to inform researchers whether or not a subject will benefit from the trial drug or will experience adverse effects. We believe that streamlined subject selection and stratification and tailored therapies selected to maximally benefit each group of subjects may increase the number of trials that result in approved therapies and make conducting clinical trials more efficient and less costly for biotech and pharmaceutical companies. According to the United States Food and Drug Administration (“FDA”), 2019 produced over 48 new drug approvals and over 20% of these drugs were oncology-focused, highlighting the potential value of incorporating genomic information into oncology clinical trial design.

We also provide genetic testing for drug metabolism to aid biotech and pharmaceutical companies identify subjects’ likely responses to treatment, allowing these companies to conduct more efficient and safer clinical trials. We believe pharmacogenomics drug metabolism testing helps deliver the promise of personalized medicine by enabling researchers to tailor therapies in development to differences in patients’ genomic profiles.

COVID-19 Pandemic

The outbreak of the COVID-19 pandemic continues to impact a significant portion of the regions in which we operate. The continuing impact that the COVID-19 pandemic will have on our operations, including duration, severity and scope, remains highly uncertain and cannot be fully predicted at this time. While we believe we have generally recovered from the adverse impact that the COVID-19 pandemic had on our business during 2020, we believe that the COVID-19 pandemic could continue to adversely impact our results of operations, cash flows and financial condition in the future.

As our business operations continue to be impacted by the pandemic, we continue to monitor the situation and the guidance that is being provided by relevant federal, state and local public health authorities. We may take additional actions based upon their recommendations. However, it is possible that we may have to make further adjustments to our operating plans in reaction to developments that are beyond our control.

While we do not anticipate any lab closures at this time beyond periodic, temporary work stoppages to clean and disinfect the labs, this could change in the future based upon conditions caused by the pandemic. It is also possible that we could experience supply chain shortages if the pandemic worsens and if one or more suppliers is unable to continue to provide us with supplies. For the foreseeable future, however, we do not anticipate supply chain shortages of critical supplies.

We have developed and will continue to update our contingency plans in order to mitigate pandemic-related, adverse financial impacts upon our business.

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Nasdaq Delisting

On February 16, 2021, the Company received a delisting determination letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that Nasdaq had determined to delist the Company’s common stock from Nasdaq due to the Company’s failure to regain compliance with the Nasdaq Capital Market’s minimum $2,500,000 stockholders’ equity requirement for continued listing as set forth in Nasdaq Listing Rule 5550(b) and the Company’s failure to timely execute its plan to regain compliance under such rule.

Nasdaq commenced with delisting the Company’s common stock from the Nasdaq Capital Market and, suspended trading in the Company’s common stock effective at the open of business on February 25, 2021.

On February 24, 2021, the Company was approved to have its common stock quoted on the OTCQX® Best Market tier of the OTCQX. The trading of the Company’s common stock commenced on OTCQX at the open of business on February 25, 2021 under the trading symbol “IDXG”.

Additional Reimbursement Coverage and Price Increase During 2021

Reimbursement progress is key for us. We have been successful to date in expanding both the scope and amount of product reimbursement for our clinical services in 2021. Examples of our progress include:

●	In January 2021, we announced an agreement with Blue Cross Blue Shield of Florida under which ThyGeNEXT® and ThyraMIR® tests are now covered in-network services for their 5 million members.

●	In February 2021, we announced an agreement with Blue Cross Blue Shield of Illinois that makes ThyGeNEXT® and ThyraMIR® tests covered in-network services for their more than 8 million members in Illinois.

●	In April 2021, we announced that Novitas, our Medicare Administrative Contractor, has agreed to recognize the new Proprietary Laboratory Analysis (“PLA”) code that specifically identifies ThyGeNEXT® as a distinct test from any other test or service. The new PLA code for ThyGeNEXT® is 0245U and the reimbursement for this code remains $2,919, representing a significant price increase over the prior reimbursement level of $560.

●	In May 2021, we announced that eviCore Healthcare (“eviCore”), a wholly owned subsidiary of Cigna, has updated their laboratory management guidelines to include positive coverage for ThyGeNEXT® and ThyraMIR®. This update, which impacts approximately 27 health plans nationwide covering 100 million lives, is effective on July 1, 2021. This means that after the effective date, claims for ThyGeNEXT and ThyraMIR which meet eviCore’s criteria for coverage will be considered medically necessary and processed as a covered service.

Corporate Information

We were originally incorporated in New Jersey in 1986 and began commercial operations as PDI, Inc., a contract sales organization (“CSO”), in 1987. In connection with PDI, Inc.’s initial public offering, it reincorporated in Delaware in 1998. In 2015, the CSO business and related assets were sold, and we operated our molecular diagnostics business as Interpace Diagnostics Group, Inc. On July 15, 2019, we acquired the pharma services business from the secured creditors of Cancer Genetics, Inc. and its wholly owned subsidiary, Gentris, LLC, and began to conduct our business as Interpace Pharma Solutions, Inc. We accordingly conduct our business through our wholly-owned subsidiaries, Interpace Diagnostics, LLC, which was formed in Delaware in 2013, Interpace Diagnostics Corporation (formerly known as RedPath Integrated Pathology, Inc.), which was formed in Delaware in 2007, and Interpace Pharma Solutions, Inc., which was formed in Delaware in 2019 as Interpace BioPharma, Inc. On November 12, 2019, we changed the name of Interpace Diagnostics Group, Inc. to Interpace Biosciences, Inc. and that of subsidiary, Interpace BioPharma, Inc. to Interpace Pharma Solutions, Inc. Our executive offices are located at Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054. Our telephone number is (855) 776-6419.

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Rights Offering Summary

The following summary describes the principal terms of the Rights Offering, but is not intended to be complete. See the information under the heading “Description of the Rights Offering” in this prospectus for a more detailed description of the terms and conditions of the Rights Offering.

Securities to be Offered

We are distributing to you, at no charge, non-transferable Subscription Rights to purchase shares of our common stock. You will receive one Subscription Right for each share of common stock owned as of 5:00 p.m., New York City Time, on the Record Date.

For each share of common stock held, you will be entitled to receive one Subscription Right.

Basic Subscription Rights	Each Subscription Right will entitle a holder to purchase one share of our common stock at a Subscription Price of $[●] per share.

Over-Subscription Privilege	If, and only if, you fully exercise your Basic Subscription Rights, you will also be able to exercise an Over-Subscription Privilege, which will allow you to purchase additional shares of common stock that remain unsubscribed at the expiration of the Rights Offering, subject to the availability and pro rata allocation of shares among stockholders exercising this Over-Subscription Privilege. You must state your intention to exercise your Over-Subscription Privilege at the same time that you exercise your Basic Subscription Rights. The shares sold through the Over-Subscription Privilege will be sold at the same Subscription Price applicable to the basic Subscription Right.

Proration of Over-Subscription Privilege	If there are not enough shares of our common stock available to satisfy all subscriptions made under the Over-Subscription Privilege, we will allocate the remaining shares of our common stock pro rata, after eliminating all fractional shares, among those holders exercising the Over-Subscription Privilege. For more information regarding proration, including the precise formula for how your Subscription Rights pursuant to your Over-Subscription Privilege may be prorated, see “Description of the Rights Offering—Pro Rata Allocation.”

Size of Offering	[●] shares of common stock (which number is the maximum amount of shares of common stock available for purchase pursuant to the exercise of Subscription Rights based on [●] shares of common stock issued and outstanding as of the Record Date).

Subscription Price	$[●] per share.

Non-Transferability of Subscription Rights	The Subscription Rights may not be sold, transferred or assigned and will not be quoted for trading on the OTC Markets quotation system or on any other stock exchange or market.

Record Date	5:00 p.m., New York City Time, on [●], 2021.

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Expiration Date	The Subscription Rights will expire if they are not exercised before 5:00 p.m., New York City Time, on [●], 2021, unless the Rights Offering is extended or earlier terminated by us in our sole discretion.

Procedure for Exercising Subscription Rights	To exercise your Subscription Rights, you must take the following steps:

●

 If you are a record holder of our common stock, you must properly complete and execute the Subscription Rights Certificate and forward it, together with your full Subscription Payment and, if applicable, notice of guaranteed delivery, to the Subscription Agent to be received before 5:00 p.m., New York City Time, on the Expiration Date.

●	If you are a beneficial owner of shares of our common stock, meaning your shares of common stock are registered in the name of a broker, dealer, bank, or other nominee, you will not receive a Subscription Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for each share of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares of common stock in the Rights Offering and follow the instructions provided by your nominee.

Issuance of Common Stock	We intend to issue the shares of common stock in book-entry, or uncertificated, form to each subscriber as soon as practicable after completion of the Rights Offering. If you are the holder of record of our common stock, you will receive a direct registration, or DRS, account statement from our transfer agent, American Stock Transfer & Trust Company, LLC, reflecting your ownership of the shares of common stock that you have purchased in the Rights Offering. If you hold your shares of common stock in the name of a broker, dealer, bank, or other nominee who uses the services of DTC, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering.

Non-Transferability of Subscription Rights	The Subscription Rights may not be sold, transferred or assigned and will not be quoted for trading on the OTC Markets quotation system or on any other stock exchange or market.

No Board Recommendation	Neither our Board of Directors nor our management has made any recommendation regarding your exercise of the Subscription Rights. Subscription Rights holders who exercise Subscription Rights will incur investment risk on new money invested. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances.

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Existing Stockholder Participation	We expect the Investors to agree to purchase their pro-rata share of common stock in the Rights Offering pursuant to the exercise of their Basic Subscription Rights issued to them in the Rights Offering. In addition, We expect the Standby Purchaser to agree to purchase any and all unsubscribed shares of common stock in accordance with the Standby Purchase Agreement in a private placement pursuant to Section 4(a)(2) of the Securities Act. The Investors as a group beneficially owned approximately 18.7% of our outstanding shares of common stock as of the Record Date. See “The Standby Purchase Agreement” for more information.

Revocation	If you exercise your Subscription Rights, you (or your nominee) may revoke such exercise before 5:00 p.m., New York City Time, on the Expiration Date by following the instructions herein. If the Expiration Date is extended, you (or your nominee) may revoke your exercise of Subscription Rights at any time before 5:00 p.m., New York City Time, on the final Expiration Date as so extended. See “The Rights Offering—Revocation Rights.”

Use of Proceeds

Assuming all of the [●] shares of common stock will be sold in the Rights Offering based on the combined exercise of the Basic Subscription Rights and Over-Subscription Privilege, we estimate that the net proceeds from the Rights Offering will be approximately $[●] million, based on a Subscription Price of $[●] per share and after deducting other expenses payable by us. Assuming only the Investors purchase their pro rata shares of common stock at a Subscription Price of $[●] per share (and no holders exercise their Over-Subscription Privilege in the Rights Offering) and assuming completion of the Standby Purchase Commitment for the remainder of the [●] shares at a price per share equal to the Subscription Price less $0.15, we estimate that the net proceeds from the Rights Offering and Standby Purchase Commitment will be approximately $[●] million after deducting other expenses payable by us.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” in this prospectus.

Material U.S. Federal Income Tax Considerations	Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, for U.S. federal income tax purposes, we believe and intend to take the position that you generally should not recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering. You should consult your own tax advisor as to the tax consequences of the Rights Offering to you in light of your particular circumstances. See “Material U.S. Federal Income Tax Considerations.”

Extension and Termination	Although we do not presently intend to do so, we may extend the Rights Offering for additional time in our sole discretion; provided, however, that we may not extend the Expiration Date of the Rights Offering by more than 30 days past the original Expiration Date. Our Board of Directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering.

Market for Common Stock	Our common stock is quoted on the OTCQX market of the OTC under the symbol “IDXG.”

Risk Factors	Before you exercise your Subscription Rights to purchase additional shares of common stock, you should be aware that there are risks associated with your investment, and you should carefully read and consider risks described in the section captioned “Risk Factors,” together with all of the other information included in this prospectus and the documents incorporated by reference herein.

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RISK FACTORS

Exercising your Subscription Rights and investing in our common stock involves risks. Before making an investment decision, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 1, 2021, as amended on April 29, 2021 and August 20, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 11, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Commission on August 11, 2021, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 10, 2021, each of which is incorporated by reference in this prospectus, together with all of the information contained in this prospectus and documents incorporated by reference herein. We caution you that the risks and uncertainties we have described, among others, could cause our actual results to differ materially from those expressed in forward-looking statements made by us or on our behalf in filings with the SEC, press releases, communications with investors and oral statements.

Risks Related to the Rights Offering

Your interest in us may be diluted as a result of the Rights Offering.

In the Rights Offering, our stockholders will receive one non-transferable Subscription Right for each outstanding share of common stock owned as of the Record Date, and for each Subscription Right held, a stockholder will be entitled to purchase one share of common stock. We do not intend to apply to list the Subscription Rights for trading on any securities exchange or any other market.

Stockholders who do not fully exercise their Subscription Rights should expect that they will, at the completion of Rights Offering and the Standby Purchase Commitment, own a smaller proportional interest in us than would otherwise be the case had they fully exercised their Subscription Rights. After giving effect to the Rights Offering and the Standby Purchase Commitment, assuming no other transactions involving the issuance of our common stock prior to the expiration of the Rights Offering, we will have approximately [●] shares of common stock outstanding, representing an increase in outstanding shares of approximately 100%.

Further, because the price per share being offered may be substantially higher than the net tangible book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in the Rights Offering. If you purchase additional shares of common stock in this offering at the Subscription Price, you may suffer immediate and substantial dilution in the net tangible book value of the common stock. See “Dilution” in this prospectus for a more detailed discussion of the dilution which may incur in connection with this Rights Offering.

The Subscription Rights are non-transferable, and thus there will be no market for them.

You may not sell, transfer or assign your Subscription Rights to anyone else. We do not intend to list the Subscription Rights on any securities exchange or any other trading market. Because the Subscription Rights are non-transferable, there is no market or other means for you to directly realize any value associated with them.

The Rights Offering may cause the price of our common stock to decline and it may not recover for a substantial period of time or at all.

The Subscription Price, together with the number of shares of our common stock we propose to issue and ultimately will issue as a result of the Rights Offering (including the Standby Purchase Commitment), may result in an immediate decrease in the market value of our common stock. This decrease may continue after the completion of the Rights Offering and the Standby Purchase Commitment. If the market price of our common stock falls below the Subscription Price, participants in the Rights Offering will have committed to buy shares of common stock at a price greater than the prevailing market price. Further, if the holders of shares received upon exercise of their Subscription Rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock. We cannot assure you that the market price of our shares of common stock will not decline prior to the Expiration Date or that, after shares of our common stock are issued upon exercise of Subscription Rights, a subscribing rights holder will be able to sell shares of our common stock acquired in the Rights Offering at a price greater than or equal to the Subscription Price.

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Our common stock price may be even more volatile as a result of the Rights Offering.

Historically, the market price of our common stock has fluctuated over a wide range for a variety of reasons, including company-specific factors and global and industry-wide conditions and events. In the future, the value of our common stock may be impacted by our operating performance, ability to control expenses, results or business prospects.

In addition, the price of the common stock that will prevail in the market after the Rights Offering may be higher or lower than the Subscription Price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. Financings that may be available to us under current market conditions frequently involve sales at prices below the prices at which our common stock currently trades on the OTC, as well as the issuance of warrants or convertible equity that require exercise or conversion prices that are calculated in the future at a discount to the then market price of our common stock.

We cannot assure you that the trading price of our common stock will not decline after you elect to exercise your Subscription Rights. If that occurs, you may have committed to buy shares of common stock in the Rights Offering at a price greater than the prevailing market price and could have an immediate unrealized loss. Moreover, we cannot assure you that, following the exercise of your Subscription Rights, you will be able to sell your common stock at a price equal to or greater than the Subscription Price, and you may lose all or part of your investment in our common stock. Until shares of common stock are delivered upon expiration of the Rights Offering, you will not be able to sell the shares of our common stock that you purchase in the Rights Offering. Shares of our common stock purchased in the Rights Offering will be issued as soon as practicable after the Rights Offering has expired and payment for the shares of common stock subscribed for has cleared. We will not pay you interest on funds delivered to the Subscription Agent pursuant to your exercise of Subscription Rights.

The Subscription Price determined for this Rights Offering is not an indication of the fair value of our common stock.

In determining the Subscription Price, our Board of Directors considered a number of factors, including, but not limited to, the price at which our stockholders might be willing to participate in the Rights Offering, the amount of proceeds desired to achieve our financing goals, potential market conditions, historical and current trading prices for our common stock, and through negotiations with the Investors for their willingness to enter into the Standby Purchase Agreement at various price ranges. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. The Subscription Price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. You should not consider the Subscription Price to be an indication of the value of our company or the fair value of our common stock offered in the Rights Offering. After the date of this prospectus, our common stock may trade at prices below the Subscription Price.

We may use the proceeds of the Rights Offering in ways with which you may disagree.

We expect to use the net proceeds from the Rights Offering for working capital and general corporate purposes We will have significant discretion in the use of the net proceeds of the Rights Offering, and it is possible that we may allocate the proceeds differently than you desire, or that we will fail to maximize our return on these proceeds. You will be relying on the judgment of our management with regard to the use of the proceeds from the Rights Offering, and you will not have the opportunity, as part of your investment decision, to assess whether you believe the proceeds are being used appropriately. See “Use of Proceeds” in this prospectus.

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We may amend or modify the terms of the Rights Offering at any time before the expiration of the Rights Offering in a way that could adversely affect your investment.

Our Board of Directors reserves the right to amend or modify the terms of the Rights Offering. The amendments or modifications may be made for any reason and may adversely affect your Subscription Rights. These changes may include, for example, changes to the Subscription Price or other matters that may induce greater participation by our stockholders in the Rights Offering. If we make any fundamental change to the terms of the Rights Offering after the date of this prospectus, we will file a post-effective amendment to the registration statement of which this prospectus forms a part and offer subscribers the opportunity to cancel their subscriptions. In such event, we will issue refunds of the Subscription Payment to each stockholder subscribing to purchase shares of common stock in the Rights Offering and recirculate an amended prospectus after the post-effective amendment is declared effective by the SEC. If we extend the Expiration Date in connection with any post-effective amendment, we will allow holders of Subscription Rights a reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the Rights Offering and the new Expiration Date. Even if an amendment does not rise to the level that is fundamental and would thus require us to offer to return your Subscription Payment, the amendment may nonetheless adversely affect your rights and any prospective return on your investment.

If we terminate the Rights Offering for any reason, or the Investors terminate the Standby Purchase Agreement under certain circumstances, we will have no obligation other than to return Subscription Payments as soon as practicable.

We may decide, in our sole discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If this offering is cancelled or terminated, we will have no obligation with respect to Subscription Rights that have been exercised except to return as soon as practicable, without interest or deduction, all Subscription Payments deposited with the Subscription Agent. If we terminate this Rights Offering and you have not exercised any Subscription Rights, such Subscription Rights will expire and be worthless.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

Holders of Subscription Rights who desire to purchase shares of common stock in this Rights Offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent before 5:00 p.m., New York City Time, on the Expiration Date. If you are a beneficial owner of shares of common stock and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Subscription Rights granted in this Rights Offering that you beneficially own before 5:00 p.m., New York City Time, on the Expiration Date, as the same may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent before 5:00 p.m., New York City Time, on the Expiration Date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise of Subscription Rights in this Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase shares of common stock in the Rights Offering.

Any personal check used to pay for the shares of common stock to be issued in this Rights Offering must clear prior to the Expiration Date, and the clearing process may require five or more business days. If you choose to exercise your Subscription Rights, in whole or in part, and to pay for the shares of common stock by personal check and your check has not cleared prior to the Expiration Date, you will not have satisfied the conditions to exercise your Subscription Rights and will not receive the shares of common stock you wish to purchase.

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You may not be able to immediately resell any shares of our common stock that you purchase upon the exercise of Subscription Rights immediately upon expiration of the Rights Offering.

If you exercise your Subscription Rights, you may not be able to resell the common stock you purchase by exercising your Subscription Rights until you (or your broker or other nominee) have received a book-entry representing those shares. Although we will endeavor to issue the appropriate book-entries as soon as practicable after completion of the Rights Offering, there may be some delay between the Expiration Date and the time that we issue the new book-entries.

We do not know how many stockholders will participate in the Rights Offering.

Apart from the Investors, who we expect to agree, pursuant to the Standby Purchase Agreement, to exercise in full the Basic Subscription Rights they receive and to provide the Standby Purchase Commitment, we have no other agreements or understandings with any persons or entities with respect to their exercise of rights or their participation as an underwriter, broker or dealer in the Rights Offering. We therefore do not know how many other stockholders, if any, will participate in the Rights Offering. If the closing of the transaction contemplated by the Standby Purchase Agreement does not occur and the Rights Offering is not otherwise fully subscribed, we may not have the capital necessary to fund our contemplated uses of the net proceeds of the Rights Offering and might need to look to other sources of funding for these contemplated uses. There is no assurance that these alternative sources will be available and at what cost.

While we have an agreement in principle to enter into the Standby Purchase Agreement with the Investors, if we do not enter into the Standby Purchase Agreement or if the conditions under the Standby Purchase Agreement are not satisfied, and we are therefore unable to consummate the transactions contemplated by the Standby Purchase Agreement, we will not consummate the Rights Offering.

While we have an agreement in principle to entered into the Standby Purchase Agreement with the Investors, we may not enter into the Standby Purchase Agreement. Even if we do enter into the Standby Purchase Agreement, the closing of the transactions contemplated by the Standby Purchase Agreement will be subject to satisfaction or waiver of conditions, including compliance with covenants and the accuracy of representations and warranties provided in the Standby Purchase Agreement and consummation of the Rights Offering. As a result, we cannot guarantee that we will enter into the Standby Purchase Agreement or that the transactions contemplated by the Standby Purchase Agreement will be consummated. Failure to consummate the transactions contemplated by the Standby Purchase Agreement could have adverse effects on our business and results of operations and financial condition. Please see “The Standby Purchase Agreement” for further conditions to the obligation of the Investors to consummate the transactions contemplated by the Standby Purchase Agreement.

You will not have any rights in the shares of common stock that you purchase until you actually receive such shares of common stock.

You will not have any rights in the shares of common stock that you purchase in the Rights Offering until such shares of common stock are actually issued to and received by you. We intend to issue the shares as soon as reasonably possible after the expiration of the Rights Offering; however, there may be a delay between the Expiration Date of the Rights Offering and the date the shares of common stock are actually issued and delivered to you. You may not be able to resell the shares of common stock until you, or your nominee, if applicable, have actually received those shares.

You will not receive interest on Subscription Payments, including any portion that may ultimately be returned to you.

You will not earn any interest on your Subscription Payments while they are being held by the Subscription Agent pending the closing of the Rights Offering. In addition, if we terminate the Rights Offering, or if you exercise your Over-Subscription Privilege and are not allocated all of the shares of common stock for which you Over-Subscribe, neither we nor the Subscription Agent will have any obligation with respect to the Subscription Rights except to return, without interest or penalty, any excess Subscription Payments to you.

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The receipt of Subscription Rights may be treated as a taxable distribution to you.

Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, for U.S. federal income tax purposes, we believe and intend to take the position that the distribution of the Subscription Rights in this Rights Offering generally should be a non-taxable distribution to holders of shares of common stock under Section 305(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Please see the discussion on the “Material U.S. Federal Income Tax Considerations” below. This position is not binding on the Internal Revenue Service (“IRS”), or the courts, however. If the Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Subscription Rights in the Rights Offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Subscription Rights. Any such distribution would be treated as dividend income to the extent of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of the Rights Offering.

The Rights Offering may limit our ability to use some or all of our net operating loss carryforwards in the future.

The ultimate realization of our deferred income tax assets is dependent upon generating future taxable income, executing tax planning strategies, and reversals of existing taxable temporary differences. We have recorded a full valuation allowance against our deferred income tax assets. The valuation allowance may fluctuate as conditions change. Our ability to utilize net operating loss carryforwards to offset our future taxable income and/or to recover previously paid taxes would be limited if we were to undergo an “ownership change” within the meaning of Section 382 of the Code.

We believe that there is a significant possibility that either (i) transactions undertaken in recent years or (ii) a combination of such prior transactions and the purchase of shares pursuant to the Standby Purchase Agreement have caused, or will cause, an ownership change that would limit our ability to utilize net operating loss carryforwards in the future.

Exercising the Subscription Rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the Record Date for the Rights Offering. This requirement prevents you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

Risks Related to Our Business

The world is currently suffering a coronavirus (COVID-19) pandemic which is resulting in social distancing, travel bans and quarantines.

The world is currently suffering a COVID-19 pandemic which is resulting in social distancing, travel bans and quarantines. The extent to which the COVID-19 pandemic impacts our operations will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity and scope of the outbreak and the actions taken to contain or treat the coronavirus outbreak. In particular, the continued spread of the coronavirus globally is adversely affecting global economies and financial markets which has materially and adversely impacted our operations including, without limitation, the functioning of our laboratories, the availability of supplies including reagents, the progress and data collection of our pharma services, demand for our services and travel, customer demand and employee health and availability. Further, the impact of the COVID-19 pandemic in part caused us to reevaluate the carrying charge of our intangible assets and led us to restate certain of our financial statements to record impairment charges and amortization expense. The COVID-19 pandemic has had and will likely continue to have an adverse impact on our revenue, results of operations and financial condition.

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Risks Related to Our Common Stock Price

The price and trading volume of our common stock may be highly volatile and could be further affected by events not within our control, and an investment in our common stock could suffer a decline in value.

During 2021, our common stock traded at a low of $2.98 and a high of $10.51. Volatility in our stock price or trading volume may be in response to various factors, some of which may be beyond our control. In addition to the other factors discussed or incorporated by reference herein, factors that may cause fluctuations in our stock price or trading volume, include, among others:

●	general volatility in the trading markets;
●	impact of the delisting of our common stock from Nasdaq and listing on the OTCQX;
●	adverse research and development results;
●	significant fluctuations in our quarterly operating results;
●	significant changes in our cash and cash equivalent reserves;
●	our liquidity and ability to obtain additional capital, including the market’s reaction to any announced capital-raising transactions;
●	market assessments of any announced strategic transaction, including the likelihood that it would be completed and the timing for completion;
●	potential negative market reaction to the terms or volume of any issuance of shares of our common stock, preferred stock or other securities to new investors, pursuant to strategic or capital-raising transactions or to employees, directors or other service providers;
●	sales of substantial amounts of our common stock, or the perception that substantial amounts of our common stock may be sold, by stockholders in the public market;
●	announcements regarding our business or the business of our competitors;
●	announcements regarding our equity offerings;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;
●	industry and/or regulatory developments;
●	changes in revenue mix;
●	changes in revenue and revenue growth rates for us and for the industries in which we operate;
●	changes in accounting standards, policies, guidance, interpretations or principles;
●	statements or changes in opinions, ratings or earnings estimates made, or the failure to make, by brokerage firms or industry analysts relating to the markets in which we operate or expect to operate; and
●	general market and economic conditions.

The issuance of additional shares of our common stock in any future offerings could be dilutive to stockholders.

The issuance of additional shares of our common stock in any future offerings could be dilutive to stockholders. In order to raise additional capital, such securities may be at prices that are not the same as the price per share in previous offerings. We cannot assure investors that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in previous offerings, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future (including our Series B Preferred Stock), and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

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The delisting of our common stock from Nasdaq and subsequent trading on OTCQX may adversely affect our common stock and business and financial condition and the effects are unpredictable.

On February 25, 2020, our common stock was delisted from Nasdaq and commenced trading on the OTCQX.

Trading in stock quoted on the OTCQX is often thin, volatile, and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the issuer’s operations, results or business prospects. The availability of buyers and sellers represented by this volatility could lead to a market price for our Common Stock that is unrelated to operating performance. Moreover, the OTCQX is not a stock exchange, and trading of securities quoted on the OTCQX is often more volatile than the trading of securities listed on a stock exchange like Nasdaq or the New York Stock Exchange. The OTCQX quotation system may provide less liquidity than Nasdaq. Due to reduced volume of trading on the OTCQX, we cannot predict the extent to which there will be a viable trading market in the future or how liquid that market will be at any given time.

Prices for securities traded solely on the OTCQX quotation system may be difficult to obtain, and holders of our common stock may be unable to resell their shares at or near their original acquisition price or at any price. Further, our delisting from Nasdaq and commencement of trading on the OTCQX has and may continue to have negative implications, including an adverse effect on the price of our common stock, increased volatility in our common stock, the loss of federal preemption of state securities laws, greater difficulty in raising capital through the public or private sale of equity securities, deterring broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, a loss of current or future coverage by certain sell-side analysts, deterring certain institutions and persons from investing in our securities at all and a loss of confidence of our customers, collaborators, vendors, suppliers and employees, which could harm our business and future prospects.

The risks associated with penny stock classification could affect the marketability of our common stock and stockholders could find it difficult to sell their shares.

If our shares of common stock do not maintain a trading price of $5.00 or more per share, our common stock will be subject to “penny stock” rules as defined in Exchange Act Rule 3a51-1. The SEC adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Transaction costs associated with purchases and sales of penny stocks are likely to be higher than those for other securities. Penny stocks generally are equity securities with a price of less than $5.00.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the Company’s common stock and stockholders may find it more difficult to sell their shares.

Risks Relating to Being a Public Company

We will continue to incur increased costs and demands on management as a result of compliance with laws and regulations applicable to public companies, which could harm our operating results.

As a public company, we are incurring significant legal, accounting and other expenses. In addition to being required to comply with certain requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we are required to comply with certain requirements of the Dodd Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. We expect that compliance with these requirements will continue to increase our legal and financial compliance costs and will make some activities more time consuming and costly. In addition, we expect that our management and other personnel will continue to need to divert attention from operational and other business matters to devote substantial time to these public company requirements.

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We also recently spent considerable management time in connection with our restatement of previously issued financial statements contained in our Annual Reports on Form 10-K for the years ended December 31, 2014 through 2019 as well as the financial statements contained in the Quarterly Reports on Form 10-Q for each quarterly period within those fiscal years as well as the quarterly periods ended March 31, 2020 and June 30, 2020. This was due to evaluating and recording an impairment charge and amortization expense relating to our BarreGen asset.

Further, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, if we lose our status as a “smaller reporting company,” we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting. Our compliance with Section 404 of the Sarbanes-Oxley Act, as applicable, requires us to incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to continue to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, like those disclosed in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, and in Item 4 of our Quarterly Report on Form 10-Q for the period ended September 30, 2021, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

If we are unable to maintain and implement effective internal controls over financial reporting, investors may lose confidence in the accuracy and completeness of our reported financial information and the market price of our common stock may be negatively affected.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and determine the effectiveness of our internal control over financial reporting and provide a management report on our internal controls on an annual basis. If we have material weaknesses in our internal control over financial reporting, like those disclosed in Item 9A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, and in Item 4 of our Quarterly Report on Form 10-Q for the period ended September 30, 2021, we may not detect errors on a timely basis and our financial statements may be materially misstated. We will need to maintain and enhance these processes and controls as we grow, and we will require additional management and staff resources to do so. Additionally, even if we conclude our internal controls are effective for a given period, we may in the future identify one or more material weaknesses in our internal controls, in which case our management will be unable to conclude that our internal control over financial reporting is effective. Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses with respect to our internal controls or the level at which our internal controls are documented, designed, implemented or reviewed.

If we are unable to conclude that our internal control over financial reporting is effective, investors could lose confidence in the accuracy and completeness of our financial disclosures, which could cause the price of our common stock to decline. Irrespective of compliance with Section 404, any failure of our internal control over financial reporting could have a material adverse effect on our reported operating results and harm our reputation. Internal control deficiencies could also result in a restatement of our financial results.

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Risks Relating to Our Corporate Structure and Our Common Stock

We have a substantial number of authorized common and preferred shares available for future issuance that could cause dilution of our stockholders’ interest, adversely impact the rights of holders of our common stock and cause our stock price to decline.

We have a total of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock authorized for issuance. As of December 1, 2021, we had 95,805,889 shares of common stock and 4,953,000 shares of preferred stock available for issuance. As of December 1, 2021, we have reserved 984,875 shares of our common stock for issuance under our 2019 Equity Incentive Plan and 25,715 shares of our common stock for issuance under our Employee Stock Purchase Plan and 698,212 additional shares available for future grants of awards under our 2019 Equity Incentive Plan as well as warrants for 1,404,648 shares of our common stock outstanding at prices ranging from $9.40 to $46.90 per warrant share. As of December 1, 2021, the aggregate number of shares of common stock that may be issued through conversion of all of the outstanding Series B Preferred Stock is 7,833,334. Provided that we have a sufficient number of unreserved authorized capital stock available, we may seek financing that could result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. We may also make acquisitions that result in issuances of additional shares of our capital stock. Those additional issuances of capital stock could result in substantial dilution of our existing stockholders. Furthermore, the book value per share of our common stock may be reduced. This reduction would occur if the exercise price of any issued warrants, the conversion price of any convertible notes or the conversion ratio of any issued preferred stock is lower than the book value per share of our common stock at the time of such exercise or conversion. Additionally, new investors in any subsequent issuances of our securities could gain rights, preferences and privileges senior to those of holders of common stock.

The addition of a substantial number of shares of our common stock into the market or the registration of any of our other securities under the Securities Act may significantly and negatively affect the prevailing market price for our common stock. The future sales of shares of our common stock issuable upon the exercise of outstanding warrants and options may have a depressive effect on the market price of our common stock, as such warrants and options would be more likely to be exercised at a time when the price of our common stock is greater than the exercise price.

We have anti-takeover defenses that could delay or prevent an acquisition and could adversely affect the price of our common stock.

Our certificate of incorporation, as amended (the “Certificate of Incorporation”), and amended and restated bylaws (the “Bylaws”) include provisions, such as providing for three classes of directors, which may make it more difficult to remove our directors and management and may adversely affect the price of our common stock. In addition, our Certificate of Incorporation authorizes the issuance of “blank check” preferred stock, which allows our Board to create one or more classes of preferred stock with rights and preferences greater than those afforded to the holders of our common stock without separate shareholder approval. This provision could have the effect of delaying, deterring or preventing a future takeover or a change in control, unless the takeover or change in control is approved by our Board. We are also subject to laws that may have a similar effect. For example, Section 203 of the Delaware General Corporation Law (“Section 203”) prohibits us from engaging in a business combination with an interested stockholder for a period of three years from the date the person became an interested stockholder unless certain conditions are met. As a result of the foregoing, it may be difficult for another company to acquire us and, therefore, could limit the price that possible investors might be willing to pay in the future for shares of our common stock. In addition, the rights of our common stockholders are subject to, and may be adversely affected by, the rights of holders of our Series B Preferred Stock as well as any class or series of preferred stock that may be issued in the future and by the rights of holders of warrants currently outstanding or issued in the future.

We have not declared any cash dividends on our common stock and do not intend to declare or pay any cash dividends in the foreseeable future. Future earnings, if any, will be used to finance the future operation and growth of our business. As a result, capital appreciation, if any, will be your sole source of gain.

We have never paid cash dividends on our common stock. We do not currently anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. We are prohibited from paying dividends on our common stock without the approval of the holders of the Series B Preferred Stock for so long as 30% of the Series B Preferred Stock outstanding as of January 15, 2020 remains outstanding. We presently intend to retain all earnings for our operations. As a result, capital appreciation, if any, of our common stock will be an investor’s sole source of gain for the foreseeable future.

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If securities or industry analysts issue an adverse opinion regarding our stock or do not publish research or reports about our company, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that equity research analysts publish about us, our business and our competitors. We do not control these analysts or the content and opinions or financial models included in their reports. Securities analysts may elect not to provide research coverage of our company, and such lack of research coverage may adversely affect the market price of our common stock. The price of our common stock could also decline if one or more equity research analysts downgrade our common stock or if those analysts issue other unfavorable commentary or cease publishing reports about us or our business. If one or more equity research analysts cease coverage of our company, we could lose visibility in the market, which in turn could cause our stock price to decline.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

The indemnification rights provided to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against its directors, officers, and employees.

Our Certificate of Incorporation contains provisions permitting us to enter into indemnification agreements with our directors, officers, and employees. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

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USE OF PROCEEDS

Assuming all of the [●] shares of common stock will be sold in the Rights Offering based on the combined exercise of the Basic Subscription Rights and Over-Subscription Privilege, we estimate that the net proceeds from the Rights Offering will be approximately $[●] million, based on a Subscription Price of $[●] per share and after deducting other expenses payable by us. Assuming only the Investors purchase their pro rata shares of common stock at a Subscription Price of $[●] per share (and no holders exercise their Over-Subscription Privilege in the Rights Offering) and assuming completion of the Standby Purchase Commitment for the remainder of the [●] shares at a price per share equal to the Subscription Price less $0.15, we estimate that the net proceeds from the Rights Offering and Standby Purchase Commitment will be approximately $[●] million after deducting other expenses payable by us.

We intend to use the net proceeds from the Rights Offering for working capital and general corporate purposes.

Our management will have broad discretion in the application of the net proceeds from the Rights Offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Until we use the net proceeds of the Rights Offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

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DILUTION

Purchasers of shares of common stock in the Rights Offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of September 30, 2021 was approximately $(8.6) million, or approximately $(2.05) per share of common stock (based upon 4,174,447 shares of our common stock outstanding as of September 30, 2021). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

Dilution per share of common stock equals the difference between the amount per share of common stock paid by purchasers in the Rights Offering and the net tangible book value per share of our common stock immediately after the Rights Offering.

Based on the sale by us in the Rights Offering of a maximum of 4,174,447 shares of common stock (consisting of 4,174,447 shares of common stock, which numbers of shares of common stock are estimated amounts, calculated by using the number of shares of common stock outstanding as of September 30, 2021) at the Subscription Price of $[●] per share, our pro forma net tangible book value as of September 30, 2021 would have been approximately $[●] million, or $[●] per share. This represents an immediate dilution in pro forma net tangible book value to existing stockholders of $[●] per share and an immediate increase to purchasers in the Rights Offering of $[●] per share. The following table illustrates this pro forma per-share dilution:

Subscription Price	$	[●]
Net tangible book value per common share as of September 30, 2021, before giving effect to the Rights Offering		$(2.05)
Dilution in net tangible book value per common share attributable to the Rights Offering	$	([●]	)
Pro forma net tangible book value per common share as of September 30, 2021 after giving effect to the Rights Offering	$	[●]
Increase in pro forma net tangible book value per common share to purchasers in the Rights Offering	$	[●]

The information above is based on 4,174,447 shares of our common stock outstanding as of September 30, 2021, and excludes as of such date:

●	7,833,334 shares of common stock issuable upon the conversion of outstanding Series B Preferred Stock;

●	622,058 shares of common stock issuable upon the exercise of outstanding options granted under our stock option plans at a weighted-average exercise price of $6.94 per share;

●	1,404,648 shares of common stock issuable upon the exercise of outstanding warrants at a weighted- average exercise price of $15.97 per share; and

●	698,212 shares of common stock available for future issuance under our stock option plans.

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DESCRIPTION OF THE RIGHTS OFFERING

The Rights Offering

We are distributing, at no charge, to all holders of our common stock on the Record Date, non-transferable Subscription Rights, consisting of a Basic Subscription Right and Over-Subscription Privilege, to purchase shares of common stock at a Subscription Price per share of $[●]. See “—Subscription Price” below. In the Rights Offering, you will receive one Subscription Right for each share of common stock owned at 5:00 p.m., New York City Time, on the Record Date. For each Subscription Right held, you will be entitled to purchase one share of common stock at the Subscription Price through your Basic Subscription Right. You will also be able to exercise an Over-Subscription Privilege, which will allow you to purchase additional shares of common stock that remain unsubscribed at the expiration of the Rights Offering, subject to the availability and pro rata allocation of shares among stockholders exercising this Over-Subscription Privilege.

The common stock to be issued in the Rights Offering, like our existing shares of common stock, will be quoted on the OTCQX market of the OTC under the symbol “IDXG” and will not be listed for trading on a national securities exchange. The Subscription Rights to be issued in the Rights Offering will not be listed for trading or quoted on any securities exchange or recognized trading system. The Subscription Rights granted to you are non-transferable. The Subscription Rights will be a new issue of securities with no prior trading market. We do not intend to apply to list the Subscription Rights for trading on any exchange or any other market

The maximum aggregate number of shares of common stock disclosed in this prospectus, are what we are offering based on [●] shares of common stock outstanding as of the Record Date.

Basic Subscription Rights and Over-Subscription Privilege

Each holder as of 5:00 p.m., New York City time, on the Record Date, will be granted one (1) Subscription Right for each one (1) share of our common stock owned at that time. Each Subscription Right gives the holder a Basic Subscription Right to purchase one share of our common stock for $[●] per share. For example, if you owned 100 shares of our common stock as of the Record Date, you would receive 100 Subscription Rights and would have the right to purchase 100 shares of common stock for $[●] per share with your Basic Subscription Right.

Each Subscription Right carries with it a Basic Subscription Right and an Over-Subscription Privilege, which gives holders of Subscription Rights the opportunity to purchase shares of common stock that are not purchased by other holders of Subscription Rights.

If, and only if, you fully exercise your Basic Subscription Rights, you will also be able to exercise an Over-Subscription Privilege, which will allow you to purchase additional shares of common stock that remain unsubscribed at the expiration of the Rights Offering, subject to the availability and pro rata allocation of shares among stockholders exercising this Over-Subscription Privilege. You must state your intention to exercise your Over-Subscription Privilege at the same time that you exercise your Basic Subscription Rights. The shares sold through the Over-Subscription Privilege will be sold at the same Subscription Price applicable to the Basic Subscription Right.

To determine if a holder wishing to exercise the Over-Subscription Privilege has fully exercised such holder’s Basic Subscription Right, we will consider only the Basic Subscription Right held by such holder in the same capacity. For example, suppose that a holder was granted Subscription Rights for shares of our common stock that he owns individually and shares of our common stock that he owns collectively with his spouse. If such holder wishes to exercise his Over-Subscription Privilege with respect to the Subscription Rights he owns individually, but not with respect to the Subscription Rights he owns collectively with his spouse, such holder only needs to fully exercise his Basic Subscription Right with respect to the individually owned Subscription Rights. Such holder does not have to subscribe for any shares under the Basic Subscription Right owned collectively with his spouse to exercise his individual Over-Subscription Privilege.

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When a holder completes the portion of the Subscription Rights certificate to exercise the Over-Subscription Privilege, such holder will be representing and certifying that the Basic Subscription Right has been fully exercised as to shares of our common stock that are held in that capacity, as required. In exercising the Over-Subscription Privilege, such holder must pay the full Subscription Price for all the shares such holder is electing to purchase (i.e., the full Subscription Price for the shares purchased pursuant the Basic Subscription Right and for all shares purchased pursuant to exercise of the Over-Subscription Privilege).

Pro Rata Allocation

If there are not enough shares of our common stock to satisfy all subscriptions made under the Over-Subscription Privilege, we will allocate the remaining shares of our common stock pro rata, after eliminating all fractional shares, among those holders exercising the Over-Subscription Privilege.

Each such subscriber will receive a number of shares equal to the product (disregarding fractions) obtained by multiplying the number of shares of remaining stock offered pursuant to the Subscription Rights by a fraction of which the numerator is the number of shares subscribed for by that participant under the Over-Subscription Privilege and the denominator is the aggregate number of shares of remaining stock subscribed for by all participants under the Over-Subscription Privilege. Any fractional shares to which persons exercising their Over-Subscription Privilege would otherwise be entitled pursuant to such allocation shall be rounded down to the nearest whole share.

For example, assume that 1,000,000 shares are available under the Over-Subscription Privilege. If you subscribed for 100,000 shares pursuant to your Over-Subscription Privilege, and a total of 2,000,000 shares were subscribed for pursuant to all Over-Subscription Privileges, the amount of shares issued to you pursuant to your Over-Subscription Privilege would be prorated and you would receive only 50,000 shares of common stock (1,000,000 shares multiplied by the quotient of 100,000, divided by 2,000,000), and any subscription payments you provide to the subscription agent in excess of the amount necessary to purchase the shares allocated to you pursuant to your Over-Subscription Privilege would be refunded to you, without interest.

Any excess subscription payments for shares will be returned by mail, without interest or deduction, within ten (10) business days after the expiration of the Rights Offering.

Subscription Price

The Subscription Price of $[●] per share was determined by the Board of Directors based on many factors, including, among other things, the price at which our stockholders might be willing to participate in the Rights Offering, the amount of proceeds desired to achieve our financing goals, potential market conditions, historical and current trading prices for our common stock, and through negotiations with the Investors for their willingness to enter into the Standby Purchase Agreement at various price ranges. The Subscription Price was not determined on the basis of any investment bank or third-party valuation that was commissioned by us. The Subscription Price does not bear any particular relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other criteria for ascertaining value. You should not consider the Subscription Price as an indication of the value of our company or any inherent value of shares of our common stock. The Board of Directors reserves the right, exercisable in its sole discretion, to change the Subscription Price or determine to cancel or otherwise alter the terms of the Rights Offering. After the date of this prospectus, our common stock may trade at prices below the Subscription Price. You should obtain a current price quote for our common stock before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering.

Non-Transferability of Subscription Rights

The Subscription Rights granted to you are non-transferable and, therefore, you may not sell, transfer or assign your Subscription Rights to anyone. The Subscription Rights will not be listed for trading on the OTCQB or any other market or stock exchange. The shares of our common stock issuable upon exercise of the Subscription Rights will be listed on the OTCQB under the ticker symbol “IDXG.”

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Exercise of Subscription Rights

You may exercise some, all, or none of your Subscription Rights. For each Subscription Right held, you will be entitled to purchase one share of common stock at the Subscription Price. If you do not exercise any of your Subscription Rights, the number of shares of our common stock you own will not change. If you do not exercise your Basic Subscription Rights in full, you will suffer dilution of your percentage ownership of our common stock relative to our other stockholders. We anticipate that we will issue approximately [●] shares of our common stock in this Rights Offering. Subject to certain conditions and pursuant to the Standby Purchase Agreement, we expect the Investors to agree to exercise in full the Basic Subscription Rights issued to them. We also expect the Standby Purchaser to agree to purchase from us, upon expiration of the Rights Offering, all shares that remain unsubscribed for at the expiration of the Rights Offering at a price per share equal to the Subscription Price less $0.15. Accordingly, [●] shares of common stock will be issued in connection with the Rights Offering. Your ownership interest will be diluted following the consummation of the Rights Offering if you do not exercise your Subscription Rights in full. You can avoid such dilution by fully exercising such Subscription Rights.

You may exercise your Subscription Rights as follows:

●	Subscription by Stockholders of Record: If you are a stockholder of record, the number of shares of common stock you may purchase pursuant to your Subscription Rights is indicated on the enclosed Subscription Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Subscription Rights Certificate and forwarding it, together with your full payment and, if applicable, notice of guaranteed delivery, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 p.m., New York City Time, on the Expiration Date.

●	Subscription by Beneficial Owners: If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, bank or other nominee, you will not receive a Subscription Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for each share of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares of common stock in the Rights Offering and follow the instructions provided by your nominee.

Subscription Agent

The Subscription Agent for the Rights Offering is American Stock Transfer & Trust Company, LLC. The address to which Subscription Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent before the Rights Offering expires. Do not send or deliver these materials to us.

By Mail, Hand or Overnight Courier:
American Stock Transfer & Trust Company, LLC Attention: [●] 6201 15th Avenue, Brooklyn, NY, 11219 Phone: 718-921-8300 Email: admin3@astfinancial.com

If you deliver the Subscription Rights Certificate in a manner different than that described in this prospectus, we may not honor the exercise of your Subscription Rights.

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Payment Method

Payments must be made in full in U.S. currency by:

●	Personal check drawn on a U.S. bank payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent for Interpace Biosciences, Inc.”;

●	Certified check drawn on a U.S. bank payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent for Interpace Biosciences, Inc.”;

●	U.S. postal money order payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent for Interpace Biosciences, Inc.”; or

●	Wire transfer of immediately available funds to the account maintained by the Subscription Agent (see the Subscription Rights Certificate for the wire instructions).

Payment received after 5:00 p.m., New York City Time, on the Expiration Date will not be honored, and, in such event, the Subscription Agent will return your payment to you, without interest, as soon as practicable.

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more business days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a wire directly to the Subscription Agent’s account, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such wire transfer. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

If you send a payment that is insufficient to purchase the number of shares of common stock you requested, or if the number of shares of common stock you requested is not properly specified, then the funds will be applied to the exercise of Subscription Rights only to the extent of the payment actually received by the Subscription Agent. You must pay for your Over-Subscription Privilege shares at the time you exercise your Basic Subscription Rights; provided that, if we do not apply your full subscription payment to your purchase of shares of our common stock, any excess subscription payment received by the subscription agent will be returned, without interest, as soon as practicable. If you deliver subscription payments in a manner different than that described in this prospectus, then we may not honor the exercise of your Subscription Rights.

You should read the instruction letter accompanying the Subscription Rights Certificate carefully and strictly follow it. DO NOT SEND SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US.

If you have any questions or comments regarding completion of the materials, or the Rights Offering or exercise of your Subscription Rights in general, please contact the Information Agent for this Rights Offering, Broadridge Corporate Issuer Solutions, Inc., at (855) 793-5068 (toll free) or by email at shareholder@broadridge.com. You should direct any requests for additional copies of this prospectus to the Information Agent.

Guaranteed Delivery Procedures

If you do not have adequate time to deliver the Subscription Rights Certificate evidencing your Subscription Rights to the Subscription Agent prior to the expiration of the Rights Offering, you may still participate in the Rights Offering if you follow the guaranteed delivery procedures set forth below prior to the expiration of the Rights Offering:

●	deliver your subscription payment to the Subscription Agent covering all Subscription Rights that you are exercising, in accordance with the procedures set forth above;

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●	deliver your “Notice of Guaranteed Delivery” to the Subscription Agent; and

●	within two business days following the date you submitted your Notice of Guaranteed Delivery, deliver to the Subscription Agent the complete and properly signed Subscription Rights Certificate (together with your beneficial owner election form, if applicable), including any signature guarantees, if necessary.

All notices of guaranteed delivery must include a signature guarantee from an eligible guarantor institution.

The notice of guaranteed delivery may be delivered to the Subscription Agent in the same manner as Subscription Rights Certificates at the address set forth in this prospectus.

If you have any questions or comments regarding completion or delivery of the notice of guaranteed delivery, please contact the Information Agent, Broadridge Corporate Issuer Solutions, Inc., at (855) 793-5068 (toll free) or by email at shareholder@broadridge.com.

Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Subscription Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we or our Subscription Agent under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of shares of common stock you requested, or if the number of shares of common stock you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or penalty, as soon as practicable following the expiration of the Rights Offering.

Expiration Date; Extension

The Subscription Rights will expire if they are not exercised before 5:00 p.m., New York City Time, on the Expiration Date unless the Rights Offering is extended or earlier terminated by us in our sole discretion; provided, however, that we may not extend the Expiration Date by more than 30 calendar days past the original Expiration Date. We will not be required to issue shares of common stock to you if the Subscription Agent receives your Subscription Rights Certificate or your subscription payment after that time.

We have the option to extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires in our sole discretion; provided, however, that we may not extend the expiration date of the Rights Offering by more than 30 days past the original expiration date. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York City Time, on the next business day after the most recently announced expiration date of the Rights Offering. We do not presently intend to extend the Expiration Date of the Rights Offering.

If you exercise your Subscription Rights, you may revoke such exercise at any time before the Expiration Date by following the instructions herein. If the Expiration Date is extended, you may revoke your exercise of Subscription Rights at any time until the final Expiration Date as so extended. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable thereafter without interest or deduction.

If you are a record holder of our common stock, the number of shares of common stock you may purchase pursuant to your Subscription Rights is indicated on the enclosed Subscription Rights Certificate. If you hold your shares in the name of a broker, dealer, bank or other nominee who uses the services of DTC, you will not receive a Subscription Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for every share of our common stock that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

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Termination

Our Board of Directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination within one business day of such termination.

Return of Funds upon Completion or Termination

The Subscription Agent will hold funds received in payment for shares of common stock in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. To the extent you properly exercise your Subscription Rights for an amount of shares of common stock that exceeds the number of unsubscribed shares of common stock available to you, any excess subscription payments will be returned to you as soon as practicable after the expiration of the Rights Offering, without interest or penalty. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned as soon as practicable after the termination or expiration of the Rights Offering, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

Shares of Our Common Stock Outstanding After the Rights Offering

Based on [●] shares of common stock outstanding as of the Record Date, assuming no other transactions by us involving our common stock prior to the expiration of the Rights Offering, if the Rights Offering is completed (including the Standby Purchase Commitment if necessary), [●] shares of our common stock will be issued and outstanding. The exact number of shares of common stock that we will issue in this Rights Offering will depend on the number of shares of common stock that are subscribed for in the Rights Offering.

Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock so instructs, you should complete the Subscription Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the Expiration Date. You may exercise the number of Subscription Rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our common stock on the Record Date; provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form entitled “Nominee Holder Certification,” which is provided with your Rights Offering materials. If you did not receive this form, you should contact our Subscription Agent to request a copy.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. In resolving all such questions, we will review the relevant facts, and, if necessary, consult with our legal advisors, and we may request input from the relevant parties. Our determination will be final and binding. We will not accept any alternative, conditional or contingent subscriptions or directions. We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the offering period expires, unless waived by us in our sole discretion. Neither we nor the Subscription Agent will be under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when a properly completed and duly executed Subscription Rights Certificate and any other required documents and the full subscription payment have been received by the Subscription Agent. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

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Stockholder Rights

You will have no rights as a holder of the shares of our common stock you purchase in the Rights Offering until such shares are issued in book-entry, or uncertificated, form or your account at your broker, dealer, bank, or other nominee is credited with such shares.

Regulatory Limitations; No Offer Made to California Residents; No Unlawful Subscriptions

We will not mail this prospectus or Subscription Rights Certificates to stockholders or holders of record with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Subscription Rights Certificates for their account. To exercise Subscription Rights, our foreign stockholders must notify the Subscription Agent before 5:00 p.m., New York City Time, on [●], 2021, the third business day prior to the Expiration Date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such stockholder resides and provide payment by a U.S. bank in U.S. dollars before the expiration of the Rights Offering. If no such notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

We will not be required to issue to you shares of our common stock pursuant to the exercise of Subscription Rights in the Rights Offering if, in our opinion, you are required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the time the Rights Offering expires, you have not obtained such clearance or approval.

The distribution of the Subscription Rights and the offer and sale of the shares of common stock issuable upon exercise of the Subscription Rights is not registered or otherwise qualified in California. Accordingly, the Rights Offering is not available to residents of California.

We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. We are not soliciting, selling or accepting any offers to participate in our Rights Offering in any jurisdictions where such actions are prohibited. No offers to purchase any shares of our common stock are made to Subscription Rights holders who are residents of such jurisdictions, and we will not sell or accept offers for the purchase of our common stock from such Subscription Rights holders.

Revocation Rights

If you exercise your Subscription Rights, you may revoke such exercise before the Expiration Date by following the instructions herein. If the Expiration Date is extended, you may revoke your exercise of Subscription Rights at any time until the final Expiration Date as so extended. If we terminate the Rights Offering, all subscription payments received will be returned as soon as practicable thereafter without interest or deduction. After the Expiration Date, such exercises are irrevocable.

To be effective, a written notice of revocation must be received by the Subscription Agent at its address identified in this prospectus prior to the Expiration Date, as may be extended. Any notice of revocation must specify the name of the person who exercised the Subscription Rights for which such exercises are to be revoked and the number of Subscription Rights to be revoked. Any funds received by the Subscription Agent will be promptly returned to such holder following a revocation. Revocations of Subscription Rights may not be cancelled; however, you may exercise your Subscription Rights again by following one of the procedures described above in the section entitled “The Rights Offering—Exercise of Subscription Rights” at any time prior to the expiration of the Rights Offering.

All questions as to the form and validity (including time of receipt) of any notice of revocation will be determined by us, in our sole discretion, which determination shall be final and binding, subject to the judgments of any courts with jurisdiction over us that might provide otherwise. Neither we nor any other person will be under any duty to give notification of any defect or irregularity in any notice of revocation or incur any liability for failure to give any such notification, subject to the judgment of any court with jurisdiction over us.

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Minimum Subscriptions

There is no aggregate minimum subscription we must receive to complete the Rights Offering. However, pursuant to the Standby Purchase Agreement, we expect the Investors to agree to exercise in full the Basic Subscription Rights issued to them to purchase their pro rata shares of common stock. At the expiration of the Rights Offering, we expect the Standby Purchaser to agree to purchase from us, at a price per share equal to the Subscription Price less $0.15, all of the shares of common stock that remain unsubscribed for pursuant to the exercise of Subscription Rights (including the Over-Subscription Privilege). Accordingly, even if no stockholders other than the Investors exercise their rights, we will receive approximately $[●] million in aggregate gross proceeds.

Fees and Expenses

If you wish to exercise your Subscription Rights, the only cost to you will be the payment of the Subscription Price for purchase of the shares of common stock. We will pay all fees charged by the Subscription Agent and Information Agent. We will not charge any fees or commissions in connection with the issuance of the Subscription Rights to you or the exercise of your Subscription Rights. If you hold your shares of common stock through a nominee, you may be required to pay your nominee certain service or administration fees in connection with the exercise of your Subscription Rights. Please check with your nominee in such regard. We are not responsible for covering or reimbursing any such fees.

Issuance of Common Stock

You will have no rights as a holder of the shares of our common stock you purchase in the Rights Offering, if any, until the shares are actually received by you.

We intend to issue the shares of common stock in book-entry, or uncertificated, form to each subscriber as soon as practicable after completion of the Rights Offering; however, there may be a delay between the Expiration Date and the date and time that the shares are issued and delivered to you or your nominee, as applicable. We will issue the shares in book-entry, or uncertificated, form to each subscriber; we will not issue any stock certificates.

If you are the holder of record of our common stock, you will receive a direct registration, or DRS, account statement of ownership from our transfer agent, American Stock Transfer & Trust Company, LLC, reflecting the shares of common stock that you have acquired in the Rights Offering.

If you hold your shares of common stock in the name of a broker, dealer, bank, or other nominee who uses the services of DTC, DTC will credit your account with your nominee with the securities you acquire in the Rights Offering. You may request a statement of ownership from the nominee following the completion of the Rights Offering.

No Recommendation to Holders of Subscription Rights

Neither our Board of Directors nor our management has made any recommendation regarding your exercise of the Subscription Rights. Subscription Rights holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which our shares of common stock will trade, and, therefore, we cannot assure you that the market price for our common stock before, during or after this Rights Offering will be above the Subscription Price, or that anyone purchasing shares at the Subscription Price will be able to sell those shares of common stock purchased in the Rights Offering in the future at a price equal to or greater than the Subscription Price. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this prospectus and other information relevant to your circumstances. Before you exercise your Subscription Rights to purchase additional shares of common stock, you should be aware that there are risks associated with your investment, and you should carefully read and consider risks described in the section captioned “Risk Factors,” together with all of the other information included in this prospectus and the documents incorporated by reference herein.

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Interests of our Directors, Officers, and Principal Stockholders

All holders of our common stock as of the Record Date for the Rights Offering will receive, at no charge, the non-transferable Subscription Rights to purchase shares of our common stock as described in this prospectus. To the extent that our directors and officers hold shares of our common stock as of the Record Date, they will receive the Subscription Rights and, while they are under no obligation to do so, will be entitled to participate in the Rights Offering. For information on the holdings of our officers and directors, see the section titled “Security Ownership of Certain Beneficial Owners and Management.”

Pursuant to the Standby Purchase Agreement, we expect the Investors to agree to exercise in full the Basic Subscription Rights issued to them. We also expect the Standby Purchaser to agree to purchase from us, upon expiration of the Rights Offering, all shares that remain unsubscribed for at the expiration of the Rights Offering at a price per share equal to the Subscription Price less $0.15. The Investors as a group are one of our largest stockholders and beneficially owned approximately 18.7% of our common stock as of the Record Date.

Other than as described, our officers, directors and principal stockholders have no interests in the Rights Offering, and we have not otherwise received any indication from any of our directors, officers or other stockholders as to whether they plan to subscribe for shares of common stock in the Rights Offering. The holders of shares of our Series B Preferred Stock, 1315 Capital and Ampersand, have waived their right to participate in the Rights Offering in their capacities as such.

Standby Purchase Commitment

Our objective is to raise $[●] million in gross proceeds from our Rights Offering. In the event that all Subscription Rights are not exercised, we would fall short of that objective. We therefore intend to enter into the Standby Purchase Agreement with the Investors, to ensure we will receive at least $[●] million in gross proceeds from this Rights Offering. The Investors as a group are one of our largest stockholders and beneficially owned approximately 18.7% of our common stock as of the Record Date.

Subject to certain conditions and pursuant to the Standby Purchase Agreement, we expect the Investors to agree to exercise in full the Basic Subscription Rights issued to them. We also expect the Standby Purchaser to agree to purchase all shares that remain unsubscribed for at the expiration of the Rights Offering at a price per share equal to the Subscription Price less $0.15, in a private placement pursuant to Section 4(a)(2) of the Securities Act. If all [●] shares available in this Rights Offering are sold pursuant to the exercise of Subscription Rights, there will be no unsubscribed shares, and no excess shares will be sold to the Standby Purchaser pursuant to the Standby Purchase Agreement.

Upon the closing of the Rights Offering, we expect to pay the Standby Purchaser $750,000 for its guarantee of the Rights Offering. Pursuant to the Standby Purchase Agreement, at the closing of the Rights Offering, we also intend to grant the Standby Purchaser the right to designate a candidate for our board of directors and cause our board of directors to appoint such candidate, effective as of the closing of the Rights Offering, and to nominate and recommend such candidate for each subsequent election; provided that the Standby Purchaser (together with its affiliates), at the time of such appointment or nomination, then holds shares of our common stock representing at least five percent (5.0%) of our fully-diluted shares of common stock (assuming the conversion of all outstanding convertible securities). We also expect to enter into a registration rights agreement with the Investors, pursuant to which we will use our best efforts to register for resale all of the unregistered shares of common stock then held by the Investors following the closing of the Rights Offering and any shares then held by the Investors that would otherwise be subject to Rule 144 limitations. For more information, see the section titled “The Standby Purchase Agreement.”

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U.S. Federal Income Tax Treatment of Subscription Rights Distribution

Although the authorities governing transactions such as the Rights Offering are complex and unclear in certain respects, for U.S. federal income tax purposes, we believe and intend to take the position that you generally should not recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering. This position is not binding on the IRS or the courts, however. You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and exercise of Subscription Rights and the receipt, ownership and disposition of our common stock. See “Material U.S. Federal Income Tax Considerations.”

Listing and Quotation

Common Stock. The common stock to be issued in the Rights Offering, like our existing shares of common stock, will be quoted on the OTCQX market of the OTC under the symbol “IDXG” and will not be listed for trading on a national securities exchange.

Subscription Rights. The Subscription Rights are non-transferable. The Subscription Rights will be a new issue of securities with no prior trading market. We do not intend to apply to list the Subscription Rights for trading on any exchange or any other market.

Important

Do not send Subscription Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Subscription Rights Certificate, and you bear the risks associated with such delivery. If you choose to deliver your Subscription Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent prior to the Expiration Date.

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THE STANDBY PURCHASE AGREEMENT

The Standby Purchase Commitment

We intend to enter into a Standby Purchase Agreement with the Investors, pursuant to which the Investors will agree to exercise in full the Basic Subscription Rights issued to them and the Standby Purchaser will agree to purchase from us all shares that remain unsubscribed for at the expiration of the Rights Offering at a price per share equal to the Subscription Price less $0.15. The purchase of any unsubscribed for shares in the Standby Offering will be through an unregistered private placement offering of the shares pursuant to Section 4(a)(2) of the Securities Act to the Standby Purchaser.

In addition, we expect to enter into a registration rights agreement with the Investors, pursuant to which we will use our best efforts to register for resale all of the unregistered shares of common stock then held by the Investors following the closing of the Rights Offering and any shares then held by the Investors that would otherwise be subject to Rule 144 limitations.

In light of the Standby Purchase Commitment, we anticipate that we will receive aggregate gross proceeds of at least $[●] million if the Rights Offering is completed, whether or not any holders, other than the Investors, exercise their Subscription Rights.

Designated Board Member

Pursuant to the Standby Purchase Agreement, at the closing of the Rights Offering, the Company and the Standby Purchaser expect to enter into an Investor Rights Agreement. Pursuant to the Investor Rights Agreement, we expect to grant the Standby Purchaser the right to designate a candidate for our board of directors and will cause our board of directors to appoint such candidate, effective as of the closing of the Rights Offering, and to nominate and recommend such candidate for each subsequent election; provided that the Standby Purchaser (together with its affiliates), at the time of such appointment or nomination, then holds shares of our common stock representing at least five percent (5.0%) of our fully-diluted shares of common stock (assuming the conversion of all outstanding convertible securities).

Closing Conditions

The closing of the transactions contemplated by the Standby Purchase Agreement is subject to the satisfaction or waiver of customary conditions, including (i) the accuracy of representations and warranties set forth in the Standby Purchase Agreement; (ii) compliance with covenants; (iii) the effectiveness of the registration statement related to the Rights Offering; and (iv) consummation of the Rights Offering.

Fees and Expenses

Upon the closing of the Rights Offering, we expect to pay the Standby Purchaser $750,000 for its guarantee of the Rights Offering. At the closing of the Rights Offering, we will reimburse the Investors for their reasonable legal and professional out-of-pocket expenses in connection with this transaction. We will also reimburse the Investors for their reasonable legal and professional out-of-pocket expenses. whether or not the Rights Offering is consummated. We will also pay all of our expenses associated with this prospectus, the registration statement of which this prospectus forms a part and the Rights Offering.

Termination

The Standby Purchase Agreement may be terminated at any time prior to the closing of the Rights Offering by mutual agreement of the Company and the Investors. We may also terminate the Standby Purchase Agreement if (i) our board of directors determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering or (ii) if consummation of the Rights Offering is prohibited by applicable law, rules or regulations.

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Indemnification

We expect to agree to indemnify the Investors and each of their respective officers, directors, partners, employees, agents and representatives for losses arising out of or relating to any inaccuracy in or breach of our representations or warranties contained in the Standby Purchase Agreement or our breach of any agreement or covenant made by us in the Standby Purchase Agreement, other than losses resulting from any action, suit, claim, matter or proceeding initiated by or on behalf of a stockholder of the Company (other than the Investors with respect to their rights under the Standby Purchase Agreement against us) relating to the transactions contemplated by the Standby Purchase Agreement.

We expect the Investors to agree to indemnify us and our affiliates and each of our respective officers, directors, partners, employees, agents and representatives from and against any and all losses arising out of or relating to any inaccuracy in or breach of the Investors’ representations or warranties contained in the Standby Purchase Agreement or the Investors’ breach of any agreement or covenant made by them in the Standby Purchase Agreement.

Registration Rights

As a condition to consummation of the Standby Purchase Commitment, we expect to enter into a Registration Rights Agreement with the Investors, pursuant to which they may request that we register for resale all of the unregistered shares of common stock then held by the Investors following the closing of the Rights Offering and any shares then held by the Investors that would otherwise be subject to Rule 144 limitations. The Investors may exercise their registration rights at any time after the consummation of the Rights Offering. We expect to agree to reimburse the Investors for all reasonable legal and professional out-of-pocket costs and expenses they incur in connection with the Rights Offering (regardless of whether the transactions contemplated by the Standby Purchase Agreement are consummated) and the exercise (if any) of registration rights. We may not be obligated to file or maintain the effectiveness of a registration statement covering such shares if our Board of Directors reasonably determines that proceeding with such an offering would require the Company to disclose material information that would not otherwise be required to be disclosed at that time and that the disclosure of such information at that time would not be in the Company’s best interests, or that the registration or offering to be delayed would, if not delayed, materially adversely affect the Company and its subsidiaries taken as a whole or materially interfere with, or jeopardize the success of, any pending or proposed material transaction, including any debt or equity financing, any acquisition or disposition, any recapitalization or reorganization or any other material transaction, whether due to commercial reasons, a desire to avoid premature disclosure of information or any other reason.

The foregoing description is a summary only and is qualified in its entirety by reference to the Standby Purchase Agreement, which is attached as an exhibit to the registration statement of which this prospectus forms a part. The Standby Purchase Agreement is not intended to be a source of factual, business or operational information about us or our subsidiaries. The representations, warranties and covenants contained in the Standby Purchase Agreement were made only for purposes of such agreement and as of specific date, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Standby Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

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DESCRIPTION OF SECURITIES

The following descriptions of our capital stock, Certificate of Incorporation (including the Certificate of Designation, defined below) and Bylaws are only summaries, and we encourage you to review complete copies of our organizational documents, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You can obtain copies of these documents by following the directions outlined in “Where You Can Find More Information” elsewhere in this prospectus.

General

As of December 1, 2021, we had one class of securities registered under Section 12 of the Exchange Act which consists of common stock, $0.01 par value per share. The following is a summary of information concerning our common stock and, to the extent applicable, the material limitations or qualifications on the rights of our common stock by our currently outstanding Series B Preferred Stock. The summary and description below does not purport to be a complete statement of the relevant provisions of our Certificate of Incorporation, including the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”), and Bylaws, and are entirely qualified by these documents. The Delaware General Corporation Law may also affect the terms of these securities.

As of December 1, 2021, our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, of which 4,174,447 shares were issued and outstanding, held by approximately 195 stockholders of record and 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares of Series A convertible preferred stock, par value $0.01 per share, were issued and outstanding, no shares of Series A-1 convertible preferred stock, par value $0.01 per share, were issued and outstanding, and 47,000 shares of Series B Preferred Stock were issued and outstanding. The actual number of stockholders is greater than the number of stockholders of record and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities. In addition, as of December 1, 2021, we had options to purchase 622,058 shares of common stock issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders, and do not have cumulative voting rights. Generally, in matters other than the election of directors, the affirmative vote of a majority of the votes cast authorizes such an action, except where Delaware General Corporation Law prescribes a different percentage of votes or a different exercise of voting power. For the election of directors, directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote. Under our Certificate of Incorporation, our directors are divided into three classes serving staggered three-year terms, which means that the entire board of directors will not be up for election each year. The holders of common stock, however, are not entitled to vote in the election of director designees by holders of Series B Preferred Stock. Based on the holdings of the issued and outstanding Series B Preferred Stock as of the date hereof, two holders of Series B Preferred Stock are each entitled to elect two directors. See the section titled “—Preferred Stock” below.

At the closing of the Rights Offering, the Investors will have the right to designate a candidate for our board of directors and the Company has agreed to cause its board of directors to appoint such candidate to the board of directors, effective as of the closing of the Rights Offering, and to nominate and recommend such candidate for each subsequent election; provided that the Standby Purchaser (together with its affiliates), at the time of such appointment or nomination, then holds shares of our common stock representing at least five percent (5.0%) of our fully-diluted shares of common stock (assuming the conversion of all outstanding convertible securities).

Holders of our common stock are entitled to receive, as, when and if declared by our board of directors from time to time, such dividends and other distributions in cash, stock or property from our assets or funds legally available for such purposes, subject to any preferential dividend or other rights of any then outstanding preferred stock, including our Series B Preferred Stock described further herein.

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No preemptive, conversion, or other Subscription Rights apply to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets available for distribution, subject to any preferential or other rights of any then outstanding preferred stock, including our Series B Preferred Stock described further herein. The voting, dividend and liquidation rights of the holders of our common stock are subject to and qualified by the rights of the holders of the preferred stock, including our Series B Preferred Stock described further herein.

Our common stock is listed on OTCQX, which is operated by OTC Markets Group Inc, under the symbol “IDXG.” The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our Bylaws and Delaware Law

Provisions of Delaware law and our Certificate of Incorporation and Bylaws could make the following more difficult:

●	the acquisition of us by means of a tender offer;
●	the acquisition of us by means of a proxy contest or otherwise; or
●	the removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because negotiation of such proposals could result in an improvement of their terms:

●	Classified Board of Directors. Under our Certificate of Incorporation, our Board of Directors is divided into three classes of directors serving staggered three-year terms which means that the entire Board of Directors will not be up for election each year.
●	Stockholder meetings. Under our Certificate of Incorporation, only our Board of Directors, the chairman of our Board of Directors and the chief executive officer (or the president if there is no chief executive officer) may call special meetings of stockholders.
●	Preferred stock. Under our Certificate of Incorporation, we are authorized to issue 5,000,000 shares of preferred stock, which could make it more difficult for a third party to acquire voting control of our Company.
●	Requirements for advance notification of stockholder proposals and director nominations. Our ByLaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
●	No action by written consent. Under our Certificate of Incorporation, stockholders may only take action at an annual or special meeting of stockholders and may not act by written consent when our capital stock is registered under Section 12 of the Exchange Act or any similar successor statute.
●	Supermajority voting. In order to amend certain provisions of our Certificate of Incorporation, including the prohibition on action by written consent of stockholders and the provision relating to calling of a special meeting of stockholders, the affirmative vote of holders of at least 75% of our outstanding capital stock is required.
●	No cumulative voting. Our Certificate of Incorporation does not provide for cumulative voting.

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In addition, Section 203 of the Delaware General Corporate Law provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

●	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or
●	on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The restrictions described above also do not apply to specified business combinations with a person who is an “interested stockholder” prior to the time when the corporation’s common stock is listed on a national securities exchange, so these restrictions would not apply to a business combination with any person who is one of our stockholders prior to this offering.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

●	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and
●	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period. The Investors (including the Standby Purchaser) as a group are one of our largest stockholders and beneficially own approximately 18.7% of our common stock.

Limitation of Liability

Our Certificate of Incorporation limits the liability of directors and officers to the fullest extent permitted by Delaware law and require that we indemnify our directors and officers to such extent, except that we will not be obligated to indemnify any such person for claims brought voluntarily and not by way of defense, or for any amounts paid in settlement of an action without our prior written consent.

In addition, our Certificate of Incorporation provides that a director is not personally liable to us or our stockholders for monetary damages for breach of his or her fiduciary duty as director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of any other lawfully available funds, or (iv) for any transaction from which the director derives an improper personal benefit.

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Preferred Stock

We are authorized to issue up to five million shares of preferred stock, par value $0.01 per share, in one or more series. Our Board of Directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more classes or one or more series of stock within any class and to designate the rights, preferences and privileges of each class or series, which may be greater than the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

●	restricting dividends on the common stock;
●	diluting the voting power of the common stock;
●	impairing the liquidation rights of the common stock; or
●	delaying or preventing a change in our control without further action by the stockholders.

Outstanding Preferred Stock

Our Board of Directors designated and issued 47,000 shares of Series B Preferred Stock, all of which are currently outstanding. The holders of shares of our Series B Preferred Stock have waived their right to participate in the Rights Offering in their capacities as such.

Ranking

The Series B Preferred Stock ranks senior to our common stock with respect to dividend rights and rights of liquidation (including mergers and consolidations and sales of all or substantially all of our assets), winding up, and dissolution.

Voting

On any matter presented to our stockholders for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of our common stock into which the shares of Series B Preferred Stock held by such holder are convertible as of the Record Date for determining stockholders entitled to vote on such matter. Except as provided by our ByLaws or by the Certificate of Designation, holders of Series B Preferred Stock will vote together with the holders of common stock as a single class and on an as-converted to common stock basis.

Director Designation Rights

The Certificate of Designation also provides the holders of Series B Preferred Stock with the following director designation rights: for so long such holder holds at least sixty percent (60%) of the Series B Preferred Stock issued to it on the Issuance Date (as defined therein), such holder will be entitled to elect two directors to the board of directors; provided that one of the directors qualifies as an “independent director” under Rule 5605(a)(2) of the listing rules of Nasdaq (or any successor rule or similar rule promulgated by another exchange on which our securities are then listed or designated). However, if at any time such holder holds less than sixty percent (60%), but at least forty percent (40%), of the Series B Preferred Stock issued to them on the Issuance Date, such holder would only be entitled to elect one director to the board of directors. Any director elected pursuant to the terms of the Certificate of Designation may be removed without cause by, and only by, the affirmative vote of the holders of Series B Preferred Stock. A vacancy in any directorship filled by the holders of Series B Preferred Stock may be filled only by vote or written consent in lieu of a meeting of such holders of Series B Preferred Stock or by any remaining director or directors elected by such holders of Series B Preferred Stock.

Based on the holdings of the issued and outstanding Series B Preferred Stock as of the date hereof, two holders of Series B Preferred Stock are each entitled to elect two directors to the Board and have designated Messrs. Chan and Rocca, by 1315 Capital, and Messrs. Gorman and Lev, by Ampersand. The holders of Common Stock are not entitled to vote in the election of such Series B Preferred Stock investors’ director designees.

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Conversion

The Certificate of Designation provides that from and after the Issuance Date and subject to the terms of the Certificate of Designation, each share of Series B Preferred Stock is convertible, at any time and from time to time, at the option of the holder into a number of shares of common stock equal to dividing the amount equal to the greater of the Stated Value (as defined therein) of such Series B Preferred Stock, plus any dividends declared but unpaid thereon, or such amount per share as would have been payable had each such share been converted into common stock immediately prior to a Liquidation (as defined below), by $6.00 (as adjusted to reflect a one-for-ten (1:10) reverse stock split on January 15, 2020 (the “Reverse Stock Split”) and subject to further adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting such shares). As of [●], 2021, the aggregate number of shares of common stock that may be issued through conversion of all of the outstanding Series B Preferred Stock is 7,833,334 (as adjusted to reflect the Reverse Stock Split and subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

Mandatory Conversion

If we consummate the sale of shares of common stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, pursuant to which the price of the common stock in such offering is at least equal to $1.20 (as adjusted to $12.00 following effectuation of the Reverse Stock Split and subject to further adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization affecting such shares) and such offering does not include warrants (or any other convertible security) and results in at least $25,000,000.00 in proceeds, net of the underwriting discount and commissions, to us, and our common stock is listed for trading on Nasdaq or another exchange, all outstanding shares of Series B Preferred Stock will automatically be converted into shares of common stock, at the then effective Series B Conversion Ratio (as defined in the Certificate of Designation).

Dividends

The Certificate of Designation does not provide for mandatory dividends on the Series B Preferred Stock. Dividends may be declared and paid on the Series B Preferred Stock from funds lawfully available and as determined by our Board of Directors. We may not declare, pay or set aside any dividends on shares of any other class or series of capital stock (other than dividends on shares of common stock payable in shares of common stock) unless the holders of the Series B Preferred Stock then outstanding first receive, or simultaneously receive, a proportional dividend on each outstanding share of Series B Preferred Stock.

Protective Provisions

For so long as any shares of Series B Preferred Stock are outstanding, the written consent of the holders of at least seventy five percent (75%) of the then outstanding shares of Series B Preferred Stock (voting as a single class) is required for us to amend, waive, alter or repeal the preferences, rights, privileges or powers of the holders of the Series B Preferred Stock, amend, alter or repeal any provision of the Certificate of Designation in a manner adverse to the holders of the Series B Preferred Stock, authorize, create or issue any equity securities senior to or pari passu with the Series B Preferred Stock, or increase or decrease the number of directors constituting the board of directors.

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For so long as thirty percent (30%) of the Series B Preferred Stock outstanding as of the Issuance Date remains outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares, including the Reverse Stock Split), the written consent of the holders representing at least seventy-five percent (75%) of the of the outstanding shares of Series B Preferred Stock (voting as a single class) is required for us to: (A) authorize, create or issue any debt securities for borrowed money or funded debt (1) pursuant to which we issue shares, warrants or any other convertible security, or (2) in excess of $4,500,000.00 initially, with such amount to be increased in connection with an aggregate consolidated revenue milestone, but excluding certain specified permitted transactions; (B) merge with or acquire all or substantially all of the assets of one or more other companies or entities with a value in excess of $20,000,000.00, to be increased in connection with an aggregate consolidated revenue milestone; (C) materially change the nature of our business; (D) consummate any Liquidation; (E) transfer material intellectual property rights other than in the ordinary course of business; (F) declare or pay any cash dividend or make any cash distribution on any of our equity interests other than the Series B Preferred Stock; (G) repurchase or redeem any shares of our capital stock, except for the redemption of the Series B Preferred Stock pursuant to the terms of the Certificate of Designation, or repurchases of common stock under agreements previously approved by the board of directors with employees, consultants, advisors or others who performed services for us in connection with the cessation of such employment or service; (H) incur any additional individual debt, indebtedness for borrowed money or other additional liabilities pursuant to which we issue shares, warrants or any other convertible security, or incur any individual debt, indebtedness for borrowed money or other liabilities pursuant to which we do not issue shares, warrants or any other convertible security exceeding $4,500,000.00 initially, with such amount to be increased in connection with an aggregate consolidated revenue milestone, but excluding certain specified permitted transactions; (I) change any of our accounting methods, except for those changes required by GAAP or applicable regulatory agencies or authorities; or (J) conduct a public offering of common stock registered with the Securities and Exchange Commission, including any at-the-market offering of our common stock.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up, merger or consolidation of the Company or the sale, lease, transfer or disposition of all of its assets (each, a “Liquidation”), the holders of shares of Series B Preferred Stock then outstanding will be entitled to be paid out of our assets available for distribution to its stockholders (on a pari passu basis with the holders of any class or series of preferred stock ranking on liquidation on a parity with the Series B Preferred Stock), and before any payment will be made to the holders of common stock or any other class or series of preferred stock ranking on liquidation junior to the Series B Preferred Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to the greater of (i) the Stated Value of such share of Series B Preferred Stock, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each such share been converted into common stock immediately prior to such Liquidation.

Anti-Takeover Effects of our Certificate of Designation

Certain provisions of our Certificate of Designation could make it more difficult or expensive for a third party to acquire us. The Certificate of Designation prohibits us from engaging in certain transactions without the written consent or vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock. These and other provisions of the Series B Preferred Stock could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to our holders of common stock.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax consequences relating to the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering and the ownership and disposition of shares of our common stock received upon exercise of the Subscription Rights.

This summary deals only with Subscription Rights acquired through the Rights Offering, shares of our common stock acquired upon exercise of Subscription Rights, in each case, that are held as capital assets by a beneficial owner. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to such beneficial owners in light of their personal circumstances, including the alternative minimum tax, the Medicare contribution tax on investment income and the consequences under Section 451(b) of the Code. This discussion also does not address tax consequences to holders that may be subject to special tax rules, including, without limitation, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, employee stock purchase plans, partnerships and other pass-through entities, persons holding Subscription Rights, or shares of our common stock, as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired Subscription Rights or shares of our common stock in connection with employment or other performance of services, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, U.S. expatriates, and certain former citizens or residents of the United States. In addition, the discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction, or any U.S. federal tax considerations other than income taxation (such as estate, generation skipping or gift taxation).

The discussion below is based upon the provisions of the Code, the United States Treasury Regulations promulgated thereunder (the “U.S. Treasury Regulations”), rulings and judicial decisions, as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively. We have not sought, and will not seek, any rulings from the IRS, regarding the matters discussed below. There can be no assurance that the IRS or a court (if the matter were contested) will not take positions concerning the tax consequences of the receipt of Subscription Rights acquired through the Rights Offering by persons holding shares of our common stock, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our common stock acquired upon exercise of the Subscription Rights that are different from those discussed below.

As used herein, a “U.S. Holder” means a beneficial owner of Subscription Rights or shares of our common stock acquired upon exercise of Subscription Rights, as the case may be, that is for U.S. federal income tax purposes: (1) an individual who is a citizen or resident of the United States; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust (a) the administration of which is subject to the primary supervision of a court within the United States and one or more United States persons as described in Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust, or (b) that has a valid election in effect to be treated as a United States person. A “Non-U.S. Holder” is a beneficial owner (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes is a beneficial owner, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Holders that are partnerships (and partners in such partnerships) are urged to consult their own tax advisors.

HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

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Tax Consequences to U.S. Holders

Taxation of Subscription Rights

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, we believe and intend to take the position that your receipt of Subscription Rights pursuant to the Rights Offering generally should not be treated as a taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes. Pursuant to Section 305(a) of the Code, in general, the receipt by a stockholder of a right to acquire stock should not be included in the taxable income of the recipient. The general rule of non-recognition in Section 305(a) is subject to exceptions in Section 305(b), which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. We believe your receipt of Subscription Rights should not be treated as a disproportionate distribution.

During the last 36 months, we have not made any distributions of cash or non-stock property with respect to our common stock, previously outstanding preferred stock or currently outstanding preferred stock. Currently we do not intend to make any future distributions of cash or non-stock property with respect to our common stock or preferred stock, and we do not intend to redeem, otherwise terminate for cash or make any other adjustments to any award under any of our equity compensation plans; however, there is no guarantee that we will not take any of the foregoing actions in the future. Further, the fact that we may have outstanding options and warrants could cause, under certain circumstances that cannot currently be predicted (such as a failure to properly adjust the option price in connection with a stock distribution), the receipt of Subscription Rights pursuant to the Rights Offering to be part of a disproportionate distribution, as contemplated in Section 305(b) of the Code. We have not had convertible debt outstanding in the last 36 months and we do not intend to issue any convertible debt, but there is no guarantee that we will not do so in the future. While the application of the disproportionate distribution rules is very complex and subject to uncertainty, we believe that the distribution of the Subscription Rights hereunder does not result in an increase to any stockholder’s proportionate interest in our earnings and profits or assets and intend to take the position that your receipt of Subscription Rights should not be treated as a disproportionate distribution.

Our position regarding the tax-free treatment of the Subscription Rights distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to holders of our common stock as a dividend to the extent of the holder’s pro rata share of our current and accumulated earnings and profits, if any. Any excess would be treated first as a tax-free return of capital to the extent of your adjusted basis in your shares of our common stock and then as capital gain from the sale or exchange of your shares of our common stock. Although no assurance can be given, it is anticipated that we will not have current and accumulated earnings and profits, through the end of 2021.

The following discussion assumes that the Subscription Right issuance as a non-taxable distribution with respect to your existing shares of common stock for U.S. federal income tax purposes.

Tax Basis in the Subscription Rights

If the fair market value of the Subscription Rights you receive is less than 15% of the fair market value of your existing shares of common stock (with respect to which the Subscription Rights are distributed) on the date you receive the Subscription Rights, the Subscription Rights will be allocated a zero basis for U.S. federal income tax purposes, unless you elect to allocate your basis in your existing shares of common stock between your existing shares of common stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock and the Subscription Rights, determined on the date of receipt of the Subscription Rights. If you choose to allocate basis between your existing shares of common stock and the Subscription Rights, you must make this election on a statement included with your timely filed tax return (including extensions) for the taxable year in which you receive the Subscription Rights. Such an election is irrevocable.

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However, if the fair market value of the Subscription Rights you receive is 15% or more of the fair market value of your existing shares of common stock on the date you receive the Subscription Rights, then you must allocate your basis in your existing shares of common stock between those shares and the Subscription Rights you receive in proportion to their fair market values determined on the date you receive the Subscription Rights.

The fair market value of Subscription Rights on the date that Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of Subscription Rights on that date. In determining the fair market value of Subscription Rights, you should consider all relevant facts and circumstances, including the trading price of Subscription Rights on that date (if any), any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, and the length of the period during which Subscription Rights may be exercised and the fact that the Subscription Rights are non-transferable.

The holding period for the Subscription Rights received in the Rights Offering will include the holding period for the common stock with respect to which the rights were received.

Exercise of Subscription Rights

Generally, you will not recognize gain or loss upon the exercise of a Subscription Right acquired in the Rights Offering. Your adjusted tax basis, if any, in the Subscription Right (determined as described in “—Tax Basis in the Subscription Rights”) plus the Subscription Price should be allocated to the new shares of common stock acquired upon exercise of the Subscription Right. This allocation will establish your initial tax basis for U.S. federal income tax purposes in your new shares of common stock. The holding period of a share of common stock acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.

If you exercise a Subscription Right received in the Rights Offering after disposing of the shares of our common stock with respect to which such Subscription Right is received, then certain aspects of the tax treatment of the exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of common stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of our common stock acquired upon exercise of the Subscription Right. If you exercise a Subscription Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Subscription Right is received, you should consult with your tax advisor.

Expiration of Subscription Rights

If you allow Subscription Rights received in the Rights Offering to expire, you should not recognize any gain or loss for U.S. federal income tax purposes, and you should re-allocate any portion of the tax basis in your existing common stock previously allocated to the Subscription Rights that have expired to the existing common stock. If Subscription Rights expire without exercise after a holder has disposed of its existing common stock and tax basis had previously been allocated to Subscription Rights, such holder should consult its tax advisor regarding the ability to recognize a loss (if any) on the expiration of such Subscription Rights.

Taxation of Shares of Common Stock

Distributions

Distributions with respect to shares of our common stock acquired upon exercise of Subscription Rights will be taxable as dividend income when actually or constructively received to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in such shares of our common stock and thereafter as capital gain.

Dividend income received by certain non-corporate U.S. Holders with respect to shares of our common stock generally will be “qualified dividends” subject to preferential rates of U.S. federal income tax, provided that the U.S. Holder meets applicable holding period and other requirements. Subject to similar exceptions for short-term and hedged positions, dividend income on our shares of common stock paid to U.S. Holders that are domestic corporations generally will qualify for the dividends-received deduction.

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Dispositions

Upon the sale, exchange or other taxable disposition of shares of common stock acquired upon exercise of Subscription Rights, in general, you will recognize taxable gain or loss measured by the difference, if any, between (i) the amount of cash and the fair market value of any property received upon such taxable disposition, and (ii) your adjusted tax basis in the shares of common stock as allocated pursuant to the rules discussed above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of common stock is longer than one year. A U.S. Holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

You may be subject to information reporting and/or backup withholding with respect to dividend payments and the gross proceeds from the disposition of shares of our common stock acquired through the exercise of Subscription Rights. Backup withholding (currently at the rate of 24%) may apply under certain circumstances if you (1) fail to furnish your social security or other taxpayer identification number, or TIN, (2) furnish an incorrect TIN, (3) fail to report interest or dividends properly, or (4) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person on IRS Form W-9 or Substitute Form W-9. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against (and may entitle you to a refund with respect to) your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain persons are exempt from information reporting and backup withholding, including corporations and financial institutions, provided that they demonstrate this fact, if requested. You are urged to consult your own tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Tax Consequences to Non-U.S. Holders

Taxation of the Subscription Rights

Receipt, Exercise and Expiration of the Subscription Rights

The discussion below assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See “Tax Consequences to U.S. Holders—Taxation of Subscription Rights—Receipt of Subscription Rights” above. In such case, Non-U.S. Holders not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights. It is possible that the receipt of the Subscription Rights could be a taxable event and taxable as a distribution on our common stock. See “Tax Consequences to U.S. Holders—Taxation of Subscription Rights—Receipt of Subscription Rights” above and “—Taxation of Distributions on Common Stock” below.

Taxation of Distributions on Common Stock

In general, any cash or other actual distributions we make to a Non-U.S. Holder of common stock to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of common stock, as the case may be, and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the stock, which will be treated as described under “Tax Consequences to Non-U.S. Holders—Sale or Other Disposition of Our Common Stock” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Tax Consequences to Non-U.S. Holders—Sale or Other Disposition of Our Common Stock” below), we will be required to withhold on a portion of any distribution that exceeds our current and accumulated earnings and profits.

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Dividends that we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) generally will not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, the effectively connected income will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, unless an applicable income tax treaty provides otherwise. A Non-U.S. Holder that is a corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Non-U.S. Holders may be required to periodically update their IRS Forms W-8.

Any distribution will also be subject to the discussion below under the headings “Tax Consequences to Non-U.S. Holders—Information Reporting and Backup Withholding” and “Additional Withholding Requirements under FATCA.”

Sale or Other Disposition of Our Common Stock

Subject to the discussions below regarding backup withholding and FATCA, in general, you will not be subject to U.S. federal income tax on any gain realized on a sale of shares of our common stock unless:

●	the gain is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment in the United States);
●	you are an individual, are present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met (in which case you will be subject to a 30% tax, or such lower rate as may be specified by an applicable income tax treaty, on the net gain derived from the disposition, which may be offset by your U.S.-source capital losses, if any, provided that you have timely filed U.S. federal income tax returns with respect to such losses); or
●	we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the you held our common stock, unless our common stock is regularly traded on an established securities market and you held no more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the five-year period ending on the date of the disposition or the period that you held our common stock.

Gain that is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment within the United States) generally will be subject to U.S. federal income tax, net of certain deductions, at the same rates applicable to U.S. persons. If you are a corporation, a “branch profits tax” of 30% (or a lower rate prescribed in an applicable income tax treaty) also may apply to such effectively connected gain.

We believe that we are not currently, and have not been within the relevant testing period, a USRPHC. However, no assurance can be given that we will not become a USRPHC in the future. Determining whether we are a USRPHC in the third bullet point above depends on the fair market value of our United States real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. If we are a USRPHC or become a USRPHC in the future, a Non-U.S. Holder may still not be subject to U.S. federal income tax on a sale or other disposition if the exception for 5% or less stockholders discussed above applies. But, if the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our stock from such holder may be required to withhold U.S. federal income tax upon such disposition. You are urged to consult your own tax advisor regarding the U.S. federal income tax considerations that could result if we are, or become, a USRPHC and with respect to the exception for 5% or less stockholders.

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Information Reporting and Backup Withholding

Distributions on our common stock and the amount of tax withheld, if any, with respect to such distributions will generally be subject to information reporting. If you comply with certification procedures to establish that you are not a United States person, additional information reporting and backup withholding generally should not apply to distributions on our common stock and information reporting and backup withholding should not apply to the proceeds from a sale or other disposition of shares of our common stock. Generally, you can comply with such procedures if you provide a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8), as applicable, or otherwise meets documentary evidence requirements for establishing that you are a Non-U.S. Holder, or otherwise establish an exemption. The amount of any backup withholding will generally be allowed as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our common stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Current provisions of the Code and U.S. Treasury Regulations that govern FATCA treat gross proceeds from the sale or other disposition of instruments that can produce U.S.-source dividends (such as our common stock) as subject to FATCA withholding where such sale or other disposition occurs after December 31, 2018. However, under proposed U.S. Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding. Non-U.S. Holders are encouraged to consult their own tax advisors regarding the effects of FATCA.

HOLDERS OF SHARES OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES UNDER FEDERAL ESTATE AND GIFT TAX LAWS, FOREIGN, STATE, AND LOCAL LAWS AND TAX TREATIES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS.

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PLAN OF DISTRIBUTION

As soon as practicable after the Record Date for the Rights Offering, we will distribute the Subscription Rights, Subscription Rights Certificates and copies of this prospectus to the holders of our common stock as of the Record Date. Subscription Rights holders who wish to exercise their Subscription Rights for shares of common stock must complete the Subscription Rights Certificate and return it with payment for the shares of common stock to the Subscription Agent at the following address:

By Mail, Hand or Overnight Courier:
American Stock Transfer & Trust Company, LLC Attention: [●] 6201 15th Avenue, Brooklyn, NY, 11219 Phone: 718-921-8300 Email: admin3@astfinancial.com

If you wish to exercise your Subscription Rights, you should timely comply with the procedures described in “Description of the Rights Offering.” The common stock offered pursuant to this prospectus is being offered by us directly to all holders of our common stock. We intend to distribute Subscription Rights Certificates, copies of this prospectus and the accompanying exhibits, and other relevant documents to those persons that were holders of our common stock as of the Record Date. If this Rights Offering is not fully subscribed, pursuant to the Standby Purchase Agreement, all unsubscribed for shares of common stock will be purchased by the Investors.

We have not employed any brokers, dealers or underwriters in connection with the solicitation of exercise of Subscription Rights, and, except as described herein, no other commissions, fees or discounts will be paid in connection with this offering.

Except for the Standby Purchase Agreement or as otherwise disclosed in this prospectus, we have not agreed to enter into any standby or other arrangements to purchase or sell any Subscription Rights or any shares of our common stock.

The expenses of this Rights Offering are estimated to be approximately $[●].

If you have any questions or require any assistance, you should contact our Information Agent for the Rights Offering, Broadridge Corporate Issuer Solutions, Inc., at (855) 793-5068 (toll free) or by email at shareholder@broadridge.com.

53

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are required to disclose transactions since January 1, 2020, to which we have been a party, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or an affiliate or immediate family member thereof had or will have a direct or indirect material interest, other than employment, compensation, termination and change in control arrangements with our named executive officers.

On January 10, 2020, we entered into the Securities Purchase and Exchange Agreement with Ampersand and 1315 Capital. Pursuant to the Securities Purchase and Exchange Agreement, 1315 Capital agreed to purchase 19,000 shares of the Series B Preferred Stock at an aggregate purchase price of $19.0 million and Ampersand agreed to purchase 1,000 shares of the Series B Preferred Stock at an aggregate purchase price of $1.0 million. We also agreed to exchange all 270 shares of the Company’s issued and outstanding Series A Preferred Stock held by Ampersand for 27,000 newly created shares of Series B Preferred Stock. The Company and the Series B Investors amended and restated that certain Investor Rights Agreement, dated as of July 15, 2019 (the “Amended and Restated Investor Rights Agreement”), by and between the Company and Ampersand.

The Certificate of Designation of Series B Preferred Stock provides that, for so long as Ampersand or 1315 Capital holds at least sixty percent (60%) of the Series B Preferred Stock issued to it on the Issuance Date (as defined therein), such Series B Investor will be entitled to elect two directors to the Board; provided that one of the directors qualifies as an “independent director” within the meaning of the OTCQX rules (or any successor rule or similar rule promulgated by another exchange on which our securities are then listed or designated) However, if at any time such Series B Investor holds less than sixty percent (60%), but at least forty percent (40%), of the Series B Preferred Stock issued to them on the Issuance Date, such Series B Investor would only be entitled to elect one director to the Board. Any director elected pursuant to the terms of the Certificate of Designation of Series B Preferred Stock may be removed without cause by, and only by, the affirmative vote of the holders of Series B Preferred Stock. A vacancy in any directorship filled by the holders of Series B Preferred Stock may be filled only by vote or written consent in lieu of a meeting of such holders of Series B Preferred Stock or by any remaining director or directors elected by such holders of Series B Preferred Stock. Moreover, on any matter presented to holders of Common Stock for their action or consideration at any meeting of our stockholders (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of our Series B Preferred Stock will be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible and, except as provided by law or by our Certificate of Incorporation (which includes the Series B Certificate of Designation), will vote together with the holders of Common Stock as a single class, on an as-converted to Common Stock basis.

Concurrently with the closing on January 15, 2020, pursuant to the Series B Investors’ rights as holder of Series B Preferred Stock, Ampersand re-designated Messrs. Gorman and Lev and 1315 Capital initially designated Edward Chan, who were thereby appointed and elected to the Board. Mr. Lev is a general partner of the general partner of Ampersand, Ampersand Capital Partners. Mr. Chan is an employee of an entity related to 1315 Capital, 1315 Capital Management, LLC. On January 22, 2020, 1315 Capital designated Fortunato Ron Rocca who was thereby appointed and elected to the Board. As of the date of this prospectus, the Series B Investors and their affiliates control, on an as-converted basis, an aggregate of sixty-five percent (65%) of our outstanding shares of common stock through their holdings of the Series B Preferred Stock.

In April 2020, the Company entered into Support Agreements with each of the Series B Investors (each, a “Support Agreement,” and together, the “Support Agreements”), pursuant to which Ampersand and 1315 Capital, respectively, consented to, and agreed to vote (by proxy or otherwise), all shares of Series B Preferred Stock registered in its name or beneficially owned by it and/or over which it exercises voting control as of the date of the Support Agreement and any other shares of Series B Preferred Stock legally or beneficially held or acquired by such Series B Investor after the date of the Support Agreement or over which it exercises voting control, in favor of any Fundamental Action desired to be taken by the Company as determined by the Board. For purposes of each Support Agreement, “Fundamental Action” means any action proposed to be taken by the Company and set forth in Section 4(d)(i), 4(d)(ii), 4(d)(v), 4(d)(vi), 4(d)(viii) or 4(d)(ix) of the Certificate of Designation of Series B Preferred Stock or Section 8.5.1.1, 8.5.1.2, 8.5.1.5, 8.5.1.6, 8.5.1.8 or 8.5.1.9 of the Amended and Restated Investor Rights Agreement. The Support Agreement with Ampersand was terminated on September 30, 2020 pursuant to a termination agreement, dated July 9, 2020, between the Company and Ampersand.

54

The 28,000 shares of Series B Preferred Stock held by Ampersand are convertible from time to time into an aggregate of 4,666,666 shares of our Common Stock and the 19,000 shares of Series B Preferred Stock held by 1315 Capital are convertible from time to time into an aggregate of 3,166,666 shares of our Common Stock. On an as-converted basis, such shares would represent approximately 38.9% and 26.4% of our fully-diluted shares of Common Stock, respectively. In addition, pursuant to the terms of the Certificate of Designation of Series B Preferred Stock and an amended and restated investor rights agreement among the Company and Ampersand and 1315 Capital, they each have the right to (1) approve certain of our actions, including our borrowing of money and (2) designate two directors to our Board of Directors; provided that certain of such rights held by 1315 Capital have been delegated pursuant to the related Support Agreement. As a result, the Company considers the Notes and Security Agreement (each as defined below) to be a related party transaction.

On January 7, 2021, the Company entered into promissory notes with Ampersand, in the amount of $3 million, and 1315 Capital, in the amount of $2 million, respectively (together, the “Notes”), and a related security agreement (the “Security Agreement”).

The rate of interest on the Notes was equal to eight percent (8.0%) per annum and their maturity date was the earlier of (a) September 30, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Notes. No interest payments were due on the Notes until their maturity date. All payments on the Notes were pari passu.

On May 10, 2021, (i) the Company and Ampersand amended the Ampersand Note to increase its principal amount to $4.5 million, (ii) the Company and 1315 Capital amended the 1315 Capital Note to increase its principal amount to $3.0 million and (iii) the Company and Ampersand amended the Security Agreement to include the new total principal amount of the Notes of $7.5 million. The maturity date of the Notes remained the earlier of June 30, 2021 and the date on which all amounts become due upon the occurrence of any event of default and the interest rate remained 8%, and except with respect to their respective principal amounts, the terms of the Notes and the Security Agreement were otherwise unchanged.

On June 24, 2021, the Company and Ampersand amended the Ampersand Note to change its maturity date to the earlier of (a) August 31, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Ampersand Note. On June 25, 2021, the Company and 1315 Capital amended the 1315 Capital Note to change its maturity date in a similar manner. Except with respect to their respective maturity dates, the terms of the Notes are otherwise unchanged. The Security Agreement remains in full force and effect, and was not amended in connection with the amendments to the Notes.

On August 31, 2021, the Company and Ampersand amended the Ampersand Note to change its maturity date to the earlier of (a) September 30, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Ampersand Note. On August 31, 2021, the Company and 1315 Capital amended the 1315 Capital Note to change its maturity date in a similar manner.

On September 29, 2021, the Company and Ampersand amended the Ampersand Note to change its maturity date to the earlier of (a) October 31, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Ampersand Note. On September 29, 2021, the Company and 1315 Capital amended the 1315 Capital Note to change its maturity date in a similar manner. Through September 30, 2021, approximately $0.1 million in financing fees have been paid.

In connection with the Security Agreement, the Notes were secured by a first priority lien and security interest on substantially all of the assets of the Company. Additionally, if a change of control of the Company occurred (as defined in the Notes) the Company was required to make a prepayment of the Notes in an amount equal to the unpaid principal amount, all accrued and unpaid interest, and all other amounts payable under the Notes out of the net cash proceeds received by the Company from the consummation of the transactions related to such change of control. The Company could prepay the Notes in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

55

On October 29, 2021, the Company and its subsidiaries entered into a Loan and Security Agreement with BroadOak Fund V, L.P. (“BroadOak”), providing for a term loan in the aggregate principal amount of $8,000,000 (the “Term Loan”). Funding of the Term Loan took place on November 1, 2021. The Company used the proceeds of the Term Loan to repay in full at their maturity all outstanding indebtedness under the Notes with Ampersand and 1315 Capital. The Company, Ampersand, and 1315 Capital also terminated the Security Agreement.

Standby Purchase Commitment

We expect to enter into a Standby Purchase Agreement with the Investors, pursuant to which the Investors will agree to exercise in full the Basic Subscription Rights issued to them and the Standby Purchaser will agree to purchase from us all shares that remain unsubscribed for at the expiration of the Rights Offering at a price per share equal to the Subscription Price less $0.15. The sale to the Standby Purchaser of the unsubscribed for shares in the Standby Offering, if any, will be through an unregistered private placement offering of the shares pursuant to Section 4(a)(2) of the Securities Act.

In connection with the Standby Purchase Agreement, we also expect to enter into a registration rights agreement and an investor rights agreement with the Investors. Pursuant to the investor rights agreement, we will grant the Standby Purchaser the right to designate a candidate for our board of directors, agree to cause our board of directors to appoint such candidate, effective as of the closing of the Rights Offering, and nominate and recommend such candidate for each subsequent election; provided that the Standby Purchaser (together with its affiliates), at the time of such appointment or nomination, then holds shares of our common stock representing at least five percent (5.0%) of our fully-diluted shares of common stock (assuming the conversion of all outstanding convertible securities). Pursuant to the registration rights agreement, we will agree to use our best efforts to register for resale all of the shares of common stock then held by the Investors following the closing of the Rights Offering which are unregistered and any shares that would otherwise be subject to Rule 144 limitations. For more information, see the section titled “The Standby Purchase Agreement.”

The Investors as a group are one of our largest stockholders and beneficially owned approximately 18.7% of our common stock as of the Record Date. Upon the closing of the Rights Offering, we expect to pay the Standby Purchaser $750,000 for its guarantee of the Rights Offering.

56

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of December 1, 2021, the number of shares of our common stock beneficially owned by: (i) each stockholder who is known by us to own beneficially in excess of 5% of our outstanding common stock; (ii) each of our current directors; (iii) each of our current named executive officers, and (iv) all current directors and named executive officers as a group.

Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of common stock owned by them and all information with respect to beneficial ownership has been furnished to us by the respective stockholder. Except as otherwise indicated, the address of the persons listed below is c/o Interpace Biosciences, Inc., Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, New Jersey 07054. The percentage of beneficial ownership is based on 4,174,447 shares of common stock outstanding on December 1, 2021.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Shares Outstanding
5% Holders:
Ampersand 2018 Limited Partnership(2)	4,666,666	(3)	52.8	%(18)
1315 Capital II, L.P.(4)	3,166,666	(5)	43.1	%(19)
Peter H. Kamin (6)	781,956	(7)	18.7%

Executive officers and directors:
Thomas W. Burnell (8)	10,855	(21)	*
Thomas Freeburg (9)	611	(14)	*
Edward Chan (10)	-		*
Robert Gorman (11)	20,759	(15)	*
Joseph Keegan (12)	15,344	(16)	*
Eric Lev (12)(13)	4,666,666	(3)	52.8	%(18)
Fortunato Ron Rocca (12)	9,334	(20)	*
Stephen J. Sullivan (12)	16,746	(17)	*
All current executive officers and directors as a group (8 persons)	4,740,315		53.4%

*	Represents beneficial ownership of less than 1% of our outstanding common stock

(1)	Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we include shares underlying common stock derivatives, such as stock options and RSUs that a person has the right to acquire within 60 days of December 1, 2021. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	The reported address of Ampersand is 55 William Street, Suite 240, Wellesley, MA 02481.
(3)	This information is based solely on an amended Schedule 13D filed with the SEC on January 19, 2021 by Ampersand. Ampersand reported shared voting power and shared dispositive power of 4,666,666 shares of common stock underlying 28,000 shares of Series B Preferred Stock. Series B Preferred Stock is convertible into shares of common stock at any time and from time to time, at the option of holders. The Series B Preferred Stock is convertible into shares of common stock pursuant to the terms of the Certificate of Designation of Series B Preferred Stock.
(4)	The reported address of 1315 Capital is 2929 Walnut Street, Suite 1240, Philadelphia, PA 19104.
(5)	This information is based solely on an amended Schedule 13D filed with the SEC January 21, 2021 by 1315 Capital. 1315 Capital reported shared voting power and shared dispositive power of 3,166,666 shares of common stock underlying 19,000 shares of Series B Preferred Stock. Series B Preferred Stock is convertible into shares of common stock at any time and from time to time, at the option of holders. The Series B Preferred Stock is convertible into shares of common stock pursuant to the terms of the Certificate of Designation of Series B Preferred Stock.
(6)	The reported address of Mr. Kamin is 2720 Donald Ross Road, #311, Palm Beach Gardens, FL 33410.

57

(7)	Includes 234,805 shares of Common Stock held by the Peter H. Kamin Revocable Trust dated February 2003, of which Peter H. Kamin is the sole trustee, 133,186 shares of Common Stock held by the Peter H. Kamin Childrens Trust dated March 1997 of which Mr. Kamin is the trustee, 44,670 shares of common stock held by 3K Limited Partnership, of which Mr. Kamin is the General Partner and 99,187 shares of common stock held by the Peter H. Kamin Family Foundation of which Mr. Kamin is the trustee. This information is based solely on a Schedule 13D filed with the SEC on March 1, 2021 by Mr. Kamin. Mr. Kamin reported sole voting power and sole dispositive power of 781,956 shares of common stock.
(8)	Currently serves as our President and Chief Executive Officer and as a member of the Board. Includes 10,855 shares of common stock owned by his spouse.
(9)	Currently serves as our Chief Financial Officer, Secretary and Treasurer.
(10)	Currently serves as a member of the Board. Mr. Chan has voluntarily agreed to waive all stock awards and stock option awards in 2020 in connection with his service as a director.
(11)	Currently serves as Chairman of the Board.
(12)	Currently serves as a member of the Board.
(13)	These securities are held of record by Ampersand. Mr. Lev is an indirect owner of partnership interests of both Ampersand and of Ampersand’s general partner. Mr. Lev does not have voting or investment power with respect to the shares held by Ampersand. Mr. Lev has voluntarily agreed to waive all stock awards and stock option awards in 2019 and 2020 in connection with his service as a director.
(14)	Includes 534 shares issuable pursuant to stock options exercisable within 60 days of December 1, 2021.
(15)	Includes 2,000 shares issuable pursuant to stock options exercisable within 60 days of December 1, 2021.
(16)	Includes 13,587 shares issuable pursuant to stock options exercisable within 60 days of December 1, 2021.
(17)	Includes 14,287 shares issuable pursuant to stock options exercisable within 60 days of December 1, 2021.
(18)	Ampersand’s ownership would be 38.9%, assuming the conversion of all 47,000 outstanding shares of Series B into an aggregate of 7,833,332 shares of Common Stock.
(19)	1315 Capital’s ownership would be 26.4% assuming the conversion of all 47,000 outstanding shares of Series B into an aggregate of 7,833,332 shares of common stock.
(20)	Includes 9,334 shares issuable pursuant to stock options exercisable within 60 days of December 1, 2021.
(21)	Includes 10,855 shares owned by Mr. Burnell’s spouse. Mr. Burnell disclaims beneficial ownership of these shares.

58

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us Troutman Pepper Hamilton Sanders LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedules as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020 included in this Prospectus and in the Registration Statement have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, appearing elsewhere herein and in the Registration Statement, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits, schedules and amendments filed with the registration statement, under the Securities Act with respect to this offering of securities. This prospectus, which constitutes part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. You should refer to the registration statement and its exhibits and schedules for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits filed with the registration statement for copies of the actual contract, agreement or other document. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

The SEC maintains an internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The periodic reports, proxy statements and other information we file with the SEC are available for inspection on the SEC’s website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. We also maintain a website at http://www.Interpace.com where you may access these materials free of charge. We have included our website address as an inactive textual reference only and the information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in our common stock. We are incorporating by reference the documents listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on April 1, 2021, as amended by Form 10-K/A, filed on April 29, 2021 and August 20, 2021;
●	Our Quarterly Reports on Forms 10-Q for the fiscal quarter ended March 31, 2020, filed on May 11, 2021, the fiscal quarter ended June 30, 2020, filed on August 11, 2020, and the fiscal quarter ended September 30, 2021, filed with the Commission on November 10, 2021;
●	Our Current Reports on Forms 8-K, filed on January 11, 2021, January 20, 2021, February 17, 2021, February 25, 2021, April 5, 2021, May 11, 2021, June 29, 2021, August 6, 2021, August 10, 2021, August 31, 2021, October 1, 2021, October 19, 2021 and November 3, 2021;
●	Our Definitive Proxy Statement on Schedule 14A, filed on September 27, 2021; and
●	The description of our shares of common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and the description of the rights associated therewith contained in our Form 8-A, filed on May 13, 1998;

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the effective date of the registration statement of which this prospectus forms a part, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, shall be deemed to be incorporated herein by reference and are a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” (e.g., the portions of those documents set forth under Items 2.02 or 7.01 of Form 8-K or other information “furnished” to the SEC) rather than filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

The documents incorporated by reference into this prospectus are also available on our corporate website at https://www.Interpace.com under the heading “Investors—SEC Filings.” Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus. If you would like a copy of any of these documents, at no cost, please call us at (855)-776-6419 or through an e-mail request to Info@Interpace.com

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

In the following pages, we have provided the following financial information Interpace Biosciences, Inc.:

1.	Unaudited consolidated financial statements of Interpace Biosciences, Inc. as of September 30, 2021 and for the three- and nine-month periods ended September 30, 2021 and September 30, 2020 (beginning on page F-2).

2.	Audited consolidated financial statements of Interpace Biosciences, Inc. as of December 31, 2020 and 2019 and for the years ended December 31, 2020 and 2019 (beginning on page F-22).

F-1

INTERPACE BIOSCIENCES, INC.

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
FOR THE THREE- AND NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2021 AND 2020

F-2

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	September 30,	December 31,
	2021	2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,180	$2,772
Restricted cash	250	600
Accounts receivable, net of allowance for doubtful accounts of $72 and $275, respectively	6,518	8,028
Other current assets	3,135	2,722
Total current assets	13,083	14,122
Property and equipment, net	6,484	7,349
Other intangible assets, net	8,014	11,351
Goodwill	8,433	8,433
Operating lease right of use assets, net	3,989	4,384
Other long-term assets	304	42
Total assets	$40,307	$45,681

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$2,427	$4,511
Accrued salary and bonus	2,728	3,161
Notes payable - related parties	7,872	-
Other accrued expenses	9,043	9,795
Current liabilities from discontinued operations	766	766
Total current liabilities	22,836	18,233
Contingent consideration, net of current portion	1,663	1,818
Operating lease liabilities, net of current portion	3,152	3,540
Other long-term liabilities	4,768	4,637
Total liabilities	32,419	28,228

Commitments and contingencies (Note 8)

Preferred stock, $.01 par value; 5,000,000 shares authorized, 47,000 Series B issued and outstanding	46,536	46,536

Stockholders’ deficit:
Common stock, $.01 par value; 100,000,000 shares authorized; 4,194,111 and 4,075,257 shares issued, respectively; 4,174,447 and 4,055,593 shares outstanding, respectively	403	402
Additional paid-in capital	186,052	184,404
Accumulated deficit	(223,330)	(212,116)
Treasury stock, at cost (19,664 and 19,664 shares, respectively)	(1,773)	(1,773)
Total stockholders’ deficit	(38,648)	(29,083)
Total liabilities, preferred stock and stockholders’ deficit	$40,307	$45,681

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue, net	$9,472	$8,248	$30,461	$22,752
Cost of revenue (excluding amortization of $1,112 and $1,115 for the three months and $3,336 and $3,346 for the nine months, respectively)	5,848	5,194	16,965	15,156
Gross profit	3,624	3,054	13,496	7,596
Operating expenses:
Sales and marketing	2,456	2,699	7,585	6,776
Research and development	416	763	1,475	2,123
General and administrative	3,278	3,795	9,582	12,683
Transition expenses	363	687	2,474	798
Gain on DiamiR transaction	-	-	(235)	-
Acquisition related amortization expense	1,112	1,115	3,336	3,346
Total operating expenses	7,625	9,059	24,217	25,726

Operating loss	(4,001)	(6,005)	(10,721)	(18,130)
Interest accretion expense	(106)	(138)	(375)	(414)
Related party interest	(151)	-	(372)	-
Other income (expense), net	45	(12)	(255)	473
Loss from continuing operations before tax	(4,213)	(6,155)	(11,723)	(18,071)
(Benefit) provision for income taxes	(714)	14	(684)	43
Loss from continuing operations	(3,499)	(6,169)	(11,039)	(18,114)

Loss from discontinued operations, net of tax	(62)	(65)	(175)	(194)

Net loss	(3,561)	(6,234)	(11,214)	(18,308)

Less adjustment for preferred stock deemed dividend	-	-	-	(3,033)

Net loss attributable to common stockholders	$(3,561)	$(6,234)	$(11,214)	$(21,341)

Basic and diluted loss per share of common stock:
From continuing operations	$(0.84)	$(1.53)	$(2.68)	$(5.25)
From discontinued operations	(0.01)	(0.01)	(0.04)	(0.05)
Net loss per basic and diluted share of common stock	$(0.85)	$(1.54)	$(2.72)	$(5.30)
Weighted average number of common shares and common share equivalents outstanding:
Basic	4,165	4,038	4,119	4,025
Diluted	4,165	4,038	4,119	4,025

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(unaudited, in thousands)

	For The Three and Nine Months Ended		For The Three and Nine Months Ended
	September 30, 2021		September 30, 2020
	Shares	Amount	Shares	Amount
Common stock:
Balance at January 1	4,075	$402	3,932	$393
Common stock issued	9	-	37	1
Restricted stock issued	12	-	6	-
Common stock issued through market sales	-	-	80	8
Common stock issued through ESPP	36	-	-	-
Balance at March 31	4,132	402	4,055	402
Common stock issued	10	-	-	-
Balance at June 30	4,142	402	4,055	402
Common stock issued	13	-	5	-
Common stock issued through ESPP	39	1	-	-
Balance at September 30	4,194	403	4,060	402
Treasury stock:
Balance at January 1	20	(1,773)	12	(1,721)
Treasury stock purchased	-	-	-	-
Balance at March 31	20	(1,773)	12	(1,721)
Treasury stock purchased	-	-	7	(49)
Balance at June 30	20	(1,773)	19	(1,770)
Treasury stock purchased	-	-	-	-
Balance at September 30	20	(1,773)	19	(1,770)
Additional paid-in capital:
Balance at January 1		184,404		182,514
Extinguishment of Series A Shares		-		(828)
Beneficial Conversion Feature in connection with Series B Issuance		-		2,205
Amortization of Beneficial Conversion Feature		-		(2,205)
Common stock issued		108		-
Common stock issued through market sales		-		476
Stock-based compensation expense		286		418
Balance at March 31		184,798		182,580
Stock-based compensation expense		551		400
Balance at June 30		185,349		182,980
Common stock issued		226		-
Stock-based compensation expense		477		563
Balance at September 30		186,052		183,543
Accumulated deficit:
Balance at January 1		(212,116)		(185,665)
Net loss		(4,207)		(6,494)
Balance at March 31		(216,323)		(192,159)
Net loss		(3,446)		(5,580)
Balance at June 30		(219,769)		(197,739)
Net loss		(3,561)		(6,234)
Balance at September 30		(223,330)		(203,973)

Total stockholders’ deficit		$(38,648)		$(21,798)

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

INTERPACE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

`	For The Nine Months Ended September 30,
	2021	2020
Cash Flows From Operating Activities
Net loss	$(11,214)	$(18,308)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,350	4,102
Interest accretion expense	375	414
Reversal of 2019 bonus accrual	-	(1,156)
Bad debt (recovery) expense	(140)	250
Mark to market on warrants	137	(62)
Stock-based compensation	1,228	1,354
Amortization of deferred financing fees	110	-
Accrued interest - Related Parties	372	-
ESPP expense	86	27
Change in fair value of contingent consideration	(57)	-
Gain on DiamiR transaction	(235)	-
Other gains and expenses, net	(2)	-
Other changes in operating assets and liabilities:
Decrease in accounts receivable	1,788	1,625
Increase in other current assets	(413)	(898)
Increase in other long-term assets	(14)	-
Decrease in accounts payable	(2,084)	(1,319)
(Decrease) increase in accrued salaries and bonus	(433)	129
(Decrease) increase in accrued liabilities	(1,349)	1,472
Decrease in long-term liabilities	(6)	(25)
Net cash used in operating activities	(7,501)	(12,395)

Cash Flows From Investing Activities
Purchase of property and equipment	(192)	(1,275)
Sale of property and equipment	39	-
Net cash used in investing activities	(153)	(1,275)

Cash Flows From Financing Activities
Issuance of common stock, net of expenses	335	434
Issuance of Series B preferred stock, net of expenses	-	19,223
Loan proceeds - related parties	7,500	-
Deferred financing fees	(123)	-
Payments on line of credit	-	(3,000)
Net cash provided by financing activities	7,712	16,657
Net increase in cash, cash equivalents and restricted cash	58	2,987
Cash, cash equivalents and restricted cash – beginning	3,372	2,321
Cash, cash equivalents and restricted cash – ending	$3,430	$5,308

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-6

1.	OVERVIEW

Nature of Business

Interpace Biosciences, Inc. (“Interpace” or the “Company”) enables personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications and pharma services. The Company provides molecular diagnostics, bioinformatics and pathology services for evaluation of risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. The Company also provides pharmacogenomics testing, genotyping, biorepository and other specialized services to the pharmaceutical and biotech industries. The Company advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs.

COVID-19 pandemic

The outbreak of the COVID-19 pandemic continues to impact a significant portion of the regions in which we operate. The continuing impact that the COVID-19 pandemic will have on our operations, including duration, severity and scope, remains highly uncertain and cannot be fully predicted at this time. While we believe we have generally recovered from the adverse impact that the COVID-19 pandemic had on our business during 2020, we believe that the COVID-19 pandemic could continue to adversely impact our results of operations, cash flows and financial condition in the future.

As our business operations continue to be impacted by the pandemic, we continue to monitor the situation and the guidance that is being provided by relevant federal, state and local public health authorities. We may take additional actions based upon their recommendations. However, it is possible that we may have to make further adjustments to our operating plans in reaction to developments that are beyond our control.

While we do not anticipate any lab closures at this time beyond periodic, temporary work stoppages to clean and disinfect the labs, this could change in the future based upon conditions caused by the pandemic. It is also possible that we could experience supply chain shortages if the pandemic worsens and if one or more suppliers is unable to continue to provide us with supplies. For the foreseeable future, however, we do not anticipate supply chain shortages of critical supplies.

We have developed and will continue to update our contingency plans in order to mitigate pandemic-related, adverse financial impacts upon our business.

Transition costs

To optimize the operations of laboratory operations within our pharma services, we transitioned activities from the Rutherford, NJ facility to our Morrisville, NC facility. We invested several million dollars to facilitate this relocation, including but not limited to the transfer of personnel, expansion of the Morrisville facility and validation of transferred processes. We believe that this investment will result in a reduction in future operating costs; however, it is not certain whether we will fully realize the anticipated savings. We have also undergone several other cost-cutting initiatives and those costs are categorized as transition expenses as well.

F-7

2.	BASIS OF PRESENTATION

The accompanying unaudited interim condensed consolidated financial statements and related notes (the “Interim Financial Statements”) should be read in conjunction with the consolidated financial statements of the Company and its wholly-owned subsidiaries (Interpace Diagnostics Lab Inc., Interpace Diagnostics Corporation, Interpace Pharma Solutions, Inc. and Interpace Diagnostics, LLC), and related notes as included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities & Exchange Commission (“SEC”) on April 1, 2021 and as amended on April 29, 2021 and August 20, 2021.

The condensed Interim Financial Statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) for interim financial reporting and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The condensed Interim Financial Statements include all normal recurring adjustments that, in the judgment of management, are necessary for a fair presentation of such interim financial statements. Discontinued operations include the Company’s wholly owned subsidiaries: Group DCA, LLC, InServe Support Solutions; and TVG, Inc. and its Commercial Services business unit which was sold on December 22, 2015. All significant intercompany balances and transactions have been eliminated in consolidation. Operating results for the nine-month period ended September 30, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2021.

3.	LIQUIDITY

The accompanying consolidated financial statements have been prepared on a basis that assumes that the Company will continue as a going concern and that contemplates the continuity of operations, the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Accordingly, the accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might result from the outcome of this uncertainty.

As of September 30, 2021, the Company had cash and cash equivalents, net of restricted cash of $3.2 million, net accounts receivable of $6.5 million, total current assets, net of restricted cash of $12.8 million and total current liabilities of $22.8 million. For the nine month period ended September 30, 2021, the Company had a net loss of $11.2 million and cash used in operating activities was $7.5 million. As of November 5, 2021 we had approximately $2.4 million of cash on hand, net of restricted cash.

The Company has and may continue to delay, scale-back, or eliminate certain of its activities and other aspects of its operations until such time as the Company is successful in securing additional funding. The Company is exploring various dilutive and non-dilutive sources of funding, including equity and debt financings, strategic alliances, business development and other sources.

The delisting from Nasdaq of our common stock which is now quoted for trading on OTCQX and the Company’s resulting inability to use Form S-3 for offerings by it may each have an adverse impact on our ability to raise additional capital. The quotation of our common stock on OTCQX may provide significantly less liquidity than when our stock was listed on Nasdaq and we may experience greater difficulty in raising capital through the public or private sale of equity securities. The future success of the Company is dependent upon its ability to obtain additional funding. There can be no assurance, however, that the Company will be successful in obtaining such funding in sufficient amounts, on terms acceptable to the Company, or at all. In October 2021, the Company entered into a $7.5 million revolving credit facility with Comerica Bank (“Comerica Loan Agreement”). In addition, also in October 2021, the Company entered into a new $8.0 million term loan with BroadOak Fund V, L.P. (“BroadOak”) (“BroadOak Term Loan”), the proceeds of which were used to repay in full at their maturity the notes extended by Ampersand 2018 Limited Partnership (“Ampersand”) and 1315 Capital II, L.P. (“1315 Capital”). See Note 20, Subsequent Events for more details. As of the date of this Report, the Company currently anticipates that current cash and cash equivalents will be sufficient to meet its anticipated operating cash requirements through the end of fiscal 2022.

F-8

4.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management’s estimates are based on historical experience, facts and circumstances available at the time, and various other assumptions that are believed to be reasonable under the circumstances. Significant estimates include accounting for valuation allowances related to deferred income taxes, contingent consideration, allowances for doubtful accounts, revenue recognition, unrecognized tax benefits, and asset impairments involving other intangible assets. The Company periodically reviews these matters and reflects changes in estimates in earnings as appropriate. Actual results could materially differ from those estimates.

Revenue Recognition

Our clinical services derive its revenues from the performance of its proprietary assays or tests. The Company’s performance obligation is fulfilled upon the completion, review and release of test results to the customer. The Company subsequently bills third-party payers or direct-bill payers for the tests performed. Under Accounting Standards Codification 606, revenue is recognized based on the estimated transaction price or net realizable value (“NRV”), which is determined based on historical collection rates by each payer category for each proprietary test offered by the Company. To the extent the transaction price includes variable consideration, for all third party and direct-bill payers and proprietary tests, the Company estimates the amount of variable consideration that should be included in the transaction price using the expected value method based on historical experience.

For our clinical services, we regularly review the ultimate amounts received from the third-party and direct-bill payers and related estimated reimbursement rates and adjust the NRV’s and related contractual allowances accordingly. If actual collections and related NRV’s vary significantly from our estimates, we will adjust the estimates of contractual allowances, which affects net revenue in the period such variances become known.

For our pharma services, project level activities, including study setup and project management, are satisfied over the life of the contract while performance-related obligations are satisfied at a point in time as the Company processes samples delivered by the customer. Revenues are recognized at a point in time when the test results or other deliverables are reported to the customer.

Deferred Revenue

For our pharma services, project level fee revenue is recognized as deferred revenue and recorded at fair value. It represents payments received in advance of services rendered and is recognized ratably over the life of the contract.

Financing and Payment

For non-Medicare claims, our payment terms vary by payer category. Payment terms for direct-payers in our clinical services are typically thirty days and in our pharma services, up to sixty days. Commercial third-party-payers are required to respond to a claim within a time period established by their respective state regulations, generally between thirty to sixty days. However, payment for commercial third-party claims may be subject to a denial and appeal process, which could take up to two years in some instances where multiple appeals are submitted. The Company generally appeals all denials from commercial third-party payers. We bill Medicare directly for tests performed for Medicare patients and must accept Medicare’s fee schedule for the covered tests as payment in full.

Costs to Obtain or Fulfill a Customer Contract

Sales commissions are expensed in the period in which they have been earned. These costs are recorded in sales and marketing expense in the condensed consolidated statements of operations.

Accounts Receivable

The Company’s accounts receivables represent unconditional rights to consideration and are generated using its clinical services and pharma services. The Company’s clinical services are fulfilled upon completion of the test, review and release of the test results. In conjunction with fulfilling these services, the Company bills the third-party payer or direct-bill payer. Contractual adjustments represent the difference between the list prices and the reimbursement rates set by third-party payers, including Medicare, commercial payers, and amounts billed to direct-bill payers. Specific accounts may be written off after several appeals, which in some cases may take longer than twelve months. Pharma services represent, primarily, the performance of laboratory tests in support of clinical trials for pharma services customers. The Company bills these services directly to the customer.

F-9

Leases

The Company determines if an arrangement contains a lease in whole or in part at the inception of the contract. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term while lease liabilities represent our obligation to make lease payments arising from the lease. All leases with terms greater than twelve months result in the recognition of a ROU asset and a liability at the lease commencement date based on the present value of the lease payments over the lease term. Unless a lease provides all of the information required to determine the implicit interest rate, we use our incremental borrowing rate based on the information available at the commencement date in determining the present value of the lease payments. We use the implicit interest rate in the lease when readily determinable.

Our lease terms include all non-cancelable periods and may include options to extend (or to not terminate) the lease when it is reasonably certain that we will exercise that option. Leases with terms of twelve months or less at the commencement date are expensed on a straight-line basis over the lease term and do not result in the recognition of an asset or liability. See Note 7, Leases.

Other Current Assets

Other current assets consisted of the following as of September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
	(unaudited)
Lab supply inventory	$2,271	$2,052
Prepaid expenses	734	625
Other	130	45
Total other current assets	$3,135	$2,722

Long-Lived Assets, including Finite-Lived Intangible Assets

Finite-lived intangible assets are stated at cost less accumulated amortization. Amortization of finite-lived acquired intangible assets is recognized on a straight-line basis, using the estimated useful lives of the assets of approximately two years to ten years in acquisition-related amortization expense in the condensed consolidated statements of operations.

The Company reviews the recoverability of long-lived assets and finite-lived intangible assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized by reducing the recorded value of the asset to its fair value measured by future discounted cash flows. This analysis requires estimates of the amount and timing of projected cash flows and, where applicable, judgments associated with, among other factors, the appropriate discount rate. Such estimates are critical in determining whether any impairment charge should be recorded and the amount of such charge if an impairment loss is deemed to be necessary.

Basic and Diluted Net Loss per Share

A reconciliation of the number of shares of common stock, par value $0.01 per share, used in the calculation of basic and diluted loss per share for the three- and nine-month periods ended September 30, 2021 and 2020 is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Basic weighted average number of common shares	4,165	4,038	4,119	4,025
Potential dilutive effect of stock-based awards	-	-	-	-
Diluted weighted average number of common shares	4,165	4,038	4,119	4,025

F-10

The Company’s Series B Preferred Stock, on an as converted basis of 7,833,334 shares for the three- and nine-months ended September 30, 2021, and the following outstanding stock-based awards and warrants, were excluded from the computation of the effect of dilutive securities on loss per share for the following periods as they would have been anti-dilutive (rounded to thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Options	684	878	684	878
Restricted stock and restricted stock units (RSUs)	366	28	366	28
Warrants	1,405	1,405	1,405	1,405
	2,455	2,311	2,455	2,311

Reclassifications

The Company reclassified certain prior period balances to conform to the current year presentation.

5.	GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is attributable to the acquisition of our pharma services in July 2019. The carrying value of the intangible assets acquired was $15.6 million, with goodwill of approximately $8.3 million and identifiable intangible assets of approximately $7.3 million. In 2019, there was an adjustment to goodwill of $0.1 million. The goodwill balance at September 30, 2021 was $8.4 million. The net carrying value of the identifiable intangible assets from all acquisitions as of September 30, 2021 and December 31, 2020 are as follows:

		As of September 30, 2021	As of December 31, 2020
	Life	Carrying	Carrying
	(Years)	Amount	Amount
		(unaudited)
Asuragen acquisition:
Thyroid	9	$8,519	$8,519
RedPath acquisition:
Pancreas test	7	16,141	16,141
Barrett’s test	9	6,682	6,682
BioPharma acquisition:
Trademarks	10	1,600	1,600
Customer relationships	8	5,700	5,700

CLIA Lab	2.3	609	609

Total		$39,251	$39,251

Accumulated Amortization		$(31,237)	$(27,900)

Net Carrying Value		$8,014	$11,351

Amortization expense was approximately $1.1 million for both the three-month periods ended September 30, 2021 and 2020, respectively and approximately $3.3 million for both the nine-month periods ended September 30, 2021 and 2020, respectively. Estimated amortization expense for the next five years is as follows:

2021	2022	2023	2024	2025
$1,112	$2,155	$2,099	$873	$873

F-11

The following table displays a roll forward of the carrying amount of goodwill from December 31, 2020 to September 30, 2021:

Carrying
Amount
Balance as of December 31, 2020	$8,433
Adjustments	-
Balance as of September 30, 2021	$8,433

6.	FAIR VALUE MEASUREMENTS

Cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to their relative short-term nature. The Company’s financial liabilities reflected at fair value in the condensed consolidated financial statements include contingent consideration and warrant liability. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market-corroborated, or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based upon observable inputs used in the valuation techniques, the Company is required to provide information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values into three broad levels as follows:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2:	Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities.

Level 3:	Valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The valuation methodologies used for the Company’s financial instruments measured on a recurring basis at fair value, including the general classification of such instruments pursuant to the valuation hierarchy, is set forth in the tables below:

	As of September 30, 2021		Fair Value Measurements
	Carrying	Fair	As of September 30, 2021
	Amount	Value	Level 1	Level 2	Level 3
			(unaudited)
Liabilities:
Contingent consideration:
Asuragen (1)	$2,136	$2,136	$-	$-	$2,136
Other long-term liabilities:
Warrant liability (2)	158	158	-	-	158
	$2,294	$2,294	$-	$-	$2,294

	As of December 31, 2020		Fair Value Measurements
	Carrying	Fair	As of December 31, 2020
	Amount	Value	Level 1	Level 2	Level 3

Liabilities:
Contingent consideration:
Asuragen (1)	$2,216	$2,216	$-	$-	$2,216
Other long-term liabilities:
Warrant liability (2)	21	21	-	-	21
	$2,237	$2,237	$-	$-	$2,237

(1)(2) See Note 9, Accrued Expenses and Long-Term Liabilities

In connection with the acquisition of certain assets from Asuragen, Inc., the Company recorded contingent consideration related to contingent payments and other revenue-based payments. The Company determined the fair value of the contingent consideration based on a probability-weighted income approach derived from revenue estimates. The fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement.

F-12

A roll forward of the carrying value of the Contingent Consideration Liability and the 2017 Underwriters’ Warrants to September 30, 2021 is as follows:

				Cancellation of Obligation/	Adjustment to Fair Value/
	December 31, 2020	Payments	Accretion	Conversions Exercises	Mark to Market	September 30, 2021
	(unaudited)
Contingent consideration liability	$2,216	$(398)	$375	$-	$(57)	$2,136

Underwriters Warrants	21	-	-	-	137	158
	$2,237	$(398)	$375	$-	$80	$2,294

Certain of the Company’s non-financial assets, such as other intangible assets and goodwill, are measured at fair value on a nonrecurring basis when there is an indicator of impairment and recorded at fair value only when an impairment charge is recognized.

7.	LEASES

Finance lease assets are included in fixed assets, net of accumulated depreciation.

The table below presents the lease-related assets and liabilities recorded in the Condensed Consolidated Balance Sheet:

	Classification on the Balance Sheet	September 30, 2021	December 31, 2020
		(unaudited)
Assets
Financing lease assets	Property and equipment, net	$652	$597
Operating lease assets	Operating lease right of use assets	3,989	4,384
Total lease assets		$4,641	$4,981

Liabilities
Current
Financing lease liabilities	Other accrued expenses	$98	$177
Operating lease liabilities	Other accrued expenses	1,030	1,027
Total current lease liabilities		$1,128	$1,204
Noncurrent
Financing lease liabilities	Other long-term liabilities	75	138
Operating lease liabilities	Operating lease liabilities, net of current portion	3,152	3,540
Total long-term lease liabilities		3,227	3,678
Total lease liabilities		$4,355	$4,882

F-13

The weighted average remaining lease term for the Company’s operating leases was 6.6 years as of September 30, 2021 and 7.1 years as of December 31, 2020 and the weighted average discount rate for those leases was 6.4% and 6.0% as of September 30, 2021 and December 31, 2020, respectively. The Company’s operating lease expenses are recorded within “Cost of revenue” and “General and administrative expenses.”

The table below reconciles the cash flows to the lease liabilities recorded on the Company’s Condensed Consolidated Balance Sheet as of September 30, 2021:

	Operating Leases	Financing Leases
2021 (remaining through December 31)	312	39
2022	1,192	86
2023	794	60
2024	473	-
2025	402	-
2026	414	-
Thereafter	1,510	-
Total minimum lease payments	5,097	185
Less: amount of lease payments representing effects of discounting	915	12
Present value of future minimum lease payments	4,182	173
Less: current obligations under leases	1,030	98
Long-term lease obligations	$3,152	$75

As of September 30, 2021, contractual obligations with terms exceeding one year and estimated minimum future rental payments required by non-cancelable operating leases with initial or remaining lease terms exceeding one year were as follows:

		Less than	1 to 3	3 to 5	After
	Total	1 Year	Years	Years	5 Years
Operating lease obligations	$5,097	$312	$1,986	$875	$1,924
Total	$5,097	$312	$1,986	$875	$1,924

8.	COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. In addition to the estimated loss, the recorded liability includes probable and estimable legal costs associated with the claim or potential claim. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business. There is currently litigation involving the Company at this time.

Due to the nature of the businesses in which the Company is engaged, it is subject to certain risks. Such risks include, among others, risk of liability for personal injury or death to persons using products or services that the Company promotes or commercializes. There can be no assurance that substantial claims or liabilities will not arise in the future due to the nature of the Company’s business activities. There is also the risk of employment related litigation and other litigation in the ordinary course of business.

The Company could also be held liable for errors and omissions of its employees in connection with the services it performs that are outside the scope of any indemnity or insurance policy. The Company could be materially adversely affected if it were required to pay damages or incur defense costs in connection with a claim that is outside the scope of an indemnification agreement; if the indemnity, although applicable, is not performed in accordance with its terms; or if the Company’s liability exceeds the amount of applicable insurance or indemnity.

F-14

9.	ACCRUED EXPENSES AND LONG-TERM LIABILITIES

Other accrued expenses consisted of the following as of September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
	(unaudited)
Accrued royalties	$3,572	$2,710
Upfront Medicare payment	-	2,066
Operating lease liabilities	1,030	1,027
All others	1,056	1,182
Accrued professional fees	931	854
Unclaimed property	565	565
Contingent consideration	473	398
Accrued pharma services invoices	438	108
Taxes payable	248	334
Accrued lab costs - diagnostics	514	161
Financing lease liabilities	98	177
ESPP payable	37	108
Accrued sales and marketing - diagnostics	41	51
Deferred revenue	40	54
Total other accrued expenses	$9,043	$9,795

Long-term liabilities consisted of the following as of September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
	(unaudited)
Uncertain tax positions	$4,517	$4,342
Warrant liability	158	21
Financing lease liabilities	75	138
Deferred revenue	18	136
Total other long-term liabilities	$4,768	$4,637

10.	STOCK-BASED COMPENSATION

Historically, stock options have been granted with an exercise price equal to the market value of the common stock on the date of grant, with expiration 10 years from the date they are granted, and generally vest over a one to three-year period for employees and members of the Board. Upon exercise, new shares will be issued by the Company. The restricted shares and restricted stock units (“RSUs”) granted to Board members and employees generally have a three-year graded vesting period and are subject to accelerated vesting and forfeiture under certain circumstances.

The following table provides the weighted average assumptions used in determining the fair value of the stock option awards granted during the nine-month periods ended September 30, 2021 and 2020.

	September 30, 2021	September 30, 2020
	(unaudited)
Risk-free interest rate	0.78%	0.79%
Expected life	6.0 years	6.6 years
Expected volatility	134.79%	122.24%
Dividend yield	-	-

F-15

During March 2021, the Company granted 312,500 stock options with an exercise price of $6.00 and 152,500 RSUs. The market value of the Company’s common stock was $5.00 at the grant date of these awards. The Company recognized approximately $0.5 million and $0.6 million of stock-based compensation expense during the three-month periods ended September 30, 2021 and 2020, respectively and approximately $1.3 million and $1.4 million of stock-based compensation expense during the nine-month periods ended September 30, 2021 and 2020, respectively. The following table has a breakout of stock-based compensation expense by line item.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Cost of revenue	$52	$60	$154	$187
Sales and marketing	76	39	201	136
Research and development	24	30	83	99
General and administrative*	325	434	876	959
Total stock compensation expense	$477	$563	$1,314	$1,381

*	Includes ESPP expense

11.	INCOME TAXES

Generally, accounting standards require companies to provide for income taxes each quarter based on their estimate of the effective tax rate for the full year. The authoritative guidance for accounting for income taxes allows use of the discrete method when it provides a better estimate of income tax expense. Due to the Company’s valuation allowance position, it is the Company’s position that the discrete method provides a more accurate estimate of income tax expense and therefore income tax expense for the current quarter has been presented using the discrete method. As the year progresses, the Company refines its estimate based on the facts and circumstances by each tax jurisdiction. The following table summarizes income tax expense on loss from continuing operations and the effective tax rate for three- and nine-month periods ended September 30, 2021 and 2020:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
(Benefit) provision for income tax	$(714)	$14	$(684)	$43
Effective income tax rate	16.9%	0.2%	5.8%	0.2%

The Company participated in the State of New Jersey’s Technology Business Tax Certificate Transfer Program (the “Program”) sponsored by The New Jersey Economic Development Authority. The Program enables approved biotechnology companies with unused net operating losses (NOLs) and unused research and development credits to sell these benefits for at least 80% of the value of the tax benefits to unaffiliated, profitable corporate taxpayers in the State of New Jersey. The Program is administered by The New Jersey Economic Development Authority and the New Jersey Department of the Treasury’s Division of Taxation. In July 2021, the Company completed the sale of NOLs totaling approximately $0.7 million. This amount is a current state tax benefit and is reflected in the statement of operations for the three- and nine-months ended September 30, 2021. Income tax expense for both the three- and nine-month periods ended September 30, 2020 was primarily due to minimum state and local taxes.

12.	SEGMENT INFORMATION

We operate under one segment which is the business of developing and selling clinical and pharma services.

13.	DISCONTINUED OPERATIONS

The components of liabilities classified as discontinued operations consist of the following as of September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
	(unaudited)
Accrued liabilities	766	766
Current liabilities from discontinued operations	766	766
Total liabilities	$766	$766

The table below presents the significant components of CSO, Group DCA’s, Pharmakon’s and TVG’s results included within loss from discontinued operations, net of tax in the condensed consolidated statements of operations for the three- and nine-months ended September 30, 2021 and 2020.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Income from discontinued operations, before tax	$-	$-	$-	$-
Income tax expense	62	65	175	194
Loss from discontinued operations, net of tax	$(62)	$(65)	$(175)	$(194)

F-16

14.	NOTES PAYABLE – RELATED PARTIES

Secured Promissory Notes

On January 7, 2021, the Company entered into promissory notes with Ampersand, in the amount of $3 million, and 1315 Capital, in the amount of $2 million, respectively (together, the “Notes”) and a related security agreement (the “Security Agreement”).

Ampersand holds 28,000 shares of the Company’s Series B Convertible Preferred Stock, which are convertible from time to time into an aggregate of 4,666,666 shares of our Common Stock, and 1315 Capital holds 19,000 shares of the Company Series B Convertible Preferred Stock, which are convertible from time to time into an aggregate of 3,166,668 shares of our Common Stock. On an as-converted basis, such shares would represent approximately 38.9% and 26.4% of our fully-diluted shares of Common Stock, respectively. In addition, pursuant to the terms of the Series B Convertible Preferred Stock certificate of designation and an amended and restated investor rights agreement among the Company and Ampersand and 1315 Capital, they each have the right to (1) approve certain of our actions, including our borrowing of money and any public offering of securities, and (2) designate two directors to our Board of Directors; provided, that certain of such rights held by 1315 Capital have been delegated pursuant to the related Support Agreement (See Note 16, Equity). As a result, the Company considers the Notes and Security Agreement to be a related party transaction.

The rate of interest on the Notes is equal to eight percent (8.0%) per annum and their maturity date was the earlier of (a) June 30, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Notes. No interest payments are due on the Notes until their maturity date. All payments on the Notes are pari passu.

On May 10, 2021, (i) the Company and Ampersand amended the Ampersand Note to increase its principal amount to $4.5 million, (ii) the Company and 1315 Capital amended the 1315 Capital Note to increase its principal amount to $3.0 million and (iii) the Company and Ampersand amended the Security Agreement to include the new total principal amount of the Notes of $7.5 million. The maturity date of the Notes remained the earlier of June 30, 2021 and the date on which all amounts become due upon the occurrence of any event of default and the interest rate remained 8%, and except with respect to their respective principal amounts, the terms of the Notes and the Security Agreement were otherwise unchanged.

On June 24, 2021, the Company and Ampersand amended the Ampersand Note to change its maturity date to the earlier of (a) August 31, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Ampersand Note. On June 25, 2021, the Company and 1315 Capital amended the 1315 Capital Note to change its maturity date in a similar manner. Except with respect to their respective maturity dates, the terms of the Notes are otherwise unchanged. The Security Agreement remains in full force and effect, and was not amended in connection with the amendments to the Notes.

On August 31, 2021, the Company and Ampersand amended the Ampersand Note to change its maturity date to the earlier of (a) September 30, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Ampersand Note. On August 31, 2021, the Company and 1315 Capital amended the 1315 Capital Note to change its maturity date in a similar manner.

On September 29, 2021, the Company and Ampersand amended the Ampersand Note to change its maturity date to the earlier of (a) October 31, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Ampersand Note. On September 29, 2021, the Company and 1315 Capital amended the 1315 Capital Note to change its maturity date in a similar manner. Through September 30, 2021, approximately $0.1 million in financing fees have been paid.

In the case of the amendments, the Company reviewed the changes in accordance with ASC 470 and determined they should be treated as modifications. As of September 30, 2021, the Company has incurred approximately $18,000 in additional deferred financing expenses associated with the amendments.

In connection with the Security Agreement, the Notes were secured by a first priority lien and security interest on substantially all of the assets of the Company. In connection with entering into the Comerica Loan Agreement, the Security Agreement lien and secured interest became subordinate to the Comerica Loan. Additionally, if a change of control of the Company occurs (as defined in the Notes) the Company is required to make a prepayment of the Notes in an amount equal to the unpaid principal amount, all accrued and unpaid interest, and all other amounts payable under the Notes out of the net cash proceeds received by the Company from the consummation of the transactions related to such change of control. The Company may prepay the Notes in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be re-borrowed.

F-17

The Notes contain certain negative covenants which prevent the Company from issuing any debt securities pursuant to which the Company issues shares, warrants or any other convertible security in the same transaction or a series of related transactions, except that Company may incur or enter into any capitalized and operating leases in the ordinary course of business consistent with past practice, or borrowed money or funded debt in an amount not to exceed $4.5 million (the “Debt Threshold”) that is subordinated to the Notes on terms acceptable to Ampersand and 1315 Capital; provided, that if the aggregate consolidated revenue recognized by the Company as reported on Form 10-K as filed with the SEC for any fiscal year ending after January 10, 2020 exceeds $45 million, the Debt Threshold for the following fiscal year shall increase to an amount equal to: (x) ten percent (10%); multiplied by (y) the consolidated revenue as reported by the Company on Form 10-K as filed with the SEC for the previous fiscal year.

The Notes were repaid in full at maturity. See Note 20, Subsequent Events.

15.	SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental Disclosures of Non Cash Activities

(in thousands)

	Nine Months Ended
	September 30,
	2021	2020
	(unaudited)
Operating
Taxes accrued for repurchase of restricted shares	$-	$49
Investing
Preferred Stock Deemed Dividend	$-	$3,033
Investment in DiamiR	248	-

16.	EQUITY

Preferred Stock Issuance: Securities Purchase and Exchange Agreement

On January 10, 2020, the Company entered into a Securities Purchase and Exchange Agreement (the “Securities Purchase and Exchange Agreement”) with 1315 Capital and Ampersand (collectively, the “Investors”) pursuant to which the Company agreed to sell to the Investors an aggregate of $20.0 million in Series B Preferred Stock of the Company, at an issuance price per share of $1,000. Pursuant to the Securities Purchase and Exchange Agreement, 1315 Capital agreed to purchase 19,000 shares of Series B Preferred Stock at an aggregate purchase price of $19.0 million and Ampersand agreed to purchase 1,000 shares of Series B Preferred Stock at an aggregate purchase price of $1.0 million.

In addition, the Company agreed to exchange $27.0 million of the Company’s existing Series A convertible preferred stock, par value $0.01 per share, held by Ampersand (the “Series A Preferred Stock”), represented by 270 shares of Series A Preferred Stock with a stated value of $100,000 per share, which represents all of the Company’s issued and outstanding Series A Preferred Stock, for 27,000 newly issued shares of Series B Preferred Stock (such shares of Series B Preferred Stock, the “Exchange Shares” and such transaction, the “Exchange”). Following the Exchange, no shares of Series A Preferred Stock remained designated, authorized, issued or outstanding. The Series B Preferred Stock has a conversion price of $6.00 as compared to a conversion price of $8.00 on the Series A Preferred Stock, but did not include certain rights applicable to the Series A Preferred Stock, including a six-percent (6%) dividend and a conversion price adjustment for any failure by the Company to achieve a revenue target of $34.0 million in 2020 related to its clinical services or a weighted-average anti-dilution adjustment. Under the terms of the Securities Purchase and Exchange Agreement, Ampersand also agreed to waive all dividends and weighted-average anti-dilution adjustments accrued to date on the Series A Preferred Stock.

F-18

A convertible financial instrument includes a beneficial conversion feature if its conversion price is lower than the Company’s stock price at the commitment date. The Company determined that the sale of the Series B Preferred resulted in a beneficial conversion feature with an intrinsic value of $2.2 million, which the Company recorded as a reduction to additional paid-in capital upon the sale of the Series B Preferred stock. The Company calculated the intrinsic value of the beneficial conversion feature as the difference between the estimated fair value of the Common Stock on January 15, 2020 of $6.79 per share and the effective conversion price per share of $6.00 multiplied by the number of shares of common stock issuable upon conversion. The Company fully amortized the beneficial conversion feature during the three months ended March 31, 2020 in accordance with GAAP. The beneficial conversion feature resulted in an increase in the loss attributable to common shareholders for the three months ended March 31, 2020 in the Condensed Consolidated Statement of Operations, as it represented a deemed dividend to the preferred shareholders.

In April 2020, the Company entered into support agreements with each of the Series B Investors, pursuant to which Ampersand and 1315 Capital, respectively, consented to, and agreed to vote (by proxy or otherwise), all shares of Series B Preferred Stock registered in its name or beneficially owned by it and/or over which it exercises voting control as of the date of the Support Agreement and any other shares of Series B Preferred Stock legally or beneficially held or acquired by such Series B Investor after the date of the Support Agreement or over which it exercises voting control, in favor of any Fundamental Action desired to be taken by the Company as determined by the Board. For purposes of each Support Agreement, “Fundamental Action” means any action proposed to be taken by the Company and set forth in Section 4(d)(i), 4(d)(ii), 4(d)(v), 4(d)(vi), 4(d)(viii) or 4(d)(ix) of the Certificate of Designation of Series B Preferred Stock or Section 8.5.1.1, 8.5.1.2, 8.5.1.5, 8.5.1.6, 8.5.1.8 or 8.5.1.9 of the Amended and Restated Investor Rights Agreement. The support agreement between the Company and Ampersand was terminated by mutual agreement on July 9, 2020; however, the support agreement entered into with 1315 Capital remains in effect. During October 2021, Ampersand and 1315 Capital provided consent to the Company to enter into the Comerica Loan Agreement and the BroadOak Term Loan.

17.	WARRANTS

Warrants outstanding and warrant activity for the nine-months ended September 30, 2021 are as follows:

Description	Classification	Exercise Price	Expiration Date	Warrants Issued	Balance December 31, 2020	Warrants Cancelled/ Expired	Balance September 30, 2021

Private Placement Warrants, issued January 25, 2017	Equity	$46.90	June 2022	85,500	85,500	-	85,500
RedPath Warrants, issued March 22, 2017	Equity	$46.90	September 2022	10,000	10,000	-	10,000
Underwriters Warrants, issued June 21, 2017	Liability	$13.20	December 2022	57,500	53,500	-	53,500
Base & Overallotment Warrants, issued June 21, 2017	Equity	$12.50	June 2022	1,437,500	870,214	-	870,214
Warrants issued October 12, 2017	Equity	$18.00	April 2022	320,000	320,000	-	320,000
Underwriters Warrants, issued January 25, 2019	Equity	$9.40	January 2022	65,434	65,434	-	65,434

				1,975,934	1,404,648	-	1,404,648

The weighted average exercise price of the warrants is $15.97 and the weighted average remaining contractual life is approximately 0.7 years.

F-19

18.	RECENT ACCOUNTING PRONOUNCEMENTS

Recently Adopted Accounting Guidance

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 will simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The amendment was effective for annual periods beginning after December 15, 2020.

The Company adopted this pronouncement on January 1, 2021 and the impact was not material to the Company’s Consolidated Financial Statements.

In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) - Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842) which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects adoption will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40), (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU2020-06 amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company does not expect this will have any impact on its unaudited consolidated financial statements.

19.	TRANSITION EXPENSES

These expenses are primarily related to the Rutherford, NJ lab closing and subsequent move to North Carolina, as well as other cost-saving initiatives, primarily reductions in headcount as well as certain lergal expenses. The following is a roll forward of the transition expenses liabilities:

		Facilities/
	Personnel	Infrastructure	Legal	Total
	(unaudited)
Balance at December 31, 2020	$885	$269	$-	$1,154
Transition expenses	1,044	925	505	2,474
Payments	(1,929)	(1,164)	(269)	(3,362)
Balance at September 30, 2021	$-	$30	$236	$266

20.	SUBSEQUENT EVENTS

Revolving Line of Credit

On October 13, 2021, the Company and its subsidiaries entered into a Loan and Security Agreement (the “Comerica Loan Agreement”) with Comerica Bank (“Comerica”), providing for a revolving credit facility of up to $7,500,000 (the “Credit Facility”). The Company may use the proceeds of the Credit Facility for working capital and other general corporate purposes.

The amount that may be borrowed under the Credit Facility is the lower of (i) the revolving limit of $7,500,000 (the “Revolving Line”) and (ii) 80% of the Company’s eligible accounts receivable plus an applicable non-formula amount consisting of $2,000,000 of additional availability at close not based upon the Company’s eligible accounts receivable, with such additional availability reducing by $250,000 per quarter beginning with the quarter ending June 30, 2022. Borrowings on the Credit Facility are limited to $5,000,000 until 80% of the Company’s and its subsidiaries’ customers are paying into a collection account or segregated governmental account with Comerica. The Revolving Line can also include, at the Company’s option, credit card services with a sublimit of $300,000. Borrowings on the Revolving Line are subject to an interest rate equal to prime plus 0.50%, with prime being the greater of (x) Comerica’s stated prime rate or (y) the sum of (A) the daily adjusting LIBOR rate plus (B) 2.5% per annum. The Company is also required to pay an unused facility fee quarterly in arrears in an amount equal to 0.25% per annum on the average unused but available portion of the Revolving Line for such quarter.

The Credit Facility matures on September 30, 2023, and is secured by a first priority lien on substantially all of the assets of the Company and its subsidiaries.

The Comerica Loan Agreement contains affirmative and negative restrictive covenants that are applicable whether or not any amounts are outstanding under the Comerica Loan Agreement. These restrictive covenants could adversely affect our ability to conduct our business. The Comerica Loan Agreement also contains customary events of default.

As a condition for Comerica to extend the Credit Facility to the Company and its subsidiaries, the Company’s existing creditors, Ampersand and 1315 Capital (the “Existing Creditors”), entered into that certain Subordination Agreement, dated as of October 13, 2021, pursuant to which each Existing Creditor agreed to subordinate all of the indebtedness and obligations of the Company and its subsidiaries owing to such Existing Creditor to all of the indebtedness and obligations of the Company and its subsidiaries owing to Comerica (the “Subordination Agreement”). Each Existing Creditor further agreed to subordinate all of its respective security interests in assets or property of the Company and its subsidiaries to Comerica’s security interests in such assets or property. The Subordination Agreement provides that it is solely for the benefit of Comerica and each of the Existing Creditors and is not for the benefit of the Company or any of its subsidiaries.

F-20

BroadOak Loan and Repayment of Promissory Notes

On October 29, 2021, the Company and its subsidiaries entered into a Loan and Security Agreement (the “BroadOak Loan Agreement”) with BroadOak, providing for a term loan in the aggregate principal amount of $8,000,000 (the “Term Loan”). Funding of the Term Loan took place on November 1, 2021. The Company used the proceeds of the Term Loan to repay in full at their maturity all outstanding indebtedness under the promissory notes with Ampersand, dated January 7, 2021 and as last amended on September 29, 2021, in the amount of $4.5 million, and 1315 Capital, dated January 7, 2021 and as last amended on September 29, 2021, in the amount of $3 million, respectively. The Company, Ampersand, and 1315 Capital also terminated a related security agreement.

The Term Loan matures upon the earlier of (i) October 31, 2024 or (ii) the occurrence of a change in control, and bears interest at the rate of 9% per annum. The Term Loan is secured by a security interest in substantially all of the Company’s and its subsidiaries’ assets and is subordinate to the Company’s recently established $7,500,000 revolving credit facility with Comerica Bank. The Term Loan has an origination fee of 3% of the Term Loan amount, and a terminal payment equal to (i) 15% of the original principal amount of the Term Loan if the change of control occurs on or prior to the first anniversary of the funding of the Term Loan, (ii) 20% of the original principal amount of the Term Loan if the change of control occurs after the first anniversary but on or prior to the second anniversary of the funding of the Term Loan and (iii) 30% of the original principal amount of the Term Loan if the change of control occurs after the second anniversary of the funding of the Term Loan, or if the Term Loan is repaid on its maturity date.

The BroadOak Loan Agreement contains affirmative and negative restrictive covenants that are applicable from and after the date of the Term Loan advance. These restrictive covenants could adversely affect our ability to conduct our business. The BroadOak Loan Agreement also contains customary events of default.

The representations, warranties and covenants contained in the BroadOak Loan Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of such agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under such agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosure.

In connection with the BroadOak Loan Agreement, the Company and its subsidiaries entered into that certain First Amendment to Loan and Security Agreement and Consent with Comerica, dated as of November 1, 2021 (the “Comerica Amendment”), pursuant to which Comerica consented to the Company’s and its subsidiaries’ entry into the BroadOak Loan Agreement, and amended that certain Loan and Security Agreement among Comerica, the Company and its subsidiaries (the “Comerica Loan Agreement”) to, among other things, permit the indebtedness, liens and encumbrances contemplated by the BroadOak Loan Agreement.

As a condition for BroadOak to extend the Term Loan to the Company and its subsidiaries, the Company’s existing creditor, Comerica, and BroadOak entered into that certain Subordination and Intercreditor Agreement, dated as of November 1, 2021, pursuant to which BroadOak agreed to subordinate all of the indebtedness and obligations of the Company and its subsidiaries owing to BroadOak to all of the indebtedness and obligations of the Company and its subsidiaries owing to Comerica (the “Intercreditor Agreement”). BroadOak further agreed to subordinate all of its respective security interests in assets or property of the Company and its subsidiaries to Comerica’s security interests in such assets or property. The Intercreditor Agreement provides that it is solely for the benefit of BroadOak and Comerica and is not for the benefit of the Company or any of its subsidiaries.

F-21

INTERPACE BIOSCIENCES, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

AND FINANCIAL STATEMENT SCHEDULES

F-22

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Interpace Biosciences, Inc.

Parsippany, New Jersey

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Interpace Biosciences, Inc. and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes and schedules (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has suffered operating losses, has negative operating cash flows and is dependent upon its ability to generate profitable operations in the future and/or obtain additional financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. In addition, the Company has been materially impacted by the outbreak of a novel coronavirus (COVID-19), which was declared a global pandemic by the World Health Organization in March 2020. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Revenue Recognition

As described in Note 1 of the consolidated financial statements, the Company’s clinical services derive revenue from the performance of its proprietary assays or tests. The Company’s performance obligation is fulfilled upon the completion, review and release of test results to the customer. The Company subsequently bills third-party payers or direct-bill payers for the tests performed.

We identified revenue recognition related to the measurement of the Company’s clinical services revenue recognized for each specified test based on an estimated transaction price or net realizable value (“NRV”) as a critical audit matter. The principal considerations for our determination included the following: (i) the judgment applied by management in determining the estimated transaction price or NRV, which is determined based on historical collection rates by each payer category for each proprietary test offered by the Company, (ii) estimating the amount of variable consideration that should be included in the transaction price using the expected value method based on historical experience, and (iii) a high degree of auditor judgment, subjectivity and effort in performing audit procedures and evaluating the results of those procedures, due to the significant estimation required in estimating the amount that will be collected for each test, as the estimate is affected by assumptions in payor behavior such as changes in payor mix, payor collections, current customer contractual requirements, and experience with ultimate collection from the third-party payors. Auditing these elements involved especially challenging auditor judgment due to the nature and extent of audit effort required to address these matters, including the extent of specialized skill or knowledge needed.

The primary procedures we performed to address this critical audit matter included:

●	Evaluating the reasonableness of management’s judgments and estimates to calculate variable consideration, and the timing of recognizing the related revenue subject to any constraints.

●	Comparing the significant assumptions and inputs used by management to changes in the Company’s contracted rates, third-party payor collection trends, and assessing the historical accuracy of the cash collections used in the Company’s revenue models and assessing the completeness of adjustments to estimates of future cash collections as a result of significant contract amendments, changes in collection trends and changes in payor behavior.

●	Testing on a substantive basis clinical testing revenue including, among others, assessing valuation methodologies and models and testing the significant assumptions above and the underlying data used by the Company in its analysis, agreeing transactions selected for testing back to the actual contract terms and the Company’s revenue model.

We have served as the Company’s auditor since 2012.

/s/ BDO USA, LLP

Woodbridge, New Jersey

April 1, 2021

F-23

INTERPACE BIOSCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$2,772	$2,321
Restricted cash	600	-
Accounts receivable, net of allowance for doubtful accounts of $275 and $25, respectively	8,028	10,338
Other current assets	2,722	3,851
Total current assets	14,122	16,510
Property and equipment, net	7,349	6,814
Other intangible assets, net	11,351	15,849
Goodwill	8,433	8,433
Operating lease right of use assets	4,384	3,892
Other long-term assets	42	42
Total assets	$45,681	$51,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,511	$4,709
Accrued salary and bonus	3,161	2,341
Other accrued expenses	9,795	9,476
Current liabilities from discontinued operations	766	766
Total current liabilities	18,233	17,292
Contingent consideration	1,818	2,391
Operating lease liabilities, net of current portion	3,540	2,591
Line of credit	-	3,000
Other long-term liabilities	4,637	4,573
Total liabilities	28,228	29,847

Commitments and contingencies (Note 12)

Preferred stock, $.01 par value; 5,000,000 shares authorized, 270 Series A shares issued and outstanding	-	26,172
47,000 Series B issued and outstanding	46,536	-

Stockholders’ equity:
Common stock, $.01 par value; 100,000,000 shares authorized; 4,075,257 and 3,932,370 shares issued, respectively; 4,055,593 and 3,920,589 shares outstanding, respectively	402	393
Additional paid-in capital	184,404	182,514
Accumulated deficit	(212,116)	(185,665)
Treasury stock, at cost (19,664 and 11,781 shares, respectively)	(1,773)	(1,721)
Total stockholders' equity	(29,083)	(4,479)
Total liabilities and stockholders' equity	$(855)	$25,368

Total liabilities, preferred stock and stockholders' equity	$45,681	$51,540

The accompanying notes are an integral part of these consolidated financial statements

F-24

INTERPACE BIOSCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

	2020	2019
	For The Years Ended December 31,
	2020	2019

Revenue, net	$32,398	$24,220
Cost of revenue (excluding amortization of $4,461 and $3,989, respectively)	21,673	15,888
Gross profit	10,725	8,332
Operating expenses:
Sales and marketing	9,254	11,116
Research and development	2,795	2,810
General and administrative	20,770	14,363
Acquisition related expense	-	2,534
Acquisition related amortization expense	4,461	3,989
Change in fair value of contingent consideration	(489)	(44)
Total operating expenses	36,791	34,768

Operating loss	(26,066)	(26,436)
Interest accretion expense	(549)	(440)
Other income (expense), net	467	196
Loss from continuing operations before tax	(26,148)	(26,680)
Provision (benefit) for income taxes	53	(28)
Loss from continuing operations	(26,201)	(26,652)

Loss from discontinued operations, net of tax	(250)	(88)

Net loss	(26,451)	(26,740)

Less dividends on preferred stock	-	(429)
Less adjustment for preferred stock deemed dividend	(3,033)	-

Net loss attributable to common stockholders	$(29,484)	$(27,169)

Basic and diluted (loss) income per share of common stock:
From continuing operations	$(7.26)	$(7.23)
From discontinued operations	(0.06)	(0.02)
Net loss per basic and diluted share of common stock	$(7.32)	$(7.25)
Weighted average number of common shares and common share equivalents outstanding:
Basic	4,029	3,746
Diluted	4,029	3,746

The accompanying notes are an integral part of these consolidated financial statements

F-25

INTERPACE BIOSCIENCES, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands)

	For The Year Ended		For The Year Ended
	December 31, 2020		December 31, 2019
	Shares	Amount	Shares	Amount
Common stock:
Balance at January 1	3,932	$393	2,877	$287
Common stock issued	37	1	9	1
Restricted stock issued	6	-	-	-
Common stock issued through market sales	80	8	-	-
Common stock issued through offerings	-	-	933	94
Balance at March 31	4,055	402	3,819	382
Common stock issued	-	-	10	1
Balance at June 30	4,055	402	3,829	383
Common stock issued	5	-	-	-
Balance at September 30	4,060	402	3,829	383
Common stock issued	15	-	5	-
Common stock issued through market sales	-	-	98	10
Balance at December 31	4,075	402	3,932	393
Treasury stock:
Balance at January 1	12	(1,721)	7	(1,680)
Treasury stock purchased	-	-	3	(32)
Balance at March 31	12	(1,721)	10	(1,712)
Treasury stock purchased	7	(49)	-	-
Balance at June 30	19	(1,770)	10	(1,712)
Treasury stock purchased	-	-	-	-
Balance at September 30	19	(1,770)	10	(1,712)
Treasury stock purchased	1	(3)	2	(9)
Balance at December 31	20	(1,773)	12	(1,721)
Additional paid-in capital:
Balance at January 1		182,514		175,820
Common stock issued through offerings, net of expenses		-		5,868
Extinguishment of Series A Shares		(828)		-
Beneficial Conversion Feature in connection with Series B Issuance		2,205		-
Amortization of Beneficial Conversion Feature		(2,205)		-
Common stock issued through market sales		476		-
Stock-based compensation expense		418		266
Balance at March 31		182,580		181,954
Common stock issued		-		72
Stock-based compensation expense		400		205
Balance at June 30		182,980		182,231
Dividends accrued		-		(75)
Stock-based compensation expense		563		205
Balance at September 30		183,543		182,361
Common stock issued through market sales, net of expenses		-		218
Dividends accrued		-		(354)
Stock-based compensation expense		861		289
Balance at December 31		184,404		182,514
Accumulated deficit:
Balance at January 1		(185,665)		(158,981)
Net loss		(6,494)		(3,326)
Adoption of ASC 842		-		55
Balance at March 31		(192,159)		(162,252)
Net loss		(5,580)		(5,304)
Balance at June 30		(197,739)		(167,556)
Net loss		(6,234)		(7,446)
Balance at September 30		(203,973)		(175,002)
Net loss		(8,143)		(10,663)
Balance at December 31		(212,116)		(185,665)

Total stockholders’ equity		$(29,083)		$(4,479)

The accompanying notes are an integral part of these consolidated financial statements

F-26

INTERPACE BIOSCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For The Years Ended December 31,
	2020	2019

Cash Flows From Operating Activities
Net loss	$(26,451)	$(26,740)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,501	4,524
Interest accretion	549	440
Bad debt expense	585	499
Reversal of 2019 bonus accrual	(1,156)	-
Mark to market on warrants	(61)	(279)
Stock-based compensation	2,187	1,535
ESPP expense	55	-
Deferred income taxes	37	18
Change in estimate on collectability of accounts receivable	-	3,479
Change in fair value of contingent consideration	(489)	(44)
Asset impairment	37	-
Other gains and expenses, net	-	18
Other changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	1,725	(1,102)
Decrease in other current assets	241	129
Increase in other long-term assets	-	(11)
Decrease in accounts payable	(198)	(938)
Increase in accrued salaries and bonus	1,976	362
Increase (decrease) in accrued liabilities	1,395	(1,301)
Increase in long-term liabilities	88	454
Net cash used in operating activities	(13,979)	(18,957)

Cash Flows From Investing Activity
Acquisition of Biopharma, net of cash acquired	-	(13,829)
Purchase of property and equipment	(1,575)	(131)
Sale of property and equipment	-	13
Net cash used in investing activities	(1,575)	(13,947)

Cash Flows From Financing Activities
Issuance of common stock, net of expenses	434	6,478
Issuance of preferred stock, net of expenses	-	25,744
Issuance of Series B preferred stock, net of expenses	19,223	-
Payment of CGIX note and related interest	-	(6,024)
(Payments) borrowings on Line of Credit	(3,000)	3,000
Cash paid for repurchase of restricted shares	(52)	(41)
Net cash provided by financing activities	16,605	29,157

Net increase (decrease) in cash, cash equivalents and restricted cash	1,051	(3,747)
Cash, cash equivalents and restricted cash – beginning	2,321	6,068
Cash, cash equivalents and restricted cash – ending	$3,372	$2,321

The accompanying notes are an integral part of these consolidated financial statements

F-27

1. Nature of Business and Significant Accounting Policies

Nature of Business

Interpace Biosciences, Inc. (“Interpace” or the “Company”) enables personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications and pharma services. The Company provides molecular diagnostics, bioinformatics and pathology services for evaluation of risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. The Company also provides pharmacogenomics testing, genotyping, biorepository and other specialized services to the pharmaceutical and biotech industries. The Company advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs.

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The consolidated financial statements include the accounts of Interpace Biosciences, Inc. fka Interpace Diagnostics Group, Inc., Interpace Diagnostics Corporation, Interpace Diagnostics, LLC and Interpace Pharma Solutions, Inc. fka Interpace Biopharma, Inc.

Discontinued operations include the Company’s wholly-owned subsidiaries: Group DCA, LLC (“Group DCA”), InServe Support Solutions (Pharmakon), and TVG, Inc. (TVG, dissolved December 31, 2014) and its Commercial Services (“CSO”) business unit. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company has one reporting segment: the Company’s clinical and pharma services business. The Company’s current reporting segment structure is reflective of the way the Company’s management views the business, makes operating decisions and assesses performance. This structure allows investors to better understand Company performance, better assess prospects for future cash flows, and make more informed decisions about the Company.

Accounting Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities reported and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management’s estimates are based on historical experience, facts and circumstances available at the time, and various other assumptions that are believed to be reasonable under the circumstances. Significant estimates include accounting for valuation allowances related to deferred income taxes, contingent consideration, allowances for doubtful accounts and notes, revenue recognition, unrecognized tax benefits, and asset impairments involving other intangible assets. The Company periodically reviews these matters and reflects changes in estimates as appropriate. Actual results could materially differ from those estimates.

F-28

Reverse stock split

On January 15, 2020, the Company effected a one-for-ten reverse split of its issued and outstanding shares of its common stock (the “Reverse Stock Split”). Every 10 shares of common stock issued and outstanding were automatically combined into one share of issued and outstanding common stock, without any change in the par value per share. The Company’s issued and outstanding stock decreased from 39,323,701 to 3,932,370 and 39,205,895 to 3,920,589 at December 31, 2019. All information related to common stock, stock options, restricted stock units, warrants and earnings per share have been retroactively adjusted to give effect to the reverse stock split for all periods presented.

Immaterial Revision

In 2020, the Company completed an Internal Revenue Code Section 382 analysis of its historical net operating loss carry-forward amount. As a result, the prior year net operating loss carry-forward was determined to be limited. See Note 17 Income Taxes, for further details.

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted cash accounts, money market investments and highly liquid investment instruments with original maturity of three months or less at the date of purchase.

Accounts Receivable, Net

The Company’s accounts receivables represent unconditional rights to consideration and are generated using its proprietary tests and pharma services. The Company’s clinical services are fulfilled upon completion of the test, review and release of the test results. In conjunction with fulfilling these services, the Company bills the third-party payer or direct-bill payer. Contractual adjustments represent the difference between the list prices and the reimbursement rates set by third party payers, including Medicare, commercial payers, and amounts billed to direct-bill payers. Specific accounts may be written off after several appeals, which in some cases may take longer than twelve months. Pharma services represent, primarily, the performance of laboratory tests in support of clinical trials for pharma services customers. The Company bills these services directly to the customer.

Other current assets

Other current assets consisted of the following as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Lab supply inventory	$2,052	$1,825
Prepaid expenses	625	971
Funds in escrow	-	888
Other	45	167
Total other current assets	$2,722	$3,851

Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization is recognized on a straight-line basis, using the estimated useful lives of: seven to twelve years for furniture and fixtures; two to five years for office and computer equipment; three to twelve years for lab equipment; and leasehold improvements are amortized over the shorter of the estimated service lives or the terms of the related leases which are currently three to ten years. Repairs and maintenance are charged to expense as incurred. Upon disposition, the asset and related accumulated depreciation and amortization are removed from the related accounts and any gains or losses are reflected in operations.

Software Costs

Internal-Use Software - It is the Company’s policy to capitalize certain costs incurred in connection with developing or obtaining internal-use software. Capitalized software costs are included in property and equipment on the consolidated balance sheet and amortized over the software’s useful life, generally three to seven years. Software costs that do not meet capitalization criteria are expensed immediately.

F-29

External-Use Software - It is the Company’s policy to capitalize certain costs incurred in connection with developing or obtaining external-use software. Capitalized software costs are included in property and equipment on the consolidated balance sheet and amortized over the software’s useful life, generally three years. Software costs that do not meet capitalization criteria are expensed immediately.

See Note 7, Property and Equipment, for further information.

Long-Lived Assets, including Finite-Lived Intangible Assets

Finite-lived intangible assets are stated at cost less accumulated amortization. Amortization of finite-lived acquired intangible assets is recognized on a straight-line basis, using the estimated useful lives of the assets of approximately two years to ten years in acquisition related amortization expense in the Consolidated Statements of Operations.

The Company reviews the recoverability of long-lived assets and finite-lived intangible assets whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized by reducing the recorded value of the asset to its fair value measured by future discounted cash flows. This analysis requires estimates of the amount and timing of projected cash flows and, where applicable, judgments associated with, among other factors, the appropriate discount rate. Such estimates are critical in determining whether any impairment charge should be recorded and the amount of such charge if an impairment loss is deemed to be necessary.

As a result of overall economic conditions related to the coronavirus pandemic, the impact of the coronavirus pandemic on the Company’s financial results, and the decrease in the price of the Company’s common stock noted during the third quarter of fiscal 2020, the Company performed an internal review of its long-lived assets. Due to an extended delay in the launch of the Company’s Barrett’s test, the Company believes there was a triggering event in Fiscal 2016. The Company applied the required procedures under ASC 360 and assessed the estimated future cash flows related to the Barrett’s intangible asset on an undiscounted basis. It was determined that the carrying value of the asset was in excess of the undiscounted cash flows as of December 31, 2016. As a result, the Company performed a formal valuation of the asset on a discounted basis in order to measure the related impairment. Additionally, the Company concluded that amortization of both the Barrett’s intangible asset and its Thyroid intangible assets should have begun at the point in which the asset was ready for use. The Company’s policy had been to amortize such assets upon launch of the test.

Contingencies

In the normal course of business, the Company is subject to various contingencies. Contingencies are recorded in the consolidated financial statements when it is probable that a liability will be incurred and the amount of the loss is reasonably estimable, or otherwise disclosed, in accordance with ASC 450, Contingencies. Significant judgment is required in both the determination of probability and the determination as to whether a loss is reasonably estimable. In the event the Company determines that a loss is not probable, but is reasonably possible, and it becomes possible to develop what the Company believes to be a reasonable range of possible loss, then the Company will include disclosures related to such matter as appropriate and in compliance with ASC 450. To the extent there is a reasonable possibility that the losses could exceed the amounts already accrued, the Company will, when applicable, adjust the accrual in the period the determination is made, disclose an estimate of the additional loss or range of loss, indicate that the estimate is immaterial with respect to its financial statements as a whole or, if the amount of such adjustment cannot be reasonably estimated, disclose that an estimate cannot be made. The Company is not currently involved in any legal proceedings of a material nature and, accordingly, the Company has not accrued estimated costs related to any legal claims.

F-30

Revenue Recognition

Our clinical services derive its revenues from the performance of its proprietary assays or tests. The Company’s performance obligation is fulfilled upon the completion, review and release of test results to the customer. The Company subsequently bills third-party payers or direct-bill payers for the tests performed. Revenue is recognized based on the estimated transaction price or NRV, which is determined based on historical collection rates by each payer category for each proprietary test offered by the Company. To the extent the transaction price includes variable consideration, for all third party and direct-bill payers and proprietary tests, the Company estimates the amount of variable consideration that should be included in the transaction price using the expected value method based on historical experience.

For our clinical services, we regularly review the ultimate amounts received from the third-party and direct-bill payers and related estimated reimbursement rates and adjust the NRV’s and related contractual allowances accordingly. If actual collections and related NRV’s vary significantly from our estimates, we will adjust the estimates of contractual allowances, which would affect net revenue in the period such variances become known. During 2019, the Company recorded a reduction to revenue of $3.5 million due to a change in estimate of the amounts to be collected from 2018 services.

For our pharma services, project level activities, including study setup and project management, are satisfied over the life of the contract. Revenues are recognized at a point in time when the test results or other deliverables are reported to the customer.

The Company elected the practical expedient to expense contract costs as incurred related to clinical services because the contract term is less than one year. Contract costs for pharma services were not significant.

Cost of revenue

Cost of revenue consists primarily of the costs associated with operating our laboratories and other costs directly related to our tests. Personnel costs, which constitute the largest portion of cost of services, include all labor related costs, such as salaries, bonuses, fringe benefits and payroll taxes for laboratory personnel. Other direct costs include, but are not limited to, laboratory supplies, certain consulting expenses, royalty expenses, and facility expenses.

Stock-Based Compensation

The compensation cost associated with the granting of stock-based awards is based on the grant date fair value of the stock award. The Company recognizes the compensation cost, net of estimated forfeitures, over the shorter of the vesting period or the period from the grant date to the date when retirement eligibility is achieved. Forfeitures are initially estimated based on historical information and subsequently updated over the life of the awards to ultimately reflect actual forfeitures. As a result, changes in forfeiture activity can influence the amount of stock compensation cost recognized from period to period. The Company primarily uses the Black-Scholes option-pricing model to determine the fair value of stock options and stock appreciation rights (“SARs”). The determination of the fair value of stock-based payment awards is made on the date of grant and is affected by the Company’s stock price as well as assumptions made regarding a number of complex and subjective variables. These assumptions include: expected stock price volatility over the term of the awards; actual and projected employee stock option exercise behaviors; the risk-free interest rate; and expected dividend yield. The fair value of restricted stock units, or RSUs, and restricted shares is equal to the closing stock price on the date of grant. In 2020, the Company issued performance-based options and RSUs based on achieving stock price or certain other financial metrics. These require the Company to assess the likelihood of achieving certain performance milestones on a quarterly basis. In these instances, the Company has the initial valuation model prepared by an outside expert.

See Note 15, Stock-Based Compensation, for further information.

F-31

Treasury Stock

Treasury stock purchases are accounted for under the cost method whereby the entire cost of the acquired stock is recorded as treasury stock. Upon reissuance of shares, the Company records any difference between the weighted-average cost of such shares and any proceeds received as an adjustment to additional paid-in capital.

Leases

The Company determines if an arrangement contains a lease in whole or in part at the inception of the contract. Right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset for the lease term while lease liabilities represent our obligation to make lease payments arising from the lease. All leases with terms greater than twelve months result in the recognition of a ROU asset and a liability at the lease commencement date based on the present value of the lease payments over the lease term. Unless a lease provides all of the information required to determine the implicit interest rate, we use our incremental borrowing rate based on the information available at the commencement date in determining the present value of the lease payments. We use the implicit interest rate in the lease when readily determinable.

Our lease terms include all non-cancelable periods and may include options to extend (or to not terminate) the lease when it is reasonably certain that we will exercise that option. Leases with terms of twelve months or less at the commencement date are expensed on a straight-line basis over the lease term and do not result in the recognition of an asset or liability. See Note 9, Leases.

Income taxes

Income taxes are based on income for financial reporting purposes calculated using the Company’s expected annual effective rate and reflect a current tax liability or asset for the estimated taxes payable or recoverable on the current year tax return and expected annual changes in deferred taxes. Any interest or penalties on income tax are recognized as a component of income tax expense.

The Company accounts for income taxes using the asset and liability method. This method requires recognition of deferred tax assets and liabilities for expected future tax consequences of temporary differences that currently exist between tax bases and financial reporting bases of the Company’s assets and liabilities based on enacted tax laws and rates. Deferred tax expense (benefit) is the result of changes in the deferred tax asset and liability. A valuation allowance is established, when necessary, to reduce the deferred income tax assets when it is more likely than not that all or a portion of a deferred tax asset will not be realized.

The Company operates in multiple tax jurisdictions and pays or provides for the payment of taxes in each jurisdiction where it conducts business and is subject to taxation. The breadth of the Company’s operations and the complexity of the tax law require assessments of uncertainties and judgments in estimating the ultimate taxes the Company will pay. The final taxes paid are dependent upon many factors, including negotiations with taxing authorities in various jurisdictions, outcomes of tax litigation and resolution of proposed assessments arising from federal and state audits. Uncertain tax positions are recognized in the financial statements when it is more likely than not (i.e., a likelihood of more than fifty percent) that a position taken or expected to be taken in a tax return would be sustained upon examination by tax authorities that have full knowledge of all relevant information. A recognized tax position is then measured as the largest amount of benefit that is greater than fifty percent likely to be realized upon ultimate settlement. The Company adjusts accruals for unrecognized tax benefits as facts and circumstances change, such as the progress of a tax audit. However, any adjustments made may be material to the Company’s consolidated results of operations or cash flows for a reporting period. Penalties and interest, if incurred, would be recorded as a component of current income tax expense.

Significant judgment is also required in evaluating the need for and magnitude of appropriate valuation allowances against deferred tax assets. Deferred tax assets are regularly reviewed for recoverability. The Company currently has significant deferred tax assets resulting from net operating loss carryforwards and deductible temporary differences, which should reduce taxable income in future periods, if generated. The realization of these assets is dependent on generating future taxable income.

F-32

Income (Loss) per Share

Basic earnings per common share are computed by dividing net income by the weighted average number of shares outstanding during the year including any unvested share-based payment awards that contain nonforfeitable rights to dividends. Diluted earnings per common share are computed by dividing net income by the sum of the weighted average number of shares outstanding and dilutive common shares under the treasury method. Unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid), are participating securities and are included in the computation of earnings per share pursuant to the two-class method. As a result of the losses incurred in both 2020 and 2019, the potentially dilutive common shares have been excluded from the earnings per share computation for these periods because its inclusion would have been anti-dilutive. Additionally, preferred shares have been excluded in the denominator of the earnings per share computation, on an if-converted basis, as such shares would have been anti-dilutive.

2. Acquisition

On July 15, 2019, the Company entered into an Asset Purchase Agreement to acquire certain assets and assumed certain liabilities relating to Cancer Genetics, Inc.’s (“CGI”) biopharma business (“BioPharma”) for $23.5 million less certain closing adjustments of $1.98 million (the “Base Purchase Price”). At the closing the Company used the proceeds from an initial tranche of preferred stock financing and paid $13.8 million. Additionally, the Company issued a subordinated seller note to CGI in the amount of $7,692,300.

The BioPharma business (presently known as Interpace Pharma Solutions, Inc. or “pharma services”) provides pharmaceutical and biotech companies and non-profit entities performing clinical trials with lab testing services for patient stratification and treatment selection through an extensive suite of molecular and biomarker-based testing services, DNA- and RNA- extraction and customized assay development and trial design consultation.

The Base Purchase Price was subject to two additional adjustments following the closing: for the finalized net worth (assets less liabilities) of BioPharma as of June 30, 2019 (the “NWA”), subject to a cap of $775,000, and for certain older accounts receivable, in the aggregate amount of approximately $830,000, still uncollected as of December 31, 2019 (the “ARA”). Any amounts due to the Company under the NWA were to be set off against the Excess Consideration Note and any amounts due to the Company under the ARA were to be either set off against the Excess Consideration Note or, if it is no longer outstanding, satisfied through an AR Holdback (as defined in the Asset Purchase Agreement) mechanism, in each case as further set forth in the Asset Purchase Agreement. Additionally, an indemnification holdback of $735,000 was established as an offset for any potential claims against the Company related to the transaction. The expiration period for the notification of any third-party claims was set at January 15, 2020. On October 18, 2019, a payment of $6,024,489 was made in settlement of the note less remaining holdbacks of $887,858, $735,000 for the Indemnification Holdback and $152,858 for the remaining AR Holdback. All holdback amounts were settled by May 31, 2020.

The transaction was accounted for using the acquisition method of accounting for business combinations in accordance with GAAP. Under this method, the total consideration transferred to consummate the acquisition is being allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the closing date of the acquisition. The acquisition method of accounting requires extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets acquired and liabilities assumed.

In connection with the transaction, the Company recorded $8.3 million of goodwill and $7.3 million of finite lived intangible assets. Finite lived intangible assets had a combined weighted-average amortization period of 8.4 years at the time of acquisition, which consists of ten years for tradenames and eight years for customer relationships. Goodwill results largely from a trained workforce in place and expected synergies from new lines of business. Goodwill recorded in conjunction with the acquisition is deductible for income tax purposes. See Note 8, Goodwill and Other Intangible Assets, for more information. Transaction expenses of approximately $2.5 million incurred in connection with the acquisition were expensed as incurred.

F-33

The reconciliation of consideration given for BioPharma to the allocation of the purchase price of assets and liabilities acquired based on their relative fair values was as follows:

Cash		$13,829
Subordinated note payable		6,822
Total consideration		$20,651

Assets acquired
Accounts receivable		$3,731
Accrued revenue		289
Lab supplies		877
Prepaid expenses		266
Property and equipment		6,412
Operating lease assets		2,187
Acquired identifiable intangible assets:
Trademarks and trade name	1,600
Customer relationships	5,700
Total acquired identifiable intangible assets		7,300
Goodwill		8,273
Total assets acquired		29,335

Liabilities assumed
Accounts payable		(4,535)
Accrued liabilities		(435)
Deferred revenue		(1,076)
Operating lease liabilities		(2,187)
Finance lease liabilities		(451)
Total liabilities assumed		(8,684)
Net assets acquired		$20,651

The following unaudited pro forma consolidated revenues for the year ended December 31, 2019 assume that the Company had acquired Biopharma Solutions as of January 1, 2019. The pro forma revenues include estimates and assumptions which management believes are reasonable. However, pro forma revenues are not necessarily indicative of the revenues that would have occurred if the acquisition had been consummated as of the date indicated, nor are they necessarily indicative of future revenues.

Schedule of ProForma Information

Year Ended
December 31,
2019
Revenue	$31,722

The BioPharma business had not historically been accounted for as a separate entity, subsidiary or division of CGI. In addition, stand-alone financial statements related to BioPharma have not been prepared previously as CGI’s financial system was not designed to provide complete financial information of BioPharma. Therefore, the Company was not able to estimate the pro forma impact to net loss or the net loss per share of BioPharma for the year ended December 31, 2019.

F-34

3. Recent Accounting Standards

Recently Adopted Accounting Guidance

In August 2018, the FASB issued ASU No. 2018-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which changes the accounting for implementation costs incurred in a cloud computing arrangement that is a service contract. The update aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software. The implementation costs should be presented accordingly as other assets, current and non-current on the balance sheet and expensed over the term of the hosting arrangement. The Company adopted this pronouncement on January 1, 2020 and the impact was not material to the Company’s Consolidated Financial Statements.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement: Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which adds and modifies certain disclosure requirements for fair value measurements. Under the new guidance, entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, or valuation processes for Level 3 fair value measurements. However, public companies are required to disclose the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and related changes in unrealized gains and losses included in other comprehensive income. The Company adopted this pronouncement on January 1, 2020 and the impact was not material to the Company’s Consolidated Financial Statements.

Accounting Pronouncements Pending Adoption

Standards not yet effective

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”). ASU 2019-12 will simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. The amendment is effective for annual periods beginning after December 15, 2020. We do not expect that the requirements of ASU 2017-04 will have a material impact on our consolidated financial statements.

4. Going Concern

The accompanying consolidated financial statements have been prepared on a basis that assumes that the Company will continue as a going concern and that contemplates the continuity of operations, the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. Accordingly, the accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts of liabilities that might result from the outcome of this uncertainty.

As of December 31, 2020, the Company had cash and cash equivalents of $2.8 million, net accounts receivable of $8.0 million, total current assets of $14.1 million and total current liabilities of $18.2 million. For the year ended December 31, 2020, the Company had a net loss of $26.5 million and cash used in operating activities was $14.0 million. During the second and third quarters of fiscal 2020 the Company experienced slower collections due to the pandemic and in September 2020, we repaid approximately $3.4 million to Silicon Valley Bank (“SVB”) under our former secured revolving line of credit facility (the “Revolver”), which was part of our Loan and Security Agreement with SVB dated November 13, 2018, as amended March 18, 2019 (as so amended, the “SVB Loan Agreement”). On January 5, 2021, the Company terminated the SVB Loan Agreement. See Note 19, Revolver and Note 21, Subsequent Events.

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In September 2019, we entered into the Equity Distribution Agreement (the “Equity Distribution Agreement”) with Oppenheimer & Co. Inc., as sales agent (the “Agent”), pursuant to which we, from time to time, issued and sold shares of our common stock with an aggregate offering price of up to $3.7 million through the Agent (the “ATM arrangement”). During the year ended December 31, 2020, approximately 178,000 shares of common stock were sold for net proceeds of approximately $0.7 million. As a result of the preferred shares transaction mentioned below, additional shares may no longer be sold under the ATM arrangement without a majority approval by the holders of the preferred shares. Since our common stock has been delisted by The Nasdaq Stock Market LLC (“Nasdaq”) due to our failure to meet minimum stockholders’ equity requirements, we are no longer eligible to sell under the Equity Distribution Agreement. In addition, we are currently ineligible to use a Form S-3 shelf registration statement.

In January 2020, we sold 20,000 Series B preferred shares to investors, led by 1315 Capital II, L.P. (“1315 Capital”), for net proceeds of approximately $19.2 million. See Note 13, Equity, for more detail.

During April 2020, the Company applied for various federal stimulus grants and advances made available under Title 1 of the Coronavirus Aid, Relief, and Economic Security (CARES) Act (the “CARES Act”). As of September 30, 2020, we received $2.1 million in advances under the Centers for Medicare & Medicaid Services (“CMS”) accelerated and advance payment program, as well as a $0.65 million grant from the Department of Health and Human Services (“HHS”). The CMS advance will be offset against future Medicare billings of the Company, and we applied the HHS grant in its entirety towards qualified second quarter expenses. These expenses related to lab equipment and supplies purchased to prevent, prepare for, and respond to coronavirus, including development of coronavirus and serology tests, as well as expenses that would have been covered by revenue lost to coronavirus during the second quarter. CMS will begin to utilize the $2.1 million advanced payment against cash payments beginning in the second quarter of 2021.

During April and early May 2020, the Company made payments totaling $888,000 to Cancer Genetics Inc. (“CGI”) for funds withheld from the Excess Consideration Note to satisfy certain adjustments and indemnification obligations under the Secured Creditor Asset Purchase Agreement dated July 15, 2019 in connection with the acquisition of the biopharma business of CGI.

On January 7, 2021, the Company entered into a $3 million loan through a secured promissory note with Ampersand 2018 Limited Partnership (“Ampersand”) and a $2 million loan through a secured promissory note with 1315 Capital, its Series B shareholders. The rate of interest on the Notes is equal to eight percent (8.0%) per annum and their maturity date is the earlier of (a) June 30, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Notes. Both loans are secured by substantially all of the Company’s assets. See Note 21, Subsequent Events.

The Company’s cash and cash equivalents balance is decreasing and we will not generate positive cash flows from operations for the year ending December 31, 2021. We intend to meet our ongoing capital needs by using our available cash, including the loans from Ampersand and 1315 Capital, as well as revenue growth and margin improvement; collection of accounts receivable; containment of costs; and the potential use of other financing options.

The Company has and may continue to delay, scale-back, or eliminate certain of its activities and other aspects of its operations until such time as the Company is successful in securing additional funding. The Company is exploring various dilutive and non-dilutive sources of funding, including equity and debt financings, strategic alliances, business development and other sources. As a result of the Company’s Common Stock being delisted from Nasdaq due to its failure to meet minimum stockholders’ equity requirements, the Company’s ability to raise additional capital may be materially adversely impacted. In addition, the Company’s inability to use Form S-3 after it files its Form 10-K for the fiscal year ended December 31, 2020 may have an adverse impact on our ability to raise additional capital. The future success of the Company is dependent upon its ability to obtain additional funding. There can be no assurance, however, that the Company will be successful in obtaining such funding in sufficient amounts, on terms acceptable to the Company, or at all. As of the date of this Report, the Company currently anticipates that current cash and cash equivalents will be sufficient to meet its anticipated cash requirements through the end of the second quarter. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

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As of March 25, 2021 we had approximately $3.2 million of cash on hand, excluding restricted cash.

5. Discontinued Operations

The Company accounts for business dispositions and its businesses held for sale in accordance with ASC 205-20, Discontinued Operations. ASC 205-20 requires the results of operations of business dispositions to be segregated from continuing operations and reflected as discontinued operations in current and prior periods.

The components of liabilities classified as discontinued operations relate to Commercial Services and consist of the following as of December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019

Accrued liabilities	$766	$766
Current liabilities from discontinued operations	766	766
Total liabilities	$766	$766

The table below presents the significant components of CSO, Group DCA’s, Pharmakon’s and TVG’s results included within loss from discontinued operations, net of tax in the consolidated statements of operations for the years ended December 31, 2020 and 2019.

	2020	2019
	Years Ended
	December 31,
	2020	2019
Income from discontinued operations, before tax	$-	$220
Income tax expense	250	308
Loss from discontinued operations, net of tax	$(250)	$(88)

6. Fair Value Measurements

Cash and cash equivalents, accounts receivable, and accounts payable approximate fair value due to their relative short-term nature. The Company’s financial liabilities reflected at fair value in the consolidated financial statements include contingent consideration and warrant liability. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods including market, income and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market-corroborated, or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based upon observable inputs used in the valuation techniques, the Company is required to provide information according to the fair value hierarchy. The fair value hierarchy ranks the quality and reliability of the information used to determine fair values into three broad levels as follows:

Level 1:	Valuations for assets and liabilities traded in active markets from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2:	Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities.

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Level 3:	Valuations for assets and liabilities include certain unobservable inputs in the assumptions and projections used in determining the fair value assigned to such assets or liabilities.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability. The valuation methodologies used for the Company’s financial instruments measured on a recurring basis at fair value, including the general classification of such instruments pursuant to the valuation hierarchy, is set forth in the tables below.

	As of December 31, 2020		Fair Value Measurements
	Carrying	Fair	As of December 31, 2020
	Amount	Value	Level 1	Level 2	Level 3

Liabilities:
Contingent consideration:
Asuragen (1)	$2,216	$2,216	$-	$-	$2,216
Other long-term liabilities:
Warrant liability (2)	21	21	-	-	21
	$2,237	$2,237	$-	$-	$2,237

	As of December 31, 2019		Fair Value Measurements
	Carrying	Fair	As of December 31, 2019
	Amount	Value	Level 1	Level 2	Level 3

Liabilities:
Contingent consideration:
Asuragen (1)	$2,893	$2,893	$-	$-	$2,893
Other long-term liabilities:
Warrant liability (2)	82	82	-	-	82
	$2,975	$2,975	$-	$-	$2,975

In connection with the acquisition of certain assets from Asuragen, the Company recorded contingent consideration related to contingent payments and other revenue-based payments. The Company determined the fair value of the contingent consideration based on a probability-weighted income approach derived from revenue estimates. The fair value measurement is based on significant inputs not observable in the market and thus represents a Level 3 measurement.

				Cancellation	Adjustment
				of Obligation/	to Fair Value/
	December 31, 2019	Payments	Accretion	Conversions Exercises	Mark to Market	December 31, 2020

Asuragen	$2,893	$(737)	$549	$-	$(489)	$2,216

Underwriters Warrants	82	-	-	-	(61)	21
	$2,975	$(737)	$549	$-	$(550)	$2,237

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Certain of the Company’s non-financial assets, such as other intangible assets are measured at fair value on a nonrecurring basis when there is an indicator of impairment and recorded at fair value only when an impairment charge is recognized.

7. Property and Equipment

Property and equipment consisted of the following as of December 31, 2020 and 2019:

	December 31,
	2020	2019
Furniture and fixtures	$339	$242
Lab and office equipment	7,536	6,353
Computer equipment	339	339
Internal-use software	1,572	1,276
Leasehold improvements	505	506
Property and equipment	10,291	8,716
Less accumulated depreciation and amortization	(2,942)	(1,902)
Net property and equipment	$7,349	$6,814

Depreciation and amortization expense from continuing operations was approximately $0.8 million and $0.5 million for the years ended December 31, 2020 and 2019, respectively. There was internal-use software amortization expense included in depreciation and amortization expense in 2020 of approximately $0.1 million. As of December 31, 2020, capitalized external-use software was fully amortized.

8. Goodwill and Other Intangible Assets

Goodwill is attributable to the acquisition of the Biopharma business from CGI in July 2019. The carrying value of the intangible assets acquired was $15.6 million, with goodwill of approximately $8.3 million and identifiable intangible assets of approximately $7.3 million. The goodwill balance at December 31, 2020 was $8.4 million. The net carrying value of the identifiable intangible assets as of December 31, 2020 and December 31, 2019 is as follows:

		As of December 31, 2020	As of December 31, 2019
	Life	Carrying	Carrying
	(Years)	Amount	Amount

Asuragen acquisition:
Thyroid	9	$8,519	$8,519
RedPath acquisition:
Pancreas test	7	16,141	16,141
Barrett’s test	9	6,682	6,719
BioPharma acquisition:
Trademarks	10	1,600	1,600
Customer relationships	8	5,700	5,700

CLIA Lab	2.3	$609	$609

Total		$39,251	$39,288

Accumulated Amortization		$(27,900)	$(23,439)

Net Carrying Value		$11,351	$15,849

F-39

The following table displays a roll forward of the carrying amount of goodwill from January 1, 2019 to December 31, 2020:

Carrying
Amount
Balance as of January 1, 2019	$-
Goodwill acquired	8,273
Adjustments	160
Balance as of December 31, 2019	8,433
Adjustments	-
Balance as of December 31, 2020	$8,433

Amortization expense was approximately $4.5 million and $4.0 million for the years ended December 31, 2020 and 2019, respectively. Estimated amortization expense for the next five years is as follows:

2021	2022	2023	2024	2025

$4,078	$2,156	$1,745	$873	$873

9. Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which establishes a ROU model that requires a lessee to record a ROU asset and a lease liability, measured on a discounted basis, on the balance sheet for all leases with terms longer than 12 months. Effective January 1, 2019, the Company adopted the provisions of Topic 842 using the alternative modified transition method, with a cumulative effect adjustment to the opening balance of accumulated deficit on the date of adoption, and prior periods not restated, as allowed under the provisions of Topic 842. The Company also elected to use the practical expedients permitted under the transition guidance of Topic 842, which provides for the following: the carryforward of the Company’s historical lease classification, no requirement for reassessment of whether an expired or existing contract contains an embedded lease, no reassessment of initial direct costs for any leases that exist prior to the adoption of the new standard, and the election to consolidate lease and non-lease components. The Company also elected to keep all leases with an initial term of 12 months or less off the balance sheet.

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The Company recorded $2.4 million of right-of-use lease assets and $2.5 million of lease liabilities upon adoption, primarily relating to rentals of space for our corporate headquarters and laboratories, as well as equipment leases, all under operating leases. In addition, the Company recorded a cumulative adjustment to opening accumulated deficit of $0.1 million. With the acquisition of the Biopharma business of CGI in 2019, the Company added $2.2 million of operating lease assets and liabilities and $0.5 million of finance lease assets and liabilities to its balance sheet. Finance lease assets are included in fixed assets, net of accumulated depreciation.

The table below presents the lease-related assets and liabilities recorded in the Consolidated Balance Sheet:

	Classification on the Balance Sheet	December 31, 2020
		(unaudited)
Assets
Financing lease assets	Property and equipment, net	$597
Operating lease assets	Operating lease right of use assets	4,384
Total lease assets		$4,981

Liabilities
Current
Financing lease liabilities	Other accrued expenses	$177
Operating lease liabilities	Other accrued expenses	1,027
Total current lease liabilities		$1,204
Noncurrent
Financing lease liabilities	Other long-term liabilities	138
Operating lease liabilities	Operating lease liabilities, net of current portion	3,540
Total long-term lease liabilities		3,678
Total lease liabilities		$4,882

The weighted average remaining lease term for the Company’s operating leases was 7.1 years as of December 31, 2020 and the weighted average discount rate for those leases was 6.0%. The Company’s operating lease expenses are recorded within “Cost of revenue” and “General and administrative expenses.” With respect to the Rutherford lease, in March 2020 the Company delivered a notice of early termination which would terminate the lease in March 2021. As a result of entering into an early termination of the Rutherford lease the Company’s operating lease assets and liabilities decreased by approximately $0.5 million.

In June 2020, the Company entered into an amendment of its North Carolina lease extending it for an additional ten years, commencing on June 1, 2020 and continuing until May 31, 2030. The minimum rent per rentable square foot pursuant to the amendment is $14.10 from June 1, 2020 to May 31, 2021, with annual increases of 3%. Pursuant to the amendment, the Company has two options to extend the term for a period of five years each. Also pursuant to the amendment, the Company has the irrevocable right to terminate the lease on November 30, 2025, as well as on November 30, 2027. As a result of entering into an amendment of the North Carolina lease the Company’s operating lease assets and liabilities increased by approximately $2.8 million.

F-41

The table below reconciles the undiscounted cash flows to the lease liabilities recorded on the Company’s Consolidated Balance Sheet as of December 31, 2020:

	Operating Leases	Financing Leases
2021	1,235	185
2022	1,028	78
2023	629	65
2024	390	-
2024-2030	2,327
Total minimum lease payments	5,609	329
Less: amount of lease payments representing effects of discounting	1,042	14
Present value of future minimum lease payments	4,567	315
Less: current obligations under leases	1,027	177
Long-term lease obligations	$3,540	$138

10. Retirement Plans

The Company offers an employee 401(k) saving plan. Under the Interpace Biosciences, Inc. 401(k) Plan, employees may contribute up to 50% of their pre- or post-tax base compensation. The Company currently offers a safe harbor matching contribution equal to 100% of the first 3% of the participant’s contributed base salary plus 50% of the participant’s base salary contributed exceeding 3% but not more than 5%. Participants are not allowed to invest any of their 401(k) funds in the Company’s common stock. The Company’s total contribution expense from continuing operations related to the 401(k) plan for the years ended December 31, 2020 and December 31, 2019 was approximately $0.4 million and $0.3 million, respectively.

11. Accrued Expenses and Other Long-Term Liabilities

Other accrued expenses consisted of the following as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Accrued royalties	$2,710	$1,934
Contingent consideration	398	502
Upfront Medicare payment	2,066	-
Operating lease liability	1,027	1,321
Financing lease liability	177	184
Deferred revenue	54	457
Payable to CGI	-	888
Accrued sales and marketing - diagnostics	51	197
Accrued lab costs - diagnostics	161	163
Accrued professional fees	854	1,399
Taxes payable	334	403
Unclaimed property	565	565
All others	1,398	1,463
Total other accrued expenses	$9,795	$9,476

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Other long-term liabilities consisted of the following as of December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Warrant liability	$21	$82
Uncertain tax positions	4,342	4,081
Deferred revenue	136	269
Other	138	141
Total other long-term liabilities	$4,637	$4,573

In the third quarter of 2020, the Company reversed approximately $1.2 million of bonus accrual that was accrued in 2019 after it was determined it would not be paid out.

12. Commitments and Contingencies

The Company leases facilities and certain equipment under agreements classified as operating leases, which expire at various dates through May 2030. Substantially all of the property leases provide for increases based upon use of utilities and landlord’s operating expenses as well as pre-defined rent escalations. Total expense from continuing operations under these agreements for the years ended December 31, 2020 and 2019 was approximately $2.1 million and $1.3 million, respectively.

As of December 31, 2020, contractual obligations with terms exceeding one year and estimated minimum future rental payments required by non-cancelable operating leases with initial or remaining lease terms exceeding one year are as follows:

		Less than	1 to 3	3 to 5	After
	Total	1 Year	Years	Years	5 Years
Operating lease obligations	$5,609	$1,235	$1,657	$793	$1,924

Litigation

Due to the nature of the businesses in which the Company is engaged it is subject to certain risks. Such risks include, among others, risk of liability for personal injury or death to persons using products the Company promotes or commercializes. There can be no assurance that substantial claims or liabilities will not arise in the future due to the nature of the Company’s business activities and recent increases in litigation related to healthcare products.

The Company could also be held liable for errors and omissions of its employees in connection with the services it performs that are outside the scope of any indemnity or insurance policy. The Company could be materially adversely affected if it were required to pay damages or incur defense costs in connection with a claim that is outside the scope of an indemnification agreement; if the indemnity, although applicable, is not performed in accordance with its terms; or if the Company’s liability exceeds the amount of applicable insurance or indemnity.

13. Equity

Public Offering

On January 25, 2019, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) with respect to the issuance and sale of an aggregate of 933,334 shares (the “Firm Shares”) of the Company’s common stock in an underwritten public offering. Pursuant to the Underwriting Agreement, the Company also granted Wainwright an option, exercisable for 30 days, to purchase an additional 140,000 shares of common stock. The option expired unexercised. The Firm Shares were offered to the public at a price of $7.50 per Share. Wainwright purchased the Firm Shares from the Company pursuant to the Underwriting Agreement at an effective price of $6.975 per share.

F-43

The Company received net proceeds, after deducting underwriter discounts and commissions and other expenses related to the offering, in the amount of approximately $5.9 million. The Company used the net proceeds from the offering for working capital, capital expenditures, business development and research and development expenditures, and the acquisition (in part) of Biopharma business.

Preferred Stock Issuance

The Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) on July 15, 2019 with Ampersand 2018 Limited Partnership (the “Investor”), a fund managed by Ampersand Capital Partners, providing for the issuance and sale to the Investor of up to an aggregate of $27.0 million in convertible preferred stock, par value $0.01 per share, of the Company consisting of two series, Series A (“Series A”) and Series A-1 (“Series A-1” and together with the Series A, the “Preferred Stock”), both at an issuance price per share of 100 thousand (the “Stated Value”), to be funded at up to two different closings (the “Investment”).

The initial closing, which was consummated promptly after the execution of the Securities Purchase Agreement, involved the issuance of 60 newly created shares of Series A at an aggregate purchase price of $6.0 million, and 80 newly created shares of Series A-1 at an aggregate purchase price of $8.0 million, for net proceeds of approximately $13.1 million.

The Securities Purchase Agreement contemplated a second closing (the “Second Closing”), which would only be effected following the fulfillment to the Investor’s satisfaction of customary conditions, including, among others, the approval by the stockholders of the Company, as required under the rules of the Nasdaq Stock Market LLC (the “Nasdaq Listing Rules”), of the issuance of shares of common stock upon conversion of the Preferred Stock in excess of the aggregate number of shares of common stock that the Company may issue upon conversion of the Preferred Stock without breaching its obligations under the Nasdaq Listing Rules (the “Stockholder Approval”). The terms of the Series A-1 provided that each share of Series A-1 would automatically convert into one share of Series A upon the Company obtaining the Stockholder Approval. See Note 21, Subsequent Events, for additional information.

Stockholder Approval was obtained on October 10, 2019 for the Securities Purchase Agreement discussed above and each share of Series A-1 issued to the Investor at the initial closing automatically converted into one share of Series A on that day.

On October 16, 2019, the Company and the Investor consummated the Second Closing. At the Second Closing, the Company issued to the Investor 130 newly created shares of Series A at an aggregate gross purchase price of $13.0 million. The Company used the proceeds from the Second Closing to make the maturity date payment, subject to certain holdbacks, with respect to the promissory note issued by a subsidiary of the Company to CGI, and expects to use the remaining proceeds for general corporate purposes, including the integration of the BioPharma business. The Company issued the aforementioned note in connection with the acquisition of its BioPharma business.

The Series A was offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The shares to be issued upon conversion of the Series A have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

Preferred Stock Issuance: Securities Purchase and Exchange Agreement

On January 10, 2020, the Company entered into a Securities Purchase and Exchange Agreement (the “Securities Purchase and Exchange Agreement”) with 1315 Capital and Ampersand 2018 Limited Partnership (“Ampersand” and, together with 1315 Capital, the “Investors”) pursuant to which the Company agreed to sell to the Investors an aggregate of $20.0 million in Series B Preferred Stock of the Company, at an issuance price per share of $1,000. Pursuant to the Securities Purchase and Exchange Agreement, 1315 Capital agreed to purchase 19,000 shares of Series B Preferred Stock at an aggregate purchase price of $19.0 million and Ampersand agreed to purchase 1,000 shares of Series B Preferred Stock at an aggregate purchase price of $1.0 million.

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In addition, the Company agreed to exchange $27.0 million of the Company’s existing Series A convertible preferred stock, par value $0.01 per share, held by Ampersand (the “Series A Preferred Stock”), represented by 270 shares of Series A Preferred Stock with a stated value of $100,000 per share, which represents all of the Company’s issued and outstanding Series A Preferred Stock, for 27,000 newly issued shares of Series B Preferred Stock (such shares of Series B Preferred Stock, the “Exchange Shares” and such transaction, the “Exchange”). Following the Exchange, no shares of Series A Preferred Stock remained designated, authorized, issued or outstanding. The Series B Preferred Stock has a conversion price of $6.00 as compared to a conversion price of $8.00 on the Series A Preferred Stock, but did not include certain rights applicable to the Series A Preferred Stock, including a six-percent (6%) dividend and a conversion price adjustment for any failure by the Company to achieve a revenue target of $34.0 million in 2020 related to its clinical services or a weighted-average anti-dilution adjustment. Under the terms of the Securities Purchase and Exchange Agreement, Ampersand also agreed to waive all dividends and weighted-average anti-dilution adjustments accrued to date on the Series A Preferred Stock.

A convertible financial instrument includes a beneficial conversion feature if its conversion price is lower than the Company’s stock price at the commitment date. The Company determined that the sale of the Series B Preferred resulted in a beneficial conversion feature with an intrinsic value of $2.2 million, which the Company recorded as a reduction to additional paid-in capital upon the sale of the Series B Preferred stock. The Company calculated the intrinsic value of the beneficial conversion feature as the difference between the estimated fair value of the Common Stock on January 15, 2020 of $6.79 per share and the effective conversion price per share of $6.00 multiplied by the number of shares of common stock issuable upon conversion. The Company fully amortized the beneficial conversion feature during the three months ended March 31, 2020 in accordance with GAAP. The beneficial conversion feature resulted in an increase in the loss attributable to common shareholders for the three months ended March 31, 2020 in the Condensed Consolidated Statement of Operations, as it represented a deemed dividend to the preferred shareholders.

In April 2020, the Company entered into support agreements with each of the Series B Investors, pursuant to which Ampersand and 1315 Capital, respectively, consented to, and agreed to vote (by proxy or otherwise), all shares of Series B Preferred Stock registered in its name or beneficially owned by it and/or over which it exercises voting control as of the date of the Support Agreement and any other shares of Series B Preferred Stock legally or beneficially held or acquired by such Series B Investor after the date of the Support Agreement or over which it exercises voting control, in favor of any Fundamental Action desired to be taken by the Company as determined by the Board. For purposes of each Support Agreement, “Fundamental Action” means any action proposed to be taken by the Company and set forth in Section 4(d)(i), 4(d)(ii), 4(d)(v), 4(d)(vi), 4(d)(viii) or 4(d)(ix) of the Certificate of Designation of Series B Preferred Stock or Section 8.5.1.1, 8.5.1.2, 8.5.1.5, 8.5.1.6, 8.5.1.8 or 8.5.1.9 of the Amended and Restated Investor Rights Agreement. The support agreement between the Company and Ampersand was terminated by mutual agreement on July 9, 2020; however, the support agreement entered into with 1315 Capital remains in effect.

As of December 31, 2020 and 2019, there were 47,000 Series B and 270 Series A issued and outstanding shares of preferred stock, respectively.

ATM Arrangement

On September 20, 2019, the Company entered into an Equity Distribution Agreement with Oppenheimer & Co. Inc., as Agent, pursuant to which the Company may, from time to time, issue and sell shares of its Common Stock, at an aggregate offering price of up to $4.8 million (the “Shares”) through the Agent. Under the terms of the Equity Distribution Agreement, the Agent may sell the Shares at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

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Subject to the terms and conditions of the Equity Distribution Agreement, the Agent will use its commercially reasonable efforts to sell the Shares from time to time, based upon the Company’s instructions. The Company has no obligation to sell any of the Shares and may, at any time, suspend sales under the Equity Distribution Agreement or terminate the Equity Distribution Agreement in accordance with its terms. The Company has provided the Agent with customary indemnification rights, and the Agent will be entitled to a fixed commission of 3.0% of the aggregate gross proceeds from the Shares sold. The Equity Distribution Agreement contains customary representations and warranties and the Company is required to deliver customary closing documents and certificates in connection with sales of the Shares. In 2019, 97,817 shares (as adjusted for the reverse stock split) were sold for net proceeds to the Company of approximately $0.2 million. In 2020, approximately 178,000 shares were sold for net proceeds to the Company of approximately $0.7 million.

As a result of the January 10, 2020 Securities Purchase and Exchange Agreement, additional Shares may no longer be sold under the ATM arrangement without a majority approval by the holders of the Series B Preferred Stock in accordance with the Amended and Restated Investor Rights Agreement entered into on that date. Since our common stock has been delisted by The Nasdaq Stock Market LLC (“Nasdaq”) due to our failure to meet minimum stockholders’ equity requirements, we are no longer eligible to sell under the Equity Distribution Agreement. In addition, we are currently ineligible to use a Form S-3 shelf registration statement. See Note 21, Subsequent Events.

14. Warrants

Warrants outstanding and warrant activity for the year ended December 31, 2020 are as follows:

Description	Classification	Exercise Price	Expiration Date	Warrants Issued	Balance December 31, 2019	Warrants Cancelled/ Expired	Balance December 31, 2020

Private Placement Warrants, issued January 25, 2017	Equity	$46.90	June 2022	85,500	85,500		85,500
RedPath Warrants, issued March 22, 2017	Equity	$46.90	September 2022	10,000	10,000		10,000
Underwriters Warrants, issued June 21, 2017	Liability	$13.20	December 2022	57,500	53,500		53,500
Base & Overallotment Warrants, issued June 21, 2017	Equity	$12.50	June 2022	1,437,500	870,214		870,214
Vendor Warrants, issued August 6, 2017	Equity	$12.50	August 2020	15,000	15,000	(15,000)	-
Warrants issued October 12, 2017	Equity	$18.00	April 2022	320,000	320,000		320,000
Underwriters Warrants, issued January 25, 2019	Equity	$9.40	January 2022	65,434	65,434		65,434

				1,990,934	1,419,648	(15,000)	1,404,648

F-46

The weighted average exercise price of the warrants is $15.97 and the weighted average remaining contractual life is approximately 1.4 years.

15. Stock-Based Compensation

The Company’s stock-incentive program is a long-term retention program that is intended to attract, retain and provide incentives for talented employees, officers and directors, and to align stockholder and employee interests. Currently, the Company is able to grant options, stock appreciation rights (“SARs”) and restricted shares from the Interpace Biosciences, Inc. 2019 Equity Incentive Plan. No new grants may be made under the Company’s prior stock incentive plan, the Interpace Diagnostics Group, Inc. (now known as Interpace Biosciences, Inc.) Amended and Restated 2004 Stock Award and Incentive Plan (the “2004 Plan”). Unless earlier terminated by action of the Company’s board of directors, the 2004 Plan will remain in effect until such time as no stock remains available for delivery and the Company has no further rights or obligations under the 2004 Plan with respect to outstanding awards thereunder.

Historically, stock options have been granted with an exercise price equal to the market value of the common stock on the date of grant, expire 10 years from the date they are granted, and generally vested over a one to three-year period for employees and members of the Board. Upon exercise, new shares will be issued by the Company. The restricted shares and restricted stock units (“RSUs”) granted to employees generally have a three-year graded vesting period and are subject to accelerated vesting and forfeiture under certain circumstances. Restricted shares and RSUs granted to Board members generally have a three-year graded vesting period and are subject to accelerated vesting and forfeiture under certain circumstances.

F-47

The Company primarily uses the Black-Scholes option-pricing model to determine the fair value of stock options and SARs. The determination of the fair value of stock-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of complex and subjective variables. These variables include the Company’s expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends. Expected volatility is based on historical volatility. As there is no trading volume for the Company’s options, implied volatility is not representative of the Company’s current volatility so the historical volatility of the Company’s common stock is determined to be more indicative of the Company’s expected future stock performance. The expected life is determined using the safe-harbor method. The Company expects to use this simplified method for valuing employee options until more detailed information about exercise behavior becomes available over time. The Company bases the risk-free interest rate on U.S. Treasury zero-coupon issues with remaining terms similar to the expected term on the options. The Company does not anticipate paying any cash dividends in the foreseeable future and therefore uses an expected dividend yield of zero in the option valuation model. The Company is required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. The Company uses historical data to estimate pre-vesting option forfeitures and records stock-based compensation expense only for those awards that are expected to vest. The Company recognizes compensation cost, net of estimated forfeitures, arising from the issuance of stock options and SARs on a straight-line basis over the vesting period of the grant.

The Company began an employee stock purchase plan in 2020 and recognized approximately $0.04 million in expense related to that plan.

The estimated compensation cost associated with the granting of restricted stock and restricted stock units is based on the fair value of the Company’s common stock on the date of grant. The Company recognizes the compensation cost, net of estimated forfeitures, arising from the issuance of restricted stock and restricted stock units on a straight-line basis over the shorter of the vesting period or the period from the grant date to the date when retirement eligibility is achieved.

The following table provides the weighted average assumptions used in determining the fair value of the stock options granted during the years ended December 31, 2020 and December 31, 2019.

	December 31, 2020	December 31, 2019
Risk-free interest rate	0.75%	2.34%
Expected life	6.5 years	5.9 years
Expected volatility	123.71%	128.58%
Dividend yield	-	-

The weighted-average fair value of stock options granted during the year ended December 31, 2020 was estimated to be $5.36. The weighted-average fair value of stock options granted during the year ended December 31, 2019 was estimated to be $8.50. There were no options or SARs exercised in 2020 or 2019. Historically, shares issued upon the exercise of options have been new shares and have not come from treasury shares.

Stock-based compensation for the years ended December 31, 2020 and 2019 is as follows:

	2020	2019
RSUs and restricted stock	$176	$243
Performance-based awards	265	-
Common stock awards	116	-
Options	1,630	722
Total stock-based compensation expense	$2,187	$965

F-48

A summary of stock option and SARs activity for the year ended December 31, 2020, and changes during such year, is presented below:

		Weighted-	Weighted-Average
		Average	Remaining	Aggregate
		Grant	Contractual	Intrinsic
	Shares	Price	Period (in years)	Value
Outstanding at January 1, 2020	415,678	$12.50	8.45	$-
Granted	525,550	6.24	9.39	-
Exercised	-
Forfeited or expired	(92,409)	11.18		-
Outstanding at December 31, 2020	848,819	8.76	8.59	-

Exercisable at December 31, 2020	361,501	11.81	7.77	-

Vested and expected to vest	659,465	9.48	8.39	-

A summary of the status of the Company’s non-vested options for the year ended December 31, 2020, and changes during such year, is presented below:

	Shares	Weighted- Average Grant Date Fair Value

Nonvested at January 1, 2020	213,472	$8.80
Granted	525,550	5.36
Vested	(197,998)	7.34
Forfeited	(53,706)	7.86
Nonvested at December 31, 2020	487,318	$5.81

The aggregate fair value of options vested during the years ended December 31, 2020 and 2019 was $1.5 million and $0.5 million, respectively. The weighted-average grant date fair value of options vested during the year ended December 31, 2019 was $9.00.

A summary of the Company’s non-vested shares of restricted stock and restricted stock units for the year ended December 31, 2020, and changes during such year, is presented below:

		Weighted-	Average
		Average	Remaining	Aggregate
		Grant Date	Vesting	Intrinsic
	Shares	Fair Value	Period (in years)	Value
Nonvested at January 1, 2020	49,366	$10.04	1.11	$246,830
Granted	236,321	3.43	-	-
Vested	(43,976)	9.52	-	-
Forfeited	(2,254)	10.10	-	-
Nonvested at December 31, 2020	239,457	$3.61	1.75	$751,895

The aggregate fair value of restricted stock units vested during each of the years ended December 31, 2020 and 2019 was $0.4 million and $0.2 million, respectively.

As of December 31, 2020, there was approximately $2.5 million of total unrecognized compensation cost, net of estimated forfeitures, related to unvested stock options and restricted stock units.

F-49

16. Revenue Sources

The Company’s clinical services customers consist primarily of physicians, hospitals and clinics. Its revenue channels include Medicare, Medicare Advantage, Medicaid, Client Billings (hospitals, etc.), and commercial payers. The following sets forth the net revenue generated by revenue channel accounted for more than 10% of the Company’s revenue from continuing operations during the years ended December 31, 2020 and 2019, respectively. For the years ended December 31, 2020 and December 31, 2019, revenue from Medicare was approximately 50% and 44% of total revenue, respectively.

	Years Ended December 31,
Customer	2020	2019
Medicare	$10,186	$10,605
Commercial Payers	$4,136	$7,589
Medicare Advantage	$3,566	$1,912
Client Billings	$2,582	$3,521

17. Income Taxes

The benefit from income taxes on continuing operations for the years ended December 31, 2020 and 2019 is comprised of the following:

	2020	2019
Current:
Federal	$-	$(46)
State	16	-
Total current	16	(46)

Deferred:
Federal	23	11
State	14	7
Total deferred	37	18
Benefit from income taxes	$53	$(28)

The Company performs an analysis each year to determine whether the expected future income will more likely than not be sufficient to realize the deferred tax assets. The Company’s recent operating results and projections of future income weighed heavily in the Company’s overall assessment. As a result of this analysis, the Company continues to maintain a full valuation allowance against its federal and state net deferred tax assets at December 31, 2020 as the Company believes that it is more likely than not that these assets will not be realized. In the current year, the company maintains a full valuation allowance in consolidation and no separate company deferred tax liability recorded will be recorded.

F-50

The tax effects of significant items comprising the Company’s deferred tax assets and (liabilities) as of December 31, 2020 and 2019 are as follows:

	2020	2019
Deferred tax assets:
Federal net operating loss carryforwards	$17,015	$11,664
State net operating loss carryforwards	2,953	1,834
Compensation	1,492	1,399
Allowances and reserves	436	457
Intangible assets	292	589
State taxes	900	848
Credit carryforward	229	229
163(j) interest	745	141
Leases	54	23
Deferred revenue	95	88
Valuation allowance	(23,684)	(17,027)
	527	245
Deferred tax liability:

Property and equipment	(582)	(263)
Deferred tax liability-net valuation allowance	$(55)	$(18)

The Company’s deferred tax asset and deferred tax liabilities are included within Other long-term liabilities, respectively, within the consolidated balance sheet as of December 31, 2020 and 2019. Federal tax attribute carryforwards at December 31, 2020, consist primarily of approximately $81.0 million of federal net operating losses. In addition, the Company has approximately $48.3 million of state net operating losses carryforwards. The utilization of the federal carryforwards as an available offset to future taxable income is subject to limitations under federal income tax laws. Under current federal income tax law, federal NOLs incurred in tax years beginning after December 31, 2017 may be carried forward indefinitely, but the deductibility of such federal NOLs is limited to 80% of Federal Taxable Income, and current state net operating losses not utilized begin to expire this year.

The NOL carry forwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. NOL, and tax credit carry forwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant stockholders over a three year period in excess of 50%, as defined under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, as well as similar state tax provisions. The amount of the annual limitation, if any, will be determined based on the value of our company immediately prior to an ownership change. Subsequent ownership changes may further affect the limitation in future years. Additionally, U.S. tax laws limit the time during which these carry forwards may be applied against future taxes, therefore, we may not be able to take full advantage of these carry forwards for federal income tax purposes. During 2020, the Company completed an assessment of the available NOLs under Section 382 and determined that the Company underwent an ownership change in 2017 and as a result, NOLs attributable to the pre-ownership change are subject to a substantial annual limitation under Section 382 of the Internal Revenue Code due to the ownership changes. The Company has adjusted their NOL carryforwards to address the impact of the 382 ownership change. This resulted in a reduction of available Federal and State NOLs of $153.8 million and $60.6 million, respectively.

F-51

A reconciliation of the difference between the federal statutory tax rates and the Company’s effective tax rate from continuing operations is as follows:

	2020	2019
Federal statutory rate	21.0%	21.0%
State income tax rate, net of Federal tax benefit	4.0%	3.0%
Meals and entertainment	(0.1)%	(0.2)%
Valuation allowance	(25.0)%	(23.8)%
Naked credit	(0.1)%	(0.1)%
Discontinued operations allocation	0.0%	0.2%
Effective tax rate	(0.2)%	0.1%

The following table summarizes the change in uncertain tax benefit reserves for the two years ended December 31, 2020:

Unrecognized
Tax Benefits

Balance of unrecognized benefits as of January 1, 2019	$877
Additions for tax positions of prior years	-
Balance as of January 1, 2020	$877
Additions for tax positions of prior years	-
Balance as of December 31, 2020	$877

As of December 31, 2020 and 2019, the total amount of gross unrecognized tax benefits was $0.9 million and $0.9 million, respectively. The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate as of December 31, 2020 and 2019 was $0.9 million and $0.9 million, respectively.

The Company recognized interest and penalties of $0.3 million and $0.3 million, respectively, related to uncertain tax positions in income tax expense during each of the years ended December 31, 2020 and 2019. At December 31, 2020 and 2019, accrued interest and penalties, net were $3.4 million and $3.1 million, respectively, and included in the Other long-term liabilities in the consolidated balance sheets.

Management plans to commence filing tax clearance certificates in states and related tax jurisdictions in which un-recognized tax benefits attributable to its former operating entities are recorded as long-term liabilities on the accompanying balance sheet. This process can range from 6 to 18 months before the Company receives clearance as to balances, if any, it may owe to a particular state or tax jurisdiction. Upon receipt and acknowledgment from a state or tax jurisdiction, the Company will settle the remaining obligation or reverse the recorded amount owed during the period in which the tax clearance certificate is obtained.

F-52

The Company and its subsidiaries file a U.S. Federal consolidated income tax return and consolidated and separate income tax returns in numerous states and local tax jurisdictions. The following tax years remain subject to examination as of December 31, 2020:

Jurisdiction	Tax Years
Federal	2016 - 2020
State and Local	2015 - 2020

To the extent there was a failure to file a tax return in a previous year; the statute of limitation will not begin until the return is filed. There were no examinations in process by the Internal Revenue Service as of December 31, 2020. In 2014, the Company was selected for examination by the Internal Revenue Service for the tax periods ending December 31, 2012 and December 31, 2011 that concluded in 2016 with no adjustments.

The Tax Cuts and Jobs Act (the “TCJA”) was enacted on December 22, 2017 and became effective for tax years beginning after December 31, 2017. The TCJA had significant changes to U.S. tax law, lowering U.S. corporate income tax rates, implementing a territorial tax system, imposing a one-time transition tax on deemed repatriated earnings of foreign subsidiaries and modified the taxation of other income and expense items.

The TCJA reduces the U.S. corporate income tax rate from 34% to 21%, effective January 1, 2018. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. As a result of the reduction in the U.S. corporate income tax rate from 34% to 21% under the TCJA, we revalued deferred tax assets, net as of December 31, 2017. The tax impact of revaluation of the deferred tax assets, net was $22,768,303, which was wholly offset by a corresponding reduction in our valuation allowance of $22,768,303 resulting in a no net impact to our income tax expense.

Due to the timing of the new tax law and the substantial changes it brings, the staff of the Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin No. 118 (“SAB 118”), which provides registrants a measurement period to report the impact of the new US tax law. During the measurement period, provisional amounts for the effects of the law are recorded to the extent a reasonable estimate can be made. To the extent that all information necessary is not available, prepared or analyzed, companies may recognize provisional estimated amounts for a period of up to one year following enactment of the TCJA. The Company did not have any changes to provisional estimates.

18. Historical Basic and Diluted Net Loss per Share

A reconciliation of the number of shares used in the calculation of basic and diluted earnings per share for the years ended December 31, 2020 and 2019 are as follows (rounded to thousands):

	Years Ended December 31,
	2020	2019
Basic weighted average number of common shares	4,029	3,746
Potential dilutive effect of stock-based awards	-	-
Diluted weighted average number of common shares	4,029	3,746

F-53

The Company’s Series B Preferred Stock, on an as converted basis of 7,833,334 shares and the following outstanding stock-based awards and warrants were excluded from the computation of the effect of dilutive securities on loss per share for the following periods as they would have been anti-dilutive (rounded to thousands):

	Years Ended December 31,
	2020	2019
Options	849	416
Restricted stock units (RSUs)	238	49
Warrants	1,405	1,420
	2,492	1,885

19. Revolver

On November 13, 2018 the Company, Interpace Diagnostics Corporation, and Interpace Diagnostics, LLC entered into a Loan and Security Agreement (the “SVB Loan Agreement”) with Silicon Valley Bank (“SVB”), which provided for up to $4.0 million of debt financing consisting of a term loan of up to $850,000 and a revolving line of credit based on its outstanding accounts receivable (the “Revolving Line”) of up to $3.75 million. As of December 31, 2020 and December 31, 2019, the balance of the Revolving Line was zero and $3.0 million, respectively

On October 19, 2020, the Company entered into the Second Amendment, which amended the SVB Loan Agreement.

Under the terms of the Second Amendment, Interpace Pharma Solutions (“IPS”) joined the SVB Loan Agreement as a borrower and granted SVB a continuing lien upon and security interest in all of the assets of IPS. Additionally, SVB waived certain existing or potential defaults under the SVB Loan Agreement, including the Company’s failure to meet certain financial covenants (specifically, the adjusted quick ratio requirement) for the months ended July 31, 2020 and August 31, 2020 and the Company’s reporting requirements under the SVB Loan Agreement. SVB agreed to forebear from exercising its rights and remedies in connection with the Company’s reporting requirements until the earlier to occur of (a) the occurrence of any event of default (as defined in the SVB Loan Agreement) other than any arising due to the Company’s reporting requirements which were waived by SVB, or (b) December 31, 2020.

The Second Amendment also modified the SVB Loan Agreement to, among other things, a) exclude compliance by the Company with the adjusted quick ratio covenant requirement for the month of October 2020 as well as any month thereafter prior to the Funding Date of the first Advance (in each case, as defined in the SVB Loan Agreement), if any, b) require delivery of certain insurance policy endorsements which have been provided by the Company, c) increase the maximum aggregate amount utilized for the issuance of the Letter of Credit by SVB in favor of the Company’s landlord for its Pittsburgh, Pennsylvania laboratory facility from $250,000 to $1,000,000, and d) increase the floating annual rate of interest on any principal amount outstanding under the Revolver to the greater of (A) one percent (1.0%) above the Prime Rate (as defined in the SVB Loan Agreement) and (B) four and one-quarter of one percent (4.25%). Prior to the Second Amendment, such interest accrued at a rate equal to one-half of one percent (0.50%) above the Prime Rate.

The Second Amendment provided that any future Credit Extension (as defined in the SVB Loan Agreement) by SVB to the Company will be made in SVB’s sole and absolute discretion. The Company agreed to reimburse SVB for all out-of-pocket reasonable and documented legal fees and expenses incurred in connection with the Second Amendment.

On January 5, 2021, the Company terminated the SVB Loan Agreement in accordance with the terms of the agreement. In connection with the termination, SVB waived its right to any termination fees and released its security interest in the assets of the Company.

F-54

20. Supplemental Cash Flow Information

	For The Years Ended December 31,
	2020	2019
Net cash used in operating activities of discontinued operations	$-	$(30)

Net cash provided by investing activities of discontinued operations	$-	$-

Supplemental Disclosure of Other Cash Flow Information

(in thousands)

Cash paid for taxes	$218	$227
Cash paid for interest	$60	$170

Supplemental Disclosures of Non Cash Activities

(in thousands)

	Years Ended
	December 31,
	2020	2019
Operating
Adoption of ASC 842 - right of use asset	$-	$2,449
Adoption of ASC 842 - operating lease liability	$-	$2,536

Investing
Preferred Stock Deemed Dividend	$3,033	$-
Financing

Accrued financing costs	$31	$342
Accrued preferred dividends	$-	$429

21. Subsequent Events

Nasdaq delisting

On February 16, 2021, the Company received a delisting determination letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Staff has determined to delist the Company’s common stock from Nasdaq due to the Company’s failure to regain compliance with the Nasdaq Capital Market’s minimum $2,500,000 stockholders’ equity requirement for continued listing as set forth in Nasdaq Listing Rule 5550(b) (the “Rule”) and the Company’s failure to timely execute its plan to regain compliance under the Rule.

Nasdaq commenced with delisting the Company’s common stock from the Nasdaq Capital Market and, suspended trading in the Company’s common stock effective at the open of business on February 25, 2021.

On February 24, 2021, the Company was approved to have its common stock quoted on the OTCQX® Best Market tier of the OTC Markets Group Inc. (the “OTCQX”), an electronic quotation service operated by OTC Markets Group Inc. The trading of the Company’s common stock commenced on OTCQX at the open of business on February 25, 2021 under the trading symbol IDXG.

F-55

Secured Promissory Notes

On January 7, 2021, the Company entered into promissory notes with Ampersand, in the amount of $3 million, and 1315 Capital, in the amount of $2 million, respectively (together, the “Notes”) and a related security agreement (the “Security Agreement”).

Ampersand holds 28,000 shares of the Company’s Series B Convertible Preferred Stock, which are convertible from time to time into an aggregate of 4,666,666 shares of our Common Stock, and 1315 Capital holds 19,000 shares of the Company Series B Convertible Preferred Stock, which are convertible from time to time into an aggregate of 3,166,668 shares of our Common Stock. On an as-converted basis, such shares would represent approximately 39.3% and 26.7% of our fully-diluted shares of Common Stock, respectively. In addition, pursuant to the terms of the Series B Convertible Preferred Stock certificate of designation and an amended and restated investor rights agreement among the Company and Ampersand and 1315 Capital, they each have the right to (1) approve certain of our actions, including our borrowing of money and (2) designate two directors to our Board of Directors. As a result, the Company considers the Notes and Security Agreement to be a related party transaction.

The rate of interest on the Notes is equal to eight percent (8.0%) per annum and their maturity date is the earlier of (a) June 30, 2021 and (b) the date on which all amounts become due upon the occurrence of any event of default as defined in the Notes. No interest payments are due on the Notes until their maturity date. All payments on the Notes are pari passu.

In connection with the Security Agreement, the Notes are secured by a first priority lien and security interest on substantially all of the assets of the Company. Additionally, if a change of control of the Company occurs (as defined in the Notes) the Company is required to make a prepayment of the Notes in an amount equal to the unpaid principal amount, all accrued and unpaid interest, and all other amounts payable under the Notes out of the net cash proceeds received by the Company from the consummation of the transactions related to such change of control. The Company may prepay the Notes in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be re-borrowed.

The Notes contain certain negative covenants which prevent the Company from issuing any debt securities pursuant to which the Company issues shares, warrants or any other convertible security in the same transaction or a series of related transactions, except that Company may incur or enter into any capitalized and operating leases in the ordinary course of business consistent with past practice, or borrowed money or funded debt in an amount not to exceed $4.5 million (the “Debt Threshold”) that is subordinated to the Notes on terms acceptable to Ampersand and 1315 Capital; provided, that if the aggregate consolidated revenue recognized by the Company as reported on Form 10-K as filed with the SEC for any fiscal year ending after January 10, 2020 exceeds $45 million dollars, the Debt Threshold for the following fiscal year shall increase to an amount equal to: (x) ten percent (10%); multiplied by (y) the consolidated revenue as reported by the Company on Form 10-K as filed with the SEC for the previous fiscal year.

Revolving line of credit

On January 5, 2021, the Company terminated the SVB Loan Agreement, see Note 19, Revolver, in accordance with the terms of the agreement. In connection with the termination, SVB waived its right to any termination fees and released its security interest in the assets of the Company.

Disposition of New Haven Laboratory

On March 17, 2021 the Company announced that it has entered into a definitive agreement to sell its New Haven, CT CLIA certified, CAP accredited laboratory to DiamiR Biosciences, Corp. (“DiamiR”). Under the agreement, DiamiR will provide overflow lab testing in support of the Company’s molecular thyroid testing products at its main laboratory in Pittsburgh, PA. DiamiR will also support specific Interpace assay development and validation services on behalf of the Company for the next three quarters. Subject to specific terms and conditions of the agreement being met, it is anticipated that the transaction will close by the end of April 2021.

F-56

INTERPACE BIOSCIENCES, INC.

VALUATION AND QUALIFYING ACCOUNTS

YEARS ENDED DECEMBER 31, 2020 AND 2019

($ in thousands)

		Additions
	Balance at	(Reductions)	(1)	Balance at
	Beginning	Charged to	Deductions	end
Description	of Period	Operations	Other	of Period
2019
Allowance for doubtful accounts	$-	-	25	$25
Allowance for doubtful notes	$869	-	-	$869
Tax valuation allowance (2)	$11,031	-	5,996	$17,027

2020
Allowance for doubtful accounts	$25	-	250	$275
Allowance for doubtful notes	$869	-	-	$869
Tax valuation allowance	$17,027	-	6,657	$23,684

(1)	Includes payments and actual write offs, as well as changes in estimates in the reserves.
(2)	Opening balance has been adjusted to reflect the impact of the immaterial revision described in Note 1.

F-57

PRELIMINARY PROSPECTUS

Up to [●] Shares of Common Stock

Issuable Upon the Exercise of Rights to Subscribe for such Shares at $[●] per Share

, 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered. The expenses relating to the registration of the securities registered hereby will be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee		$2,781
Subscription and Information Agent fees and expenses		[●]
Legal fees and expenses		[●]
Printing expenses		[●]
Accounting fees and expenses		[●]
Other fees and expenses		[●]
Total	$	[●]

Item 14. Indemnification of Directors and Officers

Our Certificate of Incorporation, as amended and as may be further amended and in effect from time to time, which we refer to as the Certificate of Incorporation, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for payment of dividends or approval of stock purchases or redemptions that are prohibited by the Delaware General Corporation Law, as amended, which we refer to as the DGCL, or for any transaction from which the director derived an improper personal benefit. Under the DGCL, our directors have a fiduciary duty to us that is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect our directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under our ByLaws, any agreement, a vote of stockholders or otherwise. The Certificate of Incorporation provides that, to the fullest extent permitted by Section 145 of the DGCL, we shall indemnify any person who is or was a director or officer of us, or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against the expenses, liabilities or other matters referred to in or covered by Section 145 of the DGCL. Our ByLaws provide that we will indemnify any person who was or is a party or threatened to be made a party to any proceeding by reason of the fact that such person is or was a director or officer of us or is or was serving at our request as a director, officer or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the DGCL. In addition, we have entered into agreements, or will enter into agreements, with each of our directors and officers under which, among other things, we have agreed to indemnify the director or officer against expenses incurred in any proceeding, including any action by us, in which the director or officer was, is or is threatened to be made a party or a participant by reason of his or her status as a present or former director, officer, employee or agent of us or, at our request, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. We maintain liability insurance for our officers and directors.

II-1

Item 15. Recent Sales of Unregistered Securities

On May 31, 2019, the Company issued 10,000 shares (as adjusted for the reverse stock split) of common stock in consideration of services to be rendered in the extension of a consulting agreement it entered into during the quarter ended June 30, 2019. The issuances were exempt from registration pursuant to the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof.

The offer and sale of shares of common stock to the Standby Purchaser pursuant to the Standby Purchase Agreement will be effectuated in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
3.1+	Conformed version of Certificate of Incorporation of Interpace Biosciences, Inc., as amended by the Certificate of Amendment, effective January 15, 2020, and the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, filed January 17, 2020, incorporated by reference to Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
3.2	Amended and Restated Bylaws of Interpace Biosciences, Inc., incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on November 14, 2019.
4.1	Description of Securities, incorporated by reference to Exhibit 4.1 of the Company’s Annual Report on Form 10-k for the year ended December 31, 2021, filed with the SEC on April 1, 2021.
4.2	Specimen Certificate Representing the Common Stock, incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-3 (File No. 333-227728), filed with the SEC on October 5, 2018.
4.3	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on January 20, 2017.
4.4	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, as amended, filed with the SEC on March 24, 2017.
4.5	Form of Underwriters’ Warrants, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 21, 2017.
4.6	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K, filed with the SEC on June 21, 2017.
4.7	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on October 12, 2017.
4.8	Form of Underwriter Common Stock Purchase Warrant, incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on January 29, 2019.
5.1*	Opinion of Troutman Pepper Hamilton Sanders, LLP.
10.1#	Amended and Restated 2004 Stock Award and Incentive Plan, incorporated by reference to Annex A of the Company’s definitive proxy statement, filed with the SEC on August 14, 2017.
10.2#	Form of Restricted Stock Unit Agreement for Employees, incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 15, 2018.
10.3#	Form of Restricted Stock Unit Agreement for Directors, incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 15, 2018.
10.4#	Form of Non-Qualified Stock Option Agreement, incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 15, 2018.

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10.5#	Form of Incentive Stock Option Agreement, incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 15, 2018.
10.6#	Interpace Diagnostics Group, Inc. 2019 Equity Incentive Plan, incorporated by reference to Exhibit 4.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 14, 2019.
10.7#	Amendment to the Interpace Biosciences, Inc. 2019 Equity Incentive Plan, incorporated by reference to Exhibit 10.8 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on June 26, 2020.
10.8#	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the 2019 Equity Incentive Plan, incorporated by reference to Exhibit 4.3 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 14, 2019.
10.9#	Form of Interpace Biosciences, Inc. 2019 Equity Incentive Plan Restricted Stock Unit And Restricted Stock Unit Agreement, incorporated by reference to Exhibit 10.9 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on June 26, 2020.
10.10#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2019 Equity Incentive Plan, incorporated by reference to Exhibit 4.4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 14, 2019.
10.11#	Interpace Diagnostics Group, Inc. Employee Stock Purchase Plan, incorporated by reference to Exhibit 4.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed with the SEC on November 14, 2019.
10.12#	Incentive Stock Option Agreement between Interpace Diagnostics Group, Inc. and James Early, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on October 20, 2016.
10.13#	Incentive Stock Option Agreement between Interpace Diagnostics Group, Inc. and Jack E. Stover, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on October 20, 2016.
10.14#	Employment Agreement, dated November 23, 2020, between Thomas W. Burnell and Interpace Biosciences, Inc., incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 25, 2020.
10.15#	Separation and Consulting Agreement and General Release, dated November 23, 2020, between Jack E. Stover and Interpace Biosciences, Inc., incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on November 25, 2020.
10.16#	Form of Indemnification Agreement by and between Interpace Diagnostics Group, Inc. and its directors and executive officers, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on August 8, 2016.
10.17#	Form of Indemnification Agreement by and between Interpace Biosciences, Inc. and Indemnitee, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on January 17, 2020.
10.18	License Agreement, dated August 13, 2014, by and between Interpace Diagnostics, LLC and Asuragen, Inc., incorporated by reference to Exhibit 10.31 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 5, 2014.
10.19	CPRIT License Agreement, dated August 13, 2014, by and between Interpace Diagnostics, LLC and Asuragen, Inc., incorporated by reference to Exhibit 10.32 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 5, 2014.
10.20	Supply Agreement, dated August 13, 2014, by and between Interpace Diagnostics, LLC and Asuragen, Inc., incorporated by reference to Exhibit 10.33 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 5, 2014.
10.21	Guaranty, dated August 13, 2014 by the Company in favor of Asuragen, Inc., incorporated by reference to Exhibit 10.34 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 5, 2014.

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10.22	Morris Corporate Center Lease, incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, filed with the SEC on November 5, 2009.
10.23	First Amendment to Lease, dated May 24, 2017, by and between Brookwood MC Investors, LLC, Brookwood MC II, LLC, and the Company, incorporated by reference to Exhibit 10.52 of the Company’s Registration Statement on Form S-1 (333-218140), as amended, filed with the SEC on June 13, 2017.
10.24	Lease, dated June 28, 2015, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to Exhibit 10.42 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.
10.25	Amendment No. 1 to Lease, dated September 18, 2007, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to Exhibit 10.43 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.
10.26	Amendment No. 2 to Lease, dated August 29, 2008, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to Exhibit 10.44 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.
10.27	Amendment No. 3 to Lease, dated April 8, 2009, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to Exhibit 10.45 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.
10.28	Amendment No. 4 to Lease, dated September 16, 2010, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to Exhibit 10.46 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.
10.29	Amendment No. 5 to Lease, dated September 15, 2011, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to Exhibit 10.47 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.
10.30	Amendment No. 6 to Lease, dated March 5, 2014, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to Exhibit 10.48 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.
10.31	Amendment No. 7 to Lease, dated August 29, 2014, by and between WE 2 Church Street South LLC and JS Genetics, LLC, incorporated by reference to Exhibit 10.49 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 5, 2015.
10.32	Amendment No. 8 to Lease, dated December 31, 2019, by and between WE 2 Church Street South LLC and Interpace Diagnostics Lab Inc., incorporated by reference to Exhibit 10.34 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.33	Lease Agreement, dated March 31, 2017, by and between Saddle Lane Realty, LLC and the Company, incorporated by reference to Exhibit 10.53 of the Company’s Registration Statement on Form S-1 (333-218140), as amended on June 13, 2017.
10.34	First Amendment, dated September 26, 2017, by and between Saddle Lane Realty, LLC and Interpace Diagnostics Corporation, incorporated by reference to Exhibit 10.36 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time
10.35	Amendment No. 2 to Lease, dated March 15, 2018, between Saddle Lane Realty, LLC and Interpace Diagnostics Corporation, incorporated by reference to Exhibit 10.45 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 23, 2018.
10.36	Warrant Agency Agreement, dated June 21, 2017, by and between Interpace Diagnostics Group, Inc. and American Stock Transfer & Trust Company, LLC, incorporated by reference to Exhibit 1.2 of the Company’s Current Report on Form 8-K, filed with the SEC on June 21, 2017.
10.37	Office Lease Agreement, dated October 9, 2007, by and between Meadows Office, L.L.C. and Cancer Genetics, Inc., incorporated by reference to Exhibit 10.44 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.

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10.38	First Amendment to Lease, dated October 30, 2017, by and between Meadows Landmark LLC and Cancer Genetics, Inc., incorporated by reference to Exhibit 10.45 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.39	Consent to Assignment, dated July 19, 2019, by and among Meadows Landmark LLC, Cancer Genetics, Inc., and Interpace BioPharma, Inc, incorporated by reference to Exhibit 10.46 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.40	Lease Agreement, dated June 12, 2004, by and between Southport Business Park Limited Partnership and Gentris Corporation, incorporated by reference to Exhibit 10.47 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.41	Letter Amendment, dated October 21, 2004, by and between Southport Business Park Limited Partnership and Gentris Corporation, incorporated by reference to Exhibit 10.48 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.42	Second Amendment to Lease, dated June 17, 2005, by and between Southport Business Park Limited Partnership and Gentris Corporation, incorporated by reference to Exhibit 10.49 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.43	Third Amendment to Lease, dated May 25, 2006, by and between Southport Business Park Limited Partnership and Gentris Corporation, incorporated by reference to Exhibit 10.50 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.44	Fourth Amendment to Lease, dated December 20, 2007, by and between Southport Business Park Limited Partnership and Gentris Corporation, incorporated by reference to Exhibit 10.51 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.45	Fifth Amendment to Lease, dated June 15, 2009, by and between Southport Business Park Limited Partnership and Gentris Corporation, incorporated by reference to Exhibit 10.52 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.46	Sixth Amendment to Lease, dated June 3, 2010, by and between Southport Business Park Limited Partnership and Gentris Corporation, incorporated by reference to Exhibit 10.53 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.47	Seventh Amendment to Lease, dated October 26, 2010, by and between Southport Business Park Limited Partnership and Gentris Corporation, incorporated by reference to Exhibit 10.54 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.48	Eighth Amendment to Lease, dated July 27, 2011, by and between Southport Business Park Limited Partnership and Gentris Corporation, incorporated by reference to Exhibit 10.55 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.49	Ninth Amendment to Lease, dated November 7, 2012, by and between Southport Business Park Limited Partnership and Gentris Corporation, incorporated by reference to Exhibit 10.56 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.50	Tenth Amendment to Lease, dated July 15, 2014, by and among Southport Business Park Limited Partnership, Gentris Corporation, and Gentris, LLC, incorporated by reference to Exhibit 10.57 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.51	Eleventh Amendment to Lease, effective as of June 1, 2020, by and between Southport Business Park Limited Partnership and Interpace Pharma Solutions, Inc., incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on June 9, 2020.

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10.52	Assignment of Lease, dated July 15, 2019, by and between Cancer Genetics, Inc. and Interpace BioPharma, Inc., incorporated by reference to Exhibit 10.58 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.53	Guaranty of Lease, dated July 15, 2019, by and between Interpace Diagnostics Group, Inc. and Southport Business Park Limited Partnership, incorporated by reference to Exhibit 10.59 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on April 22, 2020, as amended from time to time.
10.54	Securities Purchase and Exchange Agreement, dated January 10, 2020, by and among Interpace Biosciences, Inc., 1315 Capital II, L.P. and Ampersand 2018 Limited Partnership, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on January 14, 2020.
10.55	Amended and Restated Investor Rights Agreement, dated as of January 15, 2020, by and among Interpace Biosciences, Inc., 1315 Capital II, L.P. and Ampersand 2018 Limited Partnership, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on January 17, 2020.
10.56	Support Agreement, dated April 2, 2020, by and between 1315 Capital II, L.P. and Interpace Biosciences, Inc., incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed with the SEC on October 19, 2020.
10.57	Lease Termination Notice to Meadows Landmark, LLC for the Company’s laboratory facility at Meadows Office Complex, 201 Route 17 North, Rutherford, New Jersey, effective March 31, 2021, incorporated by reference to Exhibit 10.73 of the Company’s Annual Report on Form 10-k for the year ended December 31, 2021, filed with the SEC on October April 1, 2021.
10.58	Severance agreement and General Release, dated January 31, 2021, by and between the Company and Fred Knechtel, incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on October May 11, 2021.
10.59	Employment agreement entered into May 10, 2021, effective February 1, 2021, between Thomas Freeburg and the Company, incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 11, 2021.
10.60	Asset Purchase Agreement by and among the Company and Diamir Biosciences Corp. dated March 16, 2021, incorporated by reference to Exhibit 2.1 of the Company’s Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 11, 2021.
10.61	Loan and Security Agreement by and between Comerica Bank, Interpace Biosciences, Inc., Interpace Diagnostics Corporation, Interpace Diagnostics, LLC and Interpace Pharma Solutions, Inc., dated October 13, 2021, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on October 19, 2021.
10.62	Subordination Agreement by and between Ampersand 2018 Limited Partnership, 1315 Capital II. L.P., Comerica Bank Interpace Biosciences, Inc., Interpace Diagnostics Corporation, Interpace Diagnostics, LLC and Interpace Pharma Solutions, Inc., dated October 13, 2021, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on October 19, 2021.
10.63	Loan and Security Agreement by and between BroadOak Fund V, L.P., Interpace Biosciences, Inc., Interpace Diagnostics Corporation, Interpace Diagnostics, LLC and Interpace Pharma Solutions, Inc., dated October 29, 2021, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 3, 2021.
10.64	First Amendment to Loan and Security Agreement by and between Comerica Bank, Interpace Biosciences, Inc., Interpace Diagnostics Corporation, Interpace Diagnostics, LLC and Interpace Pharma Solutions, Inc., dated November 1, 2021, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on November 3, 2021.
10.65	Subordination and Intercreditor Agreement by and between Comerica Bank, BroadOak Fund V, L.P., Interpace Biosciences, Inc., Interpace Diagnostics Corporation, Interpace Diagnostics, LLC and Interpace Pharma Solutions, Inc., dated as of November 1, 2021, incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed with the SEC on November 3, 2021.

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10.66*	Standby Purchase Agreement by and among Interpace Biosciences, Inc., 3K Limited Partnership, Peter H. Kamin, Peter H. Kamin Revocable Trust dated February 2003, Peter H. Kamin Childrens Trust dated March 1997 and Peter H. Kamin Family Foundation, dated [●], 2021.
10.67*	Registration Rights Agreement by and between Interpace Biosciences, Inc. and 3K Limited Partnership, dated [●], 2021.
10.68*	Investor Rights Agreement by and between Interpace Biosciences, Inc. and 3K Limited Partnership, dated [●], 2021.
21.1	Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on October April 1, 2021, as amended from time to time.
23.1	Consent of BDO USA, LLP, filed herewith.
23.2*	Consent of Troutman Pepper Hamilton Sanders, LLP (included in Exhibit 5.1)

*	To be filed by amendment.
#	Denotes compensatory plan, compensation arrangement or management contract.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent, no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on December 3, 2021.

INTERPACE BIOSCIENCES, INC.

By:	/s/ Thomas W. Burnell
Thomas W. Burnell
President, Chief Executive Officer and Director (Principal Executive Officer)

We, the undersigned directors and officers of INTERPACE BIOSCIENCES, INC., a Delaware corporation (the “Company”), do hereby constitute and appoint Thomas W. Burnell and Thomas Freeburg, and each and either of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and/or officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with this registration statement, including without limitation any and all amendments (including post-effective amendments) and supplements hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

/s/ Thomas W. Burnell	President, Chief Executive Officer and Director	December 3, 2021
Thomas W. Burnell	(Principal Executive Officer)

/s/ Thomas Freeburg	Chief Financial Officer and Treasurer	December 3, 2021
Thomas Freeburg	(Principal Financial and Accounting Officer)

/s/ Stephen J. Sullivan	Director	December 3, 2021
Stephen J. Sullivan

/s/ Joseph Keegan	Director	December 3, 2021
Joseph Keegan

/s/ Eric Lev	Director	December 3, 2021
Eric Lev

/s/ Robert Gorman	Chairman of the Board of Directors	December 3, 2021
Robert Gorman

/s/ Edward Chan	Director	December 3, 2021
Edward Chan

/s/ Fortunato Ron Rocca	Director	December 3, 2021
Fortunato Ron Rocca